                                                                   Exhibit 10(a)

                                                                  CONFORMED COPY


                                 $2,300,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                February 28, 1995


                                      among


                       National Medical Enterprises, Inc.


                            The Lenders Party Hereto


                    Morgan Guaranty Trust Company of New York
             Bank of America National Trust and Savings Association
                              The Bank of New York
                              Bankers Trust Company

                               as Arranging Agents


                                       and


                    Morgan Guaranty Trust Company of New York

                             as Administrative Agent

                               -------------------

                                  Arranged by:

                           J.P. Morgan Securities Inc.
                               BA Securities, Inc.
                              The Bank of New York
                            BT Securities Corporation

                                 as Co-Arrangers

                               TABLE OF CONTENTS*


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                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS
            SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . .   2
            SECTION 1.02.  Accounting Terms and Determinations . . . . . . .  28
            SECTION 1.03.  Tranches and Types of Borrowings. . . . . . . . .  28


                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01.  Term Commitments. . . . . . . . . . . . . . . . .  28
            SECTION 2.02.  Revolving Credit Commitments. . . . . . . . . . .  29
            SECTION 2.03.  Notice of Syndicated Borrowing. . . . . . . . . .  29
            SECTION 2.04.  Notice to Lenders; Funding of Syndicated
                           Loans . . . . . . . . . . . . . . . . . . . . . .  30
            SECTION 2.05.  Notes . . . . . . . . . . . . . . . . . . . . . .  31
            SECTION 2.06.  Scheduled Amortization and Mandatory
                           Prepayments of Term Loans . . . . . . . . . . . .  32
            SECTION 2.07.  Maturity and Mandatory Prepayments of
                           Revolving Credit Loans. . . . . . . . . . . . . .  35
            SECTION 2.08.  Optional Prepayments. . . . . . . . . . . . . . .  36
            SECTION 2.09.  Notice of Syndicated Prepayment . . . . . . . . .  36
            SECTION 2.10.  Interest Rates. . . . . . . . . . . . . . . . . .  37
            SECTION 2.11.  Method of Electing Interest Rates . . . . . . . .  38
            SECTION 2.12.  Commitment Fees . . . . . . . . . . . . . . . . .  40
            SECTION 2.13.  Termination or Reduction of Commitments . . . . .  40
            SECTION 2.14.  Letters of Credit . . . . . . . . . . . . . . . .  41
            SECTION 2.15.  General Provisions as to Payments . . . . . . . .  49
            SECTION 2.16.  Funding Losses. . . . . . . . . . . . . . . . . .  50


- ---------------------------
                 * The Table of Contents is not a part of this Agreement.

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                                                                            Page
                                                                            ----

            SECTION 2.17.  Computation of Interest and Fees. . . . . . . . .  50
            SECTION 2.18.  Swingline Loans.. . . . . . . . . . . . . . . . .  51

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.01.  Closing . . . . . . . . . . . . . . . . . . . . .  53
            SECTION 3.02.  Release of NME's Existing Security
                           Interests and NME Hospitals' Existing
                           Guarantees. . . . . . . . . . . . . . . . . . . .  58
            SECTION 3.03.  Borrowings. . . . . . . . . . . . . . . . . . . .  59


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


            SECTION 4.01.  Corporate Existence and Power . . . . . . . . . .  60
            SECTION 4.02.  Corporate and Governmental
                           Authorization; No Contravention . . . . . . . . .  60
            SECTION 4.03.  Binding Effect. . . . . . . . . . . . . . . . . .  60
            SECTION 4.04.  Priority of Security Interests. . . . . . . . . .  60
            SECTION 4.05.  Financial Information . . . . . . . . . . . . . .  61
            SECTION 4.06.  Litigation. . . . . . . . . . . . . . . . . . . .  62
            SECTION 4.07.  Compliance with ERISA . . . . . . . . . . . . . .  63
            SECTION 4.08.  Compliance with Laws. . . . . . . . . . . . . . .  63
            SECTION 4.09.  Environmental Matters . . . . . . . . . . . . . .  63
            SECTION 4.10.  Taxes . . . . . . . . . . . . . . . . . . . . . .  64
            SECTION 4.11.  Subsidiaries. . . . . . . . . . . . . . . . . . .  64
            SECTION 4.12.  Not an Investment Company . . . . . . . . . . . .  65
            SECTION 4.13.  Full Disclosure . . . . . . . . . . . . . . . . .  65
            SECTION 4.14.  Certain Documents . . . . . . . . . . . . . . . .  65
            SECTION 4.15.  Legality of Acquisition; Representations
                           in Merger Agreement Correct . . . . . . . . . . .  65
            SECTION 4.16.  No Stock Payments.. . . . . . . . . . . . . . . .  66
            SECTION 4.17.  Hospital Sales. . . . . . . . . . . . . . . . . .  66

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                                                                            Page
                                                                            ----
                                    ARTICLE V

                                    COVENANTS

            SECTION 5.01.  Information . . . . . . . . . . . . . . . . . . .  66
            SECTION 5.02.  Payment of Obligations. . . . . . . . . . . . . .  71
            SECTION 5.03.  Maintenance of Property; Insurance. . . . . . . .  71
            SECTION 5.04.  Conduct of Business, Maintenance of
                           Existence and Limitation on Mergers and
                           Sales of Assets . . . . . . . . . . . . . . . . .  71
            SECTION 5.05.  Compliance with Laws. . . . . . . . . . . . . . .  73
            SECTION 5.06.  Inspection of Property, Books and
                           Records . . . . . . . . . . . . . . . . . . . . .  73
            SECTION 5.07.  Fixed Charge Ratio. . . . . . . . . . . . . . . .  73
            SECTION 5.08.  Debt Ratio. . . . . . . . . . . . . . . . . . . .  74
            SECTION 5.09.  Adjusted Consolidated Net Worth . . . . . . . . .  74
            SECTION 5.10.  Limitations on Debt . . . . . . . . . . . . . . .  74
            SECTION 5.11.  Capital Expenditures. . . . . . . . . . . . . . .  76
            SECTION 5.12.  Restricted Payments . . . . . . . . . . . . . . .  76
            SECTION 5.13.  Investments . . . . . . . . . . . . . . . . . . .  76
            SECTION 5.14.  Negative Pledge . . . . . . . . . . . . . . . . .  77
            SECTION 5.15.  Leases. . . . . . . . . . . . . . . . . . . . . .  79
            SECTION 5.16.  Asset Sales . . . . . . . . . . . . . . . . . . .  80
            SECTION 5.17.  Hospital Swaps. . . . . . . . . . . . . . . . . .  81
            SECTION 5.18.  Restrictions on Other Agreements. . . . . . . . .  81
            SECTION 5.19.  No Change of Accounting Practices.  . . . . . . .  82
            SECTION 5.20.  No Sales of Receivables . . . . . . . . . . . . .  82
            SECTION 5.21.  Use of Proceeds . . . . . . . . . . . . . . . . .  82
            SECTION 5.22.  Restriction on Prepaying or Extending
                           Other Debt. . . . . . . . . . . . . . . . . . . .  83
            SECTION 5.23.  Limitation on Activities. . . . . . . . . . . . .  83
            SECTION 5.24.  Senior Status . . . . . . . . . . . . . . . . . .  84
            SECTION 5.25.  Loans to AMI. . . . . . . . . . . . . . . . . . .  84


                                   ARTICLE VI

                                    DEFAULTS
            SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . .  84
            SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . .  88
            SECTION 6.03.  Cash Cover. . . . . . . . . . . . . . . . . . . .  88

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                                                                            Page
                                                                            ----

                                   ARTICLE VII

                                   THE AGENTS


            SECTION 7.01.  Appointment and Authorization . . . . . . . . . .  88
            SECTION 7.02.  Agents and Affiliates . . . . . . . . . . . . . .  89
            SECTION 7.03.  Action by any Administrative Agent. . . . . . . .  89
            SECTION 7.04.  Consultation with Experts . . . . . . . . . . . .  89
            SECTION 7.05.  Liability of the Agents . . . . . . . . . . . . .  89
            SECTION 7.06.  Indemnification . . . . . . . . . . . . . . . . .  90
            SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . . . .  90
            SECTION 7.08.  Successor Administrative Agent. . . . . . . . . .  90
            SECTION 7.09.  Agents' Fees. . . . . . . . . . . . . . . . . . .  91
            SECTION 7.10.  Arranging Agents. . . . . . . . . . . . . . . . .  91
            SECTION 7.11.  Security Agreement. . . . . . . . . . . . . . . .  91



                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


            SECTION 8.01.  Basis for Determining Interest Rate
                           Inadequate or Unfair. . . . . . . . . . . . . . .  91
            SECTION 8.02.  Illegality. . . . . . . . . . . . . . . . . . . .  92
            SECTION 8.03.  Increased Cost and Reduced Return . . . . . . . .  93
            SECTION 8.04.  Taxes . . . . . . . . . . . . . . . . . . . . . .  95
            SECTION 8.05.  Base Rate Loans Substituted for Affected
                           Euro-Dollar Loans . . . . . . . . . . . . . . . .  97


                                   ARTICLE IX

                                  MISCELLANEOUS


            SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . .  98
            SECTION 9.02.  No Waivers. . . . . . . . . . . . . . . . . . . .  98
            SECTION 9.03.  Expenses; Indemnification . . . . . . . . . . . .  99
            SECTION 9.04.  Sharing of Set-Offs . . . . . . . . . . . . . . .  99
            SECTION 9.05.  Amendments and Waivers. . . . . . . . . . . . . . 100
            SECTION 9.06.  Successors and Assigns. . . . . . . . . . . . . . 102

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                                                                            Page
                                                                            ----

            SECTION 9.07.  No Reliance on Margin Stock as
                           Collateral. . . . . . . . . . . . . . . . . . . . 104
            SECTION 9.08.  Confidentiality . . . . . . . . . . . . . . . . . 104
            SECTION 9.09.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . 105
            SECTION 9.10.  GOVERNING LAW; SUBMISSION TO
                           JURISDICTION. . . . . . . . . . . . . . . . . . . 105
            SECTION 9.11.  Counterparts; Integration;
                           Effectiveness . . . . . . . . . . . . . . . . . . 105

Commitment Schedule

Pricing Schedule

Schedule 4.06 - Pending Litigation

Schedule 4.07 - Erisa Exceptions

Exhibit A-1 -   Term Note

Exhibit A-2 -   Revolving Credit Note

Exhibit A-3 -   Swingline Note

Exhibit B -     Security Agreement

Exhibit C -     Senior Officer's Closing Certificate

Exhibit D-1 -   Opinion of Gibson, Dunn & Crutcher, Special Counsel for the
                Borrower

Exhibit D-2 -   Opinion of Skadden, Arps, Slate, Meagher & Flom, Special Counsel
                for the Borrower

Exhibit D-3 -   Opinion of Maples & Calder, Special Counsel for NME Cayman

Exhibit E -     Opinion of Scott Brown, General Counsel for the Borrower

Exhibit F -     Opinion of Internal Counsel for AM Holdings

Exhibit G -     Opinion of Special Counsel for the Administrative Agent

Exhibit H -     Assignment and Assumption Agreement

Exhibit I -     List of Existing Letters of Credit

                                CREDIT AGREEMENT



          AGREEMENT dated as of February 28, 1995 among NATIONAL MEDICAL ENTERPRISES, INC., the LENDERS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE BANK OF NEW YORK and BANKERS TRUST COMPANY, as Arranging Agents, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

          WHEREAS, terms used in these recitals have the meanings assigned to them in Section 1.01 hereof;

          WHEREAS, the Borrower has agreed to acquire AM Holdings and its Subsidiaries pursuant to the Merger Agreement;

          WHEREAS, concurrently with the Merger or within 60 days thereafter, the Borrower desires to purchase, redeem or otherwise refinance up to $626,000,000 of its own outstanding Debt and up to $1,091,000,000 of the outstanding Debt of AMI, a wholly-owned subsidiary of AM Holdings;

          WHEREAS, the Borrower desires to borrow Term Loans in the aggregate amount of $1,800,000,000 to enable it to (i) purchase, redeem or otherwise refinance such outstanding Debt of the Borrower and AMI, (ii) obtain a portion of the cash to be paid for the shares of AM Holdings as provided in the Merger Agreement and (iii) pay transaction costs incurred in connection with the foregoing transactions;

          WHEREAS, the Borrower desires to have available to it a revolving credit facility in the aggregate amount of $500,000,000 pursuant to which it may
(i) borrow to finance the Acquisition, (ii) borrow to meet the working capital needs of the Borrower and its Subsidiaries after the Acquisition is consummated and (iii) obtain Letters of Credit to replace certain letters of credit now outstanding and to meet the needs of the Borrower and its Subsidiaries for further letters of credit in the ordinary course of business after the Acquisition is consummated;

          WHEREAS, this Agreement is intended by the Borrower to replace NME's Existing Credit Agreement, which in turn was intended by the Borrower to replace the credit agreement described therein as the "Existing Credit Agreement"; and

          WHEREAS, the obligations of the Borrower under this Agreement are to be secured under the Security Agreement equally and ratably with its obligations under the Advance Account Agreement, the Overdraft Facility Agreement and the Metrocrest Reimbursement Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Acquisition" means the acquisition of AM Holdings by the Borrower as described in the Merger Agreement.

          "Additional Letter of Credit" means any letter of credit issued hereunder by an LC Issuing Bank on or after the Closing Date.

          "Adjusted Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries minus the amount (if any) by which their Consolidated Intangible Assets exceed $2,650,000,000, all determined as of such date. "Consolidated Intangible Assets" means, at any date, the sum of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 30, 1994 in the book value of any asset and
(ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets, all determined as of such date with respect to the Borrower and its Consolidated Subsidiaries.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.10(b).

          "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

          "Advance Account Agreement" means the Advance Account Agreement dated as of December 16, 1993 between the Borrower and Bank of America N.T. & S.A., as amended from time to time.

          "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person") or (ii) any Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person by voting securities, by contract or otherwise.

          "Agents" means the Arranging Agents, the Collateral Agent and the Administrative Agent, and "Agent" means any one of them.

          "AM Holdings" means American Medical Holdings, Inc., a Delaware corporation, and its successors.

          "AM Holdings' Latest Form 10-Q" means AM Holdings' quarterly report on Form 10-Q for the quarter ended November 30, 1994, as filed with the SEC pursuant to the Exchange Act.

          "AMI" means American Medical International, Inc., a Delaware corporation, and its successors.

          "AMI Post-1991 Debt Securities" means AMI's 11% Senior Notes due 2000, 9 1/2% Senior Subordinated Notes due 2006, 13 1/2% Senior Subordinated Notes due 2001, 15% Junior Subordinated Debentures due 2005 and outstanding at November 30, 1994, in the aggregate face amount of approximately $568,700,000.

          "AMI Redemptions" means the redemption by AMI of all of its 11 1/4% Sinking Funds Debentures due 2015 and its 9 1/2% Convertible Subordinated Debentures due 2001, as described under the heading "The Merger and Financing -- Related Transactions" in the Prospectus.

          "AMI Tender Offers" means tender offers and consent solicitations to purchase for cash any and all of the AMI Post-1991 Debt Securities, 6 1/2% Dual Currency Notes due 1997 and 5% Swiss Franc Bonds due 1996 as described under the heading "The Merger and Financing -- Related Transactions" in the Prospectus.

          "AMI's Existing Credit Agreement" means the Credit and Guaranty Agreement dated as of August 18, 1993 among AMI and AM Holdings, the lenders referred to therein, Chemical Bank as Administrative Agent, The Bank of Nova Scotia as Co-Administrative Agent, and The Long Term Credit Bank of Japan, Ltd., as Co-Administrative Agent, as in effect immediately before the Closing Date.

          "AMI's Existing Security Agreements" means the Holding Security Agreement, the Collateral Trust Security Agreement, the Borrower Pledge and Security Agreement and the Finco Guaranty and Security Agreement, as each of such terms is defined in AMI's Existing Credit Agreement.

          "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Arranging Agents" means Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, in their respective capacities as Arranging Agents for the Lenders hereunder, and their respective successors in such capacities, and "Arranging Agent" means any one of them.

          "Asset Sale" means any Disposition of any asset by the Borrower or any Included Subsidiary, except:

          (i) any Disposition of an asset to the Borrower or an Included Subsidiary;

          (ii)  any Disposition of an asset resulting from a Casualty Event;

          (iii) any Disposition in the ordinary course of business of any asset other than an Equity Interest in another Person;

          (iv)  any Disposition that constitutes a Hospital Sale or Hospital
     Swap;

          (v)  any Disposition of a Designated Investment; or

          (vi) any dissolution, liquidation or winding-up of a Person in which the Borrower or any Included Subsidiary has an Equity Interest.

The term "Asset Sale" shall also include any merger or consolidation which the Borrower elects to treat as an Asset Sale pursuant to Section 5.04(d).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.18(g) or Article VIII,
(ii) a Swingline Loan or (iii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means National Medical Enterprises, Inc., a Nevada corporation, and its successors.

          "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for its Fiscal Quarter ended November 30, 1994, as filed with the SEC pursuant to the Exchange Act.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Casualty Event" means (i) any destruction of or damage to property through one or more related events for which any of the Combined Companies may be entitled to receive insurance proceeds or restitution payments or (ii) any condemnation of property, or any transfer or other disposition of property in lieu of condemnation, for which any of the Combined Companies may be entitled to receive a condemnation award or other compensation.

          "Casualty Proceeds" means, with respect to any Casualty Event, all insurance proceeds (except proceeds of business interruption insurance), restitution payments, condemnation awards and other compensation received by the Borrower or any Included Subsidiary in respect thereof.

          "Closing Date" means the date on or after the Effective Date on which the Merger is consummated and all the other conditions set forth in Section 3.01 have been satisfied (or waived in accordance with Section 9.05).

          "Collateral" has the meaning set forth in
Section 1 of the Security Agreement.

          "Collateral Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent under the Security Agreement, and its successors in such capacity.

          "Combined Basis", when used with respect to determining any amount, means that such amount is to be determined by combining (i) the relevant amount determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis and (ii) the relevant amount determined with respect to AM Holdings and its Consolidated Subsidiaries on a consolidated basis.

          "Combined Companies" means the Borrower and its Consolidated Subsidiaries and AM Holdings and its Consolidated Subsidiaries. Unless the context otherwise requires, whenever an amount is to be determined hereunder with respect to the Combined Companies, such amount shall be determined (i) as of any time or for any period before the Merger is consummated, on a Combined Basis and (ii) as of any time or for any period after the Merger is consummated, for the Borrower and its Consolidated Subsidiaries on a consolidated basis.

          "Commitment" means a Term Commitment, a Revolving Credit Commitment or the Swingline Commitment and "Commitments" means all or any combination of them.

          "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

          "Commitment Schedule" means the Commitment Schedule attached hereto.

          "Consolidated Capital Expenditures" means, for any period, the gross amount of all additions to property, plant and equipment of the Borrower and its Consolidated Subsidiaries for such period; PROVIDED that

          (i) for any portion of such period before the Closing Date, "Consolidated Capital Expenditures" shall be determined on a Combined Basis,

         (ii) Consolidated Capital Expenditures shall not include any Hospital Purchase to the extent that Unexpended Proceeds of Hospital Sales and Casualty Events are applied (or deemed to be applied) to pay for such Hospital Purchase pursuant to subsection (b) or (g) of Section 2.06,

        (iii) Consolidated Capital Expenditures shall not include amounts spent to restore, repair or replace property affected by a Casualty Event, up to the amount of Casualty Proceeds received with respect to such Casualty Event, and

         (iv) subject to clause (ii), if the Borrower acquires a going concern business after the Closing Date, "Consolidated Capital Expenditures" shall include (x) the book value of the property, plant and equipment of such business immediately before such acquisition and (y) the amount (if any) by which such property, plant and equipment are written up in connection with such acquisition, PROVIDED that this clause (iv) shall not apply to the Acquisition.

          "Consolidated EBITDA" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated net income, the sum of (A) interest expense, (B) income taxes and (C) depreciation, amortization and other similar non-cash charges; PROVIDED that (x) for any portion of such period before the Closing Date, Consolidated EBITDA shall be determined on a Combined Basis and (y) Consolidated EBITDA shall be calculated so as to exclude the effect of (1) any gain or loss that is classified as extraordinary in accordance with GAAP and (2) any gain or loss from any Asset Sale, Hospital Sale, Hospital Swap or Disposition of a Designated Investment.

          "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period; PROVIDED that, if such period begins before the Closing Date and ends after the Closing Date, Consolidated Interest Expense for such period will be calculated by annualizing the consolidated interest expense of the Borrower and its Consolidated Subsidiaries for the portion of such period which is on and after the Closing Date (i.e., by multiplying such consolidated interest expense by a fraction of which the numerator is 365 days and the denominator is the number of days in such period on and after the Closing Date).

          "Consolidated Plant, Property and Equipment" means, at any time, the consolidated plant, property and equipment shown on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent Fiscal Year ended prior to such time; PROVIDED that, if such Fiscal Year ended before the Closing Date, such consolidated plant, property and equipment shall be determined on a Combined Basis.

          "Consolidated Rental Expense" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period; PROVIDED that, for any portion of such period before the Closing Date, "Consolidated Rental Expense" shall be determined on a Combined Basis.

          "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

          "Continuing Director" means (i) any individual who is a director of the Borrower on the date of this Agreement and (ii) any individual who becomes a director of the Borrower after the date of this Agreement and is elected or nominated for election as a director of the Borrower by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and deferred compensation payable to members of management of such Person, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP and (v) all

Guarantees by such Person of obligations of other Persons of the types described in the foregoing clauses (i) through (iv), inclusive (any such Guarantee to be included in any calculation of the amount of such Person's Debt at an amount equal to the principal amount guaranteed thereby). If such Person Guarantees Debt of another Person by causing a letter of credit to be issued in support thereof, the "Debt" of such Person includes (without duplication) such Person's obligations to reimburse the issuing bank for drawings in respect of principal under such letter of credit.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated International Subsidiaries" means (i) International-NME, Inc., a California corporation, and its successors and (ii) NME (Australia) Pty. Limited, an Australian corporation, and its successors.

          "Designated Investment" means (i) any Investment beneficially owned by the Borrower or any Subsidiary in Hillhaven, Westminster or any Designated International Subsidiary or (ii) any Investment acquired by the Borrower or any Subsidiary upon any Disposition of a Designated Investment.

          "Disposition" means, with respect to any asset, any sale, transfer, disposition, exchange, liquidation or other comparable transaction resulting in a realization of all or part of the value of such asset.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close; PROVIDED that, when used in Section 2.14 with respect to any action to be taken by or with respect to any LC Issuing Bank, the term "Domestic Business Day" shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the LC Office of such LC Issuing Bank is located.

          "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.11.

          "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a partnership, any partnership interest (whether general or limited), (iii) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(iv) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii) and (iii), other than a right to convert a debt security into, or exchange a debt security for, any such Equity Interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, its Included Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Included Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Syndicated Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.10(b) on the basis of an Adjusted London Interbank Offered Rate.

          "Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.10(b).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excess Casualty Proceeds" has the meaning set forth in Section
2.06(g).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Subsidiaries" means (i) the Designated International Subsidiaries and their respective Subsidiaries, (ii) NME Psychiatric and its Subsidiaries, other than its Subsidiaries owning on-campus psychiatric facilities to be retained, and (iii) any Immaterial Subsidiaries.

          "Existing Letters of Credit" means the letters of credit issued before the Closing Date pursuant to AMI's Existing Credit Agreement and listed in
Exhibit I hereto.

          "Extension of Credit" means the making of a Loan or the issuance or extension of a Letter of Credit.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

          "Final Maturity Date" means August 31, 2001 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Financial Obligations" of any Person means at any date, without duplication:

          (i) all Debt of such Person,

         (ii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument or to make any payment pursuant to a Hedging Obligation,

        (iii) all Debt that is secured by a Lien on any asset of such Person but is not otherwise an obligation of such Person, PROVIDED that the amount of any Financial Obligation described in this clause (iii) shall be deemed to be equal to the lesser of the amount of the relevant Debt or the book value of the asset or assets of such Person securing such Debt, and

         (iv) all Guarantees by such Person of Financial Obligations of other Persons of the types described in clauses (i) and (ii) of this definition.

          "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Security Agreement, and "Financing Document" means any one of them.

          "Finco" means American Medical Finance Company, a Delaware corporation, and its successors.

          "First Tier Subsidiary" means any Subsidiary in which any Equity Interest is held directly by the Borrower.

          "Fiscal Quarter" means a fiscal quarter of the Borrower.

          "Fiscal Year" means a fiscal year of the Borrower.

          "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Borrower's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries theretofore delivered to the Lenders.

          "Group of Loans" means at any time a group of Syndicated Loans of the same Tranche consisting of (i) all Loans of such Tranche which are Base Rate Loans at such time or (ii) all Loans of such Tranche which are Euro-Dollar Loans having the same Interest Period at such time; PROVIDED that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to
Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other payment obligation of any other Person, including without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other payment obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other payment obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "HealthSouth" means HealthSouth Rehabilitation Corporation, a Delaware corporation, and its successors.

          "Hedging Obligation" means, with respect to any Person, any obligation of such Person under (i) any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, (ii) any foreign exchange contract or currency swap agreement or (iii) any other agreement or arrangement of a type designed to protect a Person against fluctuations in interest rates or currency exchange rates.

          "Hillhaven" means The Hillhaven Corporation, a Nevada corporation, and its successors.

          "Hospital" means a hospital, outpatient clinic, long-term care facility, Medical Office Building or other comparable facility that is used or useful in providing healthcare services.

          "Hospital Assets" means one or more Hospitals and/or Equity Interests in a Person that owns one or more Hospitals. The term "Hospital Assets" shall also include, with respect to each Hospital, any Related Business that is purchased or sold together with such Hospital and/or Equity Interests in a Person that owns such Hospital, but not any Related Business that is purchased or sold separately.

          "Hospital Purchase" means any purchase or other acquisition of Hospital Assets by the Borrower or an Included Subsidiary from any Person other than the Borrower and its Affiliates.

          "Hospital Sale" means any sale or other disposition of Hospital Assets by the Borrower or any Included Subsidiary after the Closing Date to any Person other than the Borrower or a Wholly-Owned Included Subsidiary.

          "Hospital Swap" means an exchange of one or more Hospital Assets owned by the Borrower or any Included Subsidiary for one or more Hospital Assets owned by one or more Persons other than the Borrower and its Affiliates. If a transaction involves both such an exchange of Hospital Assets and payment of other consideration, such transaction shall be deemed to be a Hospital Swap only to the extent that it involves such an exchange of Hospital Assets.

          "Immaterial Subsidiary" mean (i) a Subsidiary that is not actively engaged in business and has assets of less than $5,000,000 and liabilities of less than $5,000,000, (ii) a Subsidiary that is actively engaged in business and has assets of less than $1,000,000 and liabilities of less than $1,000,000 or
(iii) Assured Investors Life Company, until the date on which the California Department of Insurance approves the pledge by the Borrower to the Collateral Agent under the Security Agreement of all of the capital stock thereof.

          "Included Subsidiary" means any Subsidiary that is not an Excluded Subsidiary.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

          (c) in the case of Revolving Credit Euro-Dollar Loans, any Interest Period which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date; and

          (d) in the case of Term Euro-Dollar Loans, if any Interest Period includes a date on which a payment of principal of the Term Loans is required to be made pursuant to Section 2.06(a) but does not end on such date, then (i) the principal amount (if any) of each Term Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Term Euro-Dollar Loan shall have an Interest Period determined as set forth above.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "International Non-Recourse Debt" means Debt of a Designated International Subsidiary as to which (i) neither the Borrower nor any Included Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) is the lender; and (ii) no default in respect thereof (including any right that the holders thereof may have to take enforcement action against an Excluded Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Borrower or any Included Subsidiary (except any such Debt outstanding as of the close of business on the Closing Date as permitted by subsection (d) or (e) of
Section 5.10) to declare a default on such other Debt or cause it to become payable prior to its stated maturity.

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including an Affiliate) in the form of direct or indirect loans, Guarantees of Debt or other payment obligations, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Borrower shall not be deemed to be an Investment to the extent that the consideration given by it for such acquisition consists of its own common stock.

          "Investment Grade Rating" means a rating of senior long-term unsecured debt securities of the Borrower as (i) BBB- or higher by S&P or (ii) Baa3 or higher by Moody's.

          "LC Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

          "LC Indemnitees" has the meaning set forth in Section 2.14(n).

          "LC Issuing Bank" means Morgan Guaranty Trust Company of New York, each Lender listed in Exhibit I hereto as the issuer of an Existing Letter of Credit and any other

Lender which the Borrower shall have designated as an "LC Issuing Bank" by notice to the Administrative Agent with the consent of the Arranging Agents (which consent shall not be unreasonably withheld), each in its capacity as an LC Issuing Bank under the letter of credit facility described in Section 2.14.

          "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

          "Lenders" means the Term Lenders, the Revolving Credit Lenders and the Swingline Bank.

          "Letter of Credit" means any Existing Letter of Credit or Additional Letter of Credit.

          "Letter of Credit Liabilities" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus
(ii) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For purposes of this Agreement, the Borrower or any Included Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Term Loan, a Revolving Credit Loan or a Swingline Loan and "Loans" means all or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.10(b).

          "Material Adverse Effect" means (i) a material adverse effect on the business, operations, properties, financial condition or prospects of the Combined Companies, considered as a whole, (ii) an adverse effect on the validity, perfection or priority of any Lien created or purported to be created by the Security Agreement or (iii) an adverse effect on the validity or enforceability of any material provision of any Financing Document.

          "Material Commitments" means one or more commitments or other contractual agreements (except the Commitments) of one or more Persons to make loans or advances or otherwise extend credit to the Borrower and/or one or more Included Subsidiaries, arising in one or more related transactions, in an aggregate amount exceeding $25,000,000.

          "Material Financial Obligations" means non-contingent Financial Obligations (other than the Notes and the Letter of Credit Liabilities) of the Borrower and/or one or more Included Subsidiaries, arising in one or more related transactions, in an aggregate principal or face amount exceeding $25,000,000; PROVIDED that, for purposes of this definition and clauses (g) and
(h) of Section 6.01, (i) contingent obligations of the Borrower or any Included Subsidiary to reimburse a bank or other Person for amounts not yet drawn under a letter of credit or similar instrument shall be deemed to be non-contingent (and to have been accelerated) if they are required to be prepaid or cash collateralized as a result of a default under the relevant reimbursement agreement and (ii) contingent obligations of the Borrower or any Included Subsidiary under any Hedging Obligation shall be deemed to be non-contingent (and to have been accelerated) if such Hedging Obligation is terminated by reason of a default by the Borrower or any Included Subsidiary.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

          "Medical Office Building" means any facility which is used or useful in providing healthcare services primarily because the offices of doctors are located therein.

          "Medical Office Sale-Leaseback Transaction" means any Sale-Leaseback Transaction with respect to one or more Medical Office Buildings.

          "Merger" means the merger of AM Holdings into AMH Acquisition Co. as provided in the Merger Agreement.

          "Merger Agreement" means the Merger Agreement dated as of October 10, 1994 among the Borrower, AM Holdings and AMH Acquisition Co., a wholly-owned Subsidiary of the Borrower.

          "Metrocrest Bank" means each bank that is a party to the Metrocrest Reimbursement Agreement from time to time.

          "Metrocrest Bonds" means the bonds issued by the Metrocrest Hospital Authority to finance facilities leased and operated by NME Hospitals Dallas, Inc., a Delaware corporation.

          "Metrocrest Issuing Bank" means The Bank of New York, in its capacity as Issuing Bank and Agent under the Metrocrest Reimbursement Agreement, and its successors in such capacity.

          "Metrocrest Reimbursement Agreement" means the Letter of Credit and Reimbursement Agreement dated as of November 1, 1994 among the Borrower, the banks party thereto, and The Bank of New York, as Issuing Bank and Agent thereunder, as amended from time to time.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Cash Proceeds" means, with respect to (i) any Hospital Sale, (ii) any Disposition of a Designated Investment, (iii) any Asset Sale, (iv) any Medical Office Sale-Leaseback Transaction or (v) any sale of Equity Interests (each of the foregoing being a "Sale"), the cash proceeds received by the Borrower or any Included Subsidiary in respect of such Sale (including, without limitation, cash received pursuant to, or upon any sale or other disposition of, any instrument evidencing an obligation of the purchaser to make payments to the Borrower or such Subsidiary), minus

          (w) any expenses reasonably incurred by the Borrower or such Subsidiary in respect of such Sale,

          (x) any taxes paid or payable by the Borrower or such Subsidiary in respect of such Sale,

          (y) the principal amount of any Debt which is secured by a Lien on any of the assets sold in such Sale and repaid upon consummation of such Sale and

          (z) in the case of any Disposition of any Investment in Hillhaven, the portion (if any) of such cash proceeds that the Borrower is obligated to pay to

     Horizon Healthcare under arrangements publicly disclosed prior to the date hereof;

PROVIDED that the amounts referred to in (w) and (x) shall be determined on the basis of a certificate prepared in good faith by a Senior Officer of the Borrower.

          "NME Cayman" means N.M.E. International (Cayman) Limited, a Cayman Islands company, and its successors.

          "NME Hospitals" means NME Hospitals, Inc., a Delaware corporation, and its successors.

          "NME Non-Recourse Debt" means Debt of the Borrower or any Included Subsidiary incurred to finance Capital Expenditures permitted by Section 5.11; PROVIDED that the lender or other obligee of such Debt has no recourse (except for breach of representations, warranties and/or covenants customary in asset-based financing) to assets of the Borrower or any Subsidiary other than the assets financed by such Capital Expenditures and cash flows attributable thereto.

          "NME Properties Corp." means NME Properties Corp., a Tennessee corporation, and its successors.

          "NME Properties, Inc." means NME Properties, Inc., a Delaware corporation, and its successors.

          "NME Tender Offers" means tender offers by NME to purchase for cash any and all of an aggregate of approximately $169,500,000 principal amount of NME's outstanding Medium Term Notes, with maturities ranging from 1996 to 1998, as described under the heading "The Merger and Financing -- Related Transactions" in the Prospectus.

          "NME's Existing Credit Agreement" means the $464,700,000 Credit Agreement dated as of April 13, 1994 among the Borrower, as Borrower and Account Party, Bank of America National Trust and Savings Association, The Bank of New York, Bankers Trust Company and Morgan Guaranty Trust Company of New York as Banks, and Morgan Guaranty Trust Company of New York, as the Issuing Bank and Administrative Agent, as in effect immediately before the Closing Date.

          "NME's Existing Security Agreement" means the Security Agreement dated as of April 13, 1994 between NME and Morgan Guaranty Trust Company of New York, as Agent, under which the outstanding common stock of NME Hospitals is pledged to secure NME's obligations under NME's Existing Credit Agreement and the Metrocrest Reimbursement Agreement.

          "NME Psychiatric" means NME Psychiatric Properties, Inc., a Delaware corporation, and its successors.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1, A-2 or A-3 hereto, issued hereunder to evidence the obligation of the Borrower to repay the Term Loans, the Revolving Credit Loans and the Swingline Loans, respectively, and "Note" means any one of such promissory notes.

          "Notice of Borrowing" means a Notice of Syndicated Borrowing (as defined in Section 2.03) or a Notice of Swingline Borrowing (as defined in
Section 2.18(b)).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.11.

          "Outstanding Revolving Credit Amounts" means, with respect to any Revolving Credit Lender at any time, (i) the outstanding principal amount of each of its Revolving Credit Loans, (ii) its Revolving Credit Percentage of each of the outstanding Letter of Credit Liabilities and (iii) each outstanding participation in Swingline Loans (if any) held by it pursuant to Section 2.18(g), all determined at such time after giving effect to any prior assignments by or to such Revolving Credit Lender pursuant to Section 9.06(c).

          "Overdraft Facility Agreement" means the Financing Facility Agreement dated as of December 16, 1992 between the Borrower and Bank of America N.T. & S.A., as amended by the First Amendment thereto dated as of September 27, 1993 and further amended from time to time after the date hereof.

          "Parent" means, with respect to any Lender, any Person controlling such Lender.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Investment Plan" means the 1989 Performance Investment Plan adopted by the Borrower's board of directors on March 10, 1989.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Level" has the meaning set forth in the Pricing Schedule.

          "Pricing Schedule" means the Pricing Schedule attached hereto.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Prospectus" means the preliminary prospectus included in Amendment No.1 to the registration statement on Form S-3 relating to the offering and sale of the Senior Notes and the Subordinated Notes, as filed by the Borrower with the SEC on January 30, 1995.

          "Rate Period" has the meaning set forth in the Pricing Schedule.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks pursuant to Section 2.14 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to clause (i) of Section 2.14(k).

          "Related Business" means, in relation to any Hospital, a healthcare business affiliated or associated with such Hospital or any business related or ancillary to any healthcare business operated at such Hospital.

          "Required Lenders" means at any time the Required Term Lenders and the Required Revolving Credit Lenders.

          "Required Revolving Credit Lenders" means, at any time, Revolving Credit Lenders having more than 50% of the Revolving Credit Exposures at such time.

          "Required Term Lenders" means, at any time, Term Lenders holding Notes evidencing more than 50% of the aggregate outstanding principal amount of the Term Loans at such time or, if no Term Loans are then outstanding, having more than 50% in aggregate amount of the Term Commitments at such time.

          "Revolving Credit Availability Period" means the period from and including the Closing Date to but excluding the Final Maturity Date.

          "Revolving Credit Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule as its Revolving Credit Commitment or (ii) with respect to any Assignee, the amount of the transferor Lender's Revolving Credit Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.13 or changed as a result of an assignment pursuant to Section 9.06(c).

          "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, (i) its Revolving Credit Commitment at such time or
(ii) if its Revolving Credit Commitment shall have terminated, the sum of its Outstanding Revolving Credit Amounts at such time.

          "Revolving Credit Lender" means each lender having a Revolving Credit Commitment set forth opposite its name on the Commitment Schedule, each Assignee which becomes a Revolving Credit Lender pursuant to Section 9.06(c), and their respective successors.

          "Revolving Credit Loan" means a loan made by a Revolving Credit Lender pursuant to Section 2.02 or Section 2.18(g); PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Revolving Credit Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
          "Revolving Credit Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage equivalent to a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate amount of all the Revolving Credit Commitments at such time.

          "S&P" means Standard & Poors' Ratings Group.

          "Sale-Leaseback Transaction" means any arrangement with any Person pursuant to which the Borrower or any Included Subsidiary leases, for a term exceeding one year, any property that has been or is to be sold or otherwise transferred by the Borrower or any Included Subsidiary directly or indirectly to such Person.

          "SEC" means the United States Securities and Exchange Commission.

          "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

          "Security Agreement" means a Security Agreement among the Borrower, NME Cayman and the Collateral Agent, substantially in the form of Exhibit B hereto, as such agreement may be amended from time to time in accordance with the terms thereof.

          "Senior Notes" means senior unsecured notes of the Borrower having the terms and conditions described in the Prospectus, with such changes (if any) as shall be satisfactory to the Arranging Agents.

          "Senior Officer of the Borrower" means an Executive Vice President, a Senior Vice President or the Treasurer of the Borrower.

          "South Miami Hospitals" means South Miami Hospitals, Inc., a Florida corporation, and its successors.

          "Subordinated Notes" means subordinated notes of the Borrower having the terms and conditions described in the Prospectus, with such changes (if any) as shall be satisfactory to the Arranging Agents.

          "Subsidiary" means, as to any Person, any corporation or other entity of which Equity Interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Super-Majority Term Lenders" means, at any time, Term Lenders holding Notes evidencing more than 75% of the aggregate outstanding principal amount of the Term Loans at such time or, if no Term Loans are then outstanding, having more than 75% in aggregate amount of the Term Commitments at such time.

          "Swingline Bank" means Morgan Guaranty Trust Company of New York, in its capacity as the Swingline Bank under the swingline facility described in
Section 2.18, and its successors in such capacity.

          "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed $10,000,000.

          "Swingline Loan" means a loan made by the Swingline Bank pursuant to
Section 2.18(a).

          "Swingline Loan Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

          "Swingline Maturity Date" means the day that is 30 days before the Final Maturity Date.

          "Syndicated Borrowing" means a Term Borrowing pursuant to Section 2.01 or a Revolving Credit Borrowing pursuant to Section 2.02 or Section 2.18(g).

          "Syndicated Loan" means any Term Loan or Revolving Credit Loan.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any Lender, or of any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office located in the United States of any Lender or any bank or trust company meeting the criteria specified in clause (iii) above; PROVIDED in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or an Included Subsidiary.

          "Term Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount set forth opposite its name on the Commitment Schedule as its Term Commitment or (ii) with respect to any Assignee, the amount of the transferor Lender's Term Commitment assigned to such Assignee pursuant to
Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.13 or changed as a result of an assignment pursuant to
Section 9.06(c).

          "Term Exposure" means, with respect to any Term Lender at any time, the sum of (i) the aggregate principal amount of its Term Loans outstanding at such time and (ii) the unused amount of its Term Commitment (if then in effect) at such time, all determined after giving effect to any assignments by or to such Term Lender pursuant to Section 9.06(c).

          "Term Lender" means each lender having a Term Commitment set forth opposite it name on the Commitment Schedule, each Assignee which becomes a Term Lender pursuant to Section 9.06(c), and their respective successors.

          "Term Loan" means a loan made by a Lender pursuant to Section 2.01; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Term Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Term Loan Amortization Dates" means the dates listed in Section 2.06(a) on which scheduled repayments of the Term Loans are to be made.

          "Term Loan Amortization Payments" means, at any time, the scheduled repayments of the Term Loans to be made on the Term Loan Amortization Dates pursuant to Section 2.06(a), as the amounts of such scheduled repayments shall have theretofore been reduced pursuant to Section 2.06.

          "Term Loan Availability Period" means the period from and including the Closing Date to and including May 31, 1995.

          "Total Credit Exposure" means with respect to any Lender at any time, an amount equal to the sum of (i) its Term Exposure at such time and (ii) its Revolving Credit Exposure at such time.

          "Total Debt" means at any date, without duplication, all Debt of the Borrower and its Included Subsidiaries, other than Guarantees by the Borrower or any Included Subsidiary in effect on November 30, 1994 of Debt of Hillhaven or HealthSouth that was outstanding on November 30, 1994.

          "Tranche" (i) when used with respect to a Loan, refers to the determination whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan and (ii) when used with respect to a Commitment, refers to the determination whether such Commitment is a Term Commitment, a Revolving Credit Commitment or the Swingline Commitment.

          "Type" refers to the determination whether a Loan is a Base Rate Loan or a Euro-Dollar Loan.

          "Unexpended Proceeds of Hospital Sales and Casualty Events" means at any time the aggregate amount of all Net Cash Proceeds of Hospital Sales and Excess Casualty Proceeds theretofore received by the Borrower and its Included Subsidiaries which have not yet been either reinvested in Hospital Purchases or applied to prepay Term Loans pursuant to subsection (b) or (g) of Section 2.06.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Westminster" means Westminster Health Care Holdings PLC, a United Kingdom public limited company, and its successors.

          "Wholly-Owned Included Subsidiary" means any Included Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

          SECTION 1.03. TRANCHES AND TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of the same Tranche and Type to be made to the Borrower pursuant to Article II on the same date and, in the case of Euro-Dollar Loans, having the same Interest Period. Borrowings are classified for purposes of this Agreement by reference to either or both of the Tranche and Type of the Loans comprising such Borrowing (E.G., a "Term Borrowing" is a Borrowing comprised of Term Loans, a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a "Term Euro-Dollar Borrowing" is a Borrowing comprised of Term Loans that are Euro-Dollar Loans).


                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. TERM COMMITMENTS. Each Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to make term loans to the Borrower pursuant to this Section from time to time during the Term Loan Availability Period; PROVIDED that the aggregate principal amount of all such term loans made by such Term Lender shall not exceed its Term Commitment. Each Borrowing under this Section shall be made from the several Term Lenders ratably in proportion to their respective Term Commitments. Each such Borrowing shall be in an aggregate principal amount of $50,000,000 or any larger multiple of $10,000,000; PROVIDED that any such Borrowing may be in the aggregate amount of the unused Term Commitments. The Term Commitments are not revolving in nature, and amounts of the Term Loans repaid or prepaid may not be reborrowed.

          SECTION 2.02. REVOLVING CREDIT COMMITMENTS. Each Revolving Credit Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Availability Period; PROVIDED that such Lender's Outstanding Revolving Credit Amounts shall not, in the aggregate, at any time exceed its Revolving Credit Commitment. Each such Borrowing shall be made from the several Revolving Credit Lenders ratably in proportion to their respective Revolving Credit Commitments. Each such Borrowing shall be in an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; PROVIDED that (i) any such Borrowing may be in the aggregate amount of the unused Revolving Credit Commitments and (ii) if such Borrowing is made on the Swingline Maturity Date, such Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.09, prepay Revolving Credit Loans and reborrow at any time during the Revolving Credit Availability Period under this Section.

          SECTION 2.03. NOTICE OF SYNDICATED BORROWING. The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Borrowing") not later than (x) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing pursuant to Section 2.01 or 2.02 and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing pursuant to Section 2.01 or 2.02, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (ii)  the aggregate amount of such Borrowing,

        (iii)  the Tranche and Type of Loans comprising such Borrowing, and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto.

Each Interest Period specified in a Notice of Syndicated Borrowing shall comply with the provisions of the definition of Interest Period.

          SECTION 2.04. NOTICE TO LENDERS; FUNDING OF SYNDICATED LOANS. (a) Upon receipt of a Notice of

Syndicated Borrowing pursuant to Section 2.03, the Administrative Agent shall promptly notify each Term Lender or Revolving Credit Lender (as appropriate) of the contents thereof and of such Lender's share of such Borrowing. Such Notice of Syndicated Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing pursuant to Section 2.01 or 2.02, each Term Lender or Revolving Credit Lender, as the case may be, shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article III has not been satisfied, the Administrative Agent shall (i) apply the funds so received from the Lenders to repay all Swingline Loans (if any) then outstanding, together with interest accrued thereon, and (ii) make the remainder of such funds available to the Borrower at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Syndicated Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.10 and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If the Borrower shall repay such corresponding amount, such repayment shall not affect any rights the Borrower may have against any defaulting Lender.

          SECTION 2.05. NOTES. (a) The Borrower's obligation to repay each Tranche of Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans of such Tranche.

          (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that each Type of Loans of such Lender of a particular Tranche be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be, with appropriate modifications to reflect the fact that it evidences solely a Type of Loans of the relevant Tranche. Each reference in this Agreement to a "Note" or the "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Notes pursuant to Section 3.01(i), the Administrative Agent shall forward such Notes to such Lender. Each Lender shall record the date, amount, Tranche and Type of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan evidenced thereby then outstanding; PROVIDED that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under any of the Financing Documents. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.06. SCHEDULED AMORTIZATION AND MANDATORY PREPAYMENTS OF TERM LOANS. (a) SCHEDULED AMORTIZATION. On each date set forth below, the Borrower shall repay, and there shall become due and payable, the aggregate principal amount of Term Loans set forth below opposite such date:

                       Term Loan                Term Loan
                 Amortization Dates       Amortization Payments
                 ------------------       ---------------------

                 August 31, 1995               $45,000,000
                 November 30, 1995
                                                45,000,000
                 February 29, 1996              45,000,000
                 May 31, 1996                   45,000,000

                 August 31, 1996                45,000,000
                 November 30, 1996              45,000,000
                 February 28, 1997              45,000,000
                 May 31, 1997                   45,000,000

                 August 31, 1997                56,250,000
                 November 30, 1997              56,250,000
                 February 28, 1998              56,250,000
                 May 31, 1998                   56,250,000

                 August 31, 1998                78,750,000
                 November 30, 1998              78,750,000
                 February 28, 1999              78,750,000
                 May 31, 1999                   78,750,000

                 August 31, 1999                90,000,000
                 November 30, 1999              90,000,000
                 February 29, 2000              90,000,000
                 May 31, 2000                   90,000,000

                 August 31, 2000               101,250,000
                 November 30, 2000             101,250,000
                 February 28, 2001             101,250,000
                 May 31, 2001                  101,250,000

                 August 31, 2001               135,000,000

PROVIDED that in any event all the outstanding Term Loans shall be repaid in full not later than the Final Maturity Date. Any mandatory prepayment of Term Loans pursuant to any other subsection of this Section shall reduce the amounts of subsequent Term Loan Amortization Payments as provided in said subsection, and any optional prepayment of Term Loans pursuant to Section 2.08 shall reduce the amounts of subsequent Term Loan Amortization Payments as provided in Section 2.08.

          (b) HOSPITAL SALES. If the Borrower or any Included Subsidiary receives any Net Cash Proceeds of a Hospital Sale and fails to apply such Net Cash Proceeds, within 360 days after its receipt thereof, to pay for one or more Hospital Purchases, the Borrower shall, on the first Euro-Dollar Business Day after the end of such 360-day period, prepay an aggregate principal amount of the Term Loans equal to the portion of such Net Cash Proceeds that was not applied to Hospital Purchases within such 360-day period. Net Cash Proceeds shall be deemed to have been applied to pay for a Hospital Purchase if, within such 360 day period, the Borrower or such Subsidiary (i) pays in cash the purchase price with respect to such Hospital Purchase, (ii) pays the principal of a promissory note or similar obligation constituting part of the consideration for such Hospital Purchase, (iii) pays any Debt that was outstanding prior to such Hospital Purchase and secured by a Lien on any or all of the assets being acquired or (iv) repays the principal of any Revolving Credit Loans borrowed to finance such Hospital Purchase. If at any time during the relevant 360-day period the Borrower determines that all or any part of any Net Cash Proceeds of a Hospital Sale will not be applied to pay for Hospital Purchases within such 360-day period, the Borrower shall, within five Euro-Dollar Business Days after making such determination, prepay an aggregate principal amount of Term Loans equal to the amount of such Net Cash Proceeds as to which such determination has been made (whereupon the amount to be prepaid pursuant to this subsection on the first Euro-Dollar Business Day after the end of such 360-day period will be correspondingly reduced). Any prepayment of Term Loans pursuant to this subsection shall reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          (c)  DISPOSITIONS OF AND DISTRIBUTIONS ON DESIGNATED INVESTMENTS.  If
(i) the Borrower or any Subsidiary receives any Net Cash Proceeds from any Disposition (to a Person other than the Borrower or a Wholly-Owned Included Subsidiary) of any Designated Investment or (ii) the Borrower receives any extraordinary dividend or distribution on any Equity Interest in any Designated International Subsidiary (other than a dividend or distribution of Net Cash Proceeds referred to in clause (i)), the Borrower shall, substantially concurrently with the receipt of such Net Cash Proceeds, dividend or distribution, prepay an aggregate principal amount of Term

Loans equal to the sum of (x) 75% of such Net Cash Proceeds, dividend or distribution plus (y) any portion of the remaining 25% of such Net Cash Proceeds, dividend or distribution that is not required to be applied to prepay Revolving Credit Loans pursuant to Section 2.07(b). Any prepayment of Term Loans pursuant to this subsection shall (i) reduce the five Term Loan Amortization Payments due from August 31, 2000 to August 31, 2001, inclusive, in inverse order of maturity, until such five Term Loan Amortization Payments have been paid in full, and (ii) thereafter reduce ratably the amounts of all other Term Loan Amortization Payments to become due after the relevant Net Cash Proceeds are received.

          (d) SALES OF OTHER ASSETS. If the Borrower or any Subsidiary receives any Net Cash Proceeds of any Asset Sale, the Borrower shall, within five Euro-Dollar Business Days after such Net Cash Proceeds are received, prepay an aggregate principal amount of Term Loans equal to such Net Cash Proceeds.
Any prepayment of Term Loans pursuant to this subsection shall reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          (e) ISSUANCE OR SALE OF EQUITY. If the Borrower or any Included Subsidiary receives (i) any Net Cash Proceeds from the issuance or sale of Equity Interests in the Borrower or such Subsidiary or (ii) any repayment of inter-company loans upon the exercise of options outstanding under the Borrower's Performance Investment Plan, the Borrower shall, within five Euro-Dollar Business Days after such Net Cash Proceeds or repayment are received, prepay an aggregate principal amount of Term Loans equal to such Net Cash Proceeds or repayment; PROVIDED that this subsection shall not apply to (i) any issuance or sale of Equity Interests to the Borrower or a Wholly-Owned Included Subsidiary or (ii) any Net Cash Proceeds of any issuance or sale of common stock of the Borrower to be issued as part of the consideration for the Acquisition. Any prepayment of Term Loans pursuant to this subsection shall reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          (f) CASUALTY EVENTS. If a Casualty Event occurs on or after the Closing Date, and if at any time after it occurs the Borrower or any Included Subsidiary receives Casualty Proceeds in respect thereof which exceed the expected cost of any restoration, repair or replacement of the property affected thereby by $250,000 or more (whether as a result of a determination not to restore, repair or replace or otherwise), the Borrower shall promptly notify the Administrative Agent of the receipt of such excess

Casualty Proceeds ("Excess Casualty Proceeds") and the amount thereof. Within 360 days after the receipt thereof, the Borrower shall cause such Excess Casualty Proceeds to be applied either (i) to pay for one or more Hospital Purchases or (ii) to prepay Term Loans, in all respects as if such Excess Casualty Proceeds were Net Cash Proceeds of a Hospital Sale subject to the provisions of subsection (b) of this Section. Any prepayment of Term Loans pursuant to this subsection shall reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          (g) SALE/LEASEBACKS. If the Borrower or any Included Subsidiary receives any Net Cash Proceeds of any Medical Office Sale-Leaseback Transaction, the Borrower shall, within five Euro-Dollar Business Days after such Net Cash Proceeds are received, prepay an aggregate principal amount of Term Loans equal to such Net Cash Proceeds. Any prepayment of Term Loans pursuant to this subsection shall reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          (h) MINIMUM AMOUNT TO BE PREPAID. If the aggregate principal amount of Term Loans to be prepaid pursuant to subsection (b), (c), (d), (e), (f) or
(g) of this Section on any day is less than $10,000,000, such prepayment shall be deferred until the first day on which both (i) the cumulative aggregate unpaid principal amount to be prepaid pursuant to all said subsections is at least $10,000,000 and (ii) an Interest Period applicable to any Group of Term Loans ends.

          SECTION 2.07. MATURITY AND MANDATORY PREPAYMENTS OF REVOLVING CREDIT LOANS. (a) MATURITY. Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable, on the Final Maturity Date.

          (b) MANDATORY PREPAYMENTS. If (i) the Borrower or any Subsidiary receives any Net Cash Proceeds from any Disposition (to a Person other than the Borrower or a Wholly-Owned Included Subsidiary) of any Designated Investment or
(ii) the Borrower receives any extraordinary dividend or distribution on any Equity Interest in any Designated International Subsidiary (other than a dividend or distribution of Net Cash Proceeds referred to clause (i)), the Borrower shall, substantially concurrently with the receipt of such Net Cash Proceeds, dividend or distribution, prepay an aggregate principal amount of the Revolving Credit Loans equal to the lesser of (x) 25% of such Net Cash Proceeds, dividend or distribution or (y) the aggregate principal amount of the Revolving Credit Loans then outstanding; PROVIDED that the aggregate principal

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

amount of Revolving Credit Loans repaid by the Borrower pursuant to this subsection shall not exceed $200,000,000 on a cumulative basis. No prepayment of Revolving Credit Loans pursuant to this Section 2.07(b) shall reduce the Revolving Credit Commitments.

          SECTION 2.08. OPTIONAL PREPAYMENTS OF SYNDICATED LOANS. The Borrower may at its option, by Notice of Syndicated Prepayment given in accordance with
Section 2.09, prepay any Group of Loans (subject, in the case of a Group of Euro-Dollar Loans, to Section 2.16), in each case in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans. Any prepayment of the Term Loans pursuant to this subsection shall be applied first, to reduce the amount of the next succeeding Term Loan Amortization Payment until it is paid in full, and thereafter, to reduce ratably the amounts of all subsequent Term Loan Amortization Payments.

          SECTION 2.09. NOTICE OF SYNDICATED PREPAYMENT. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Prepayment") not later than (x) 11:00 A.M. (New York City time) on the date of each prepayment of Syndicated Base Rate Loans and (y) 1:00 P.M. (New York City time) on the third Euro-Dollar Business Day before each prepayment of Euro-Dollar Loans, specifying:

          (i) the date of such prepayment, which shall be a Domestic Business Day in the case of a prepayment of Base Rate Loans or a Euro-Dollar Business Day in the case of a prepayment of Euro-Dollar Loans,

         (ii)  the aggregate amount of such prepayment, and

        (iii) the Group or Groups of Loans to which such prepayment is to be applied.

If the Borrower fails to specify the Group or Groups of Loans to which any such prepayment is to be applied, such Group or Groups of Loans shall be selected by the Administrative Agent. Each repayment or prepayment of Syndicated Loans shall be applied ratably to the Loans included in the Group or Groups of Loans selected by the Borrower or the Administrative Agent, as the case may be.

          (b) Upon receipt of a Notice of Syndicated Prepayment, the Administrative Agent shall promptly notify each relevant Lender of the contents thereof and of such Lender's ratable share of such prepayment and such Notice of Syndicated Prepayment shall not thereafter be revocable by the Borrower; PROVIDED that, in the case of a prepayment required by Section 2.06(c) or 2.07(b), the Notice of Syndicated Prepayment may be conditioned on the closing of the sale of the relevant Investment.

          SECTION 2.10. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Base Rate Margin (if any) for such day. Such interest shall be payable in arrears on the last Domestic Business Day of each calendar month and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar

Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

          (d) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.11. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Syndicated Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

         (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each relevant Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted to Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.12. COMMITMENT FEES. (a) TERM COMMITMENTS. The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders ratably in proportion to their Term Commitments, a commitment fee for each day at the Commitment Fee Rate on the aggregate unused amount of the Term Commitments on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding the last day of the Term Loan Availability Period (or any earlier date on which the Term Commitments are fully utilized or terminate in their entirety).

          (b) REVOLVING CREDIT COMMITMENTS. The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders ratably in proportion to their Revolving Credit Commitments, a commitment fee for each day at the Commitment Fee Rate on the amount by which the aggregate Revolving Credit Commitments exceed the aggregate Outstanding Revolving Credit Amounts on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding the Final Maturity Date (or any earlier date on which the Revolving Credit Commitments terminate in their entirety).

          (c) PAYMENTS. Fees accrued under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and on the date on which the Term Commitments or Revolving Credit Commitments, as the case may be, terminate in their entirety.

          SECTION 2.13. TERMINATION OR REDUCTION OF COMMITMENTS. (a) TERM COMMITMENTS. During the Term Loan Availability Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Term Commitments at any time or (ii) ratably reduce from time to time, by an aggregate amount of $10,000,000 or any multiple of $1,000,000 in excess thereof, the aggregate unused amount of the Term Commitments. Unless previously terminated, the Term Commitments shall terminate at the end of the Term Loan Availability Period.

          (b) REVOLVING CREDIT COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Credit Commitments at any time, if there are no Outstanding Revolving Credit Amounts and no outstanding Swingline Loans at such time, or
(ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any multiple of $1,000,000 in excess thereof, the aggregate amount of the Revolving Credit Commitments in excess of the sum of (x) the aggregate Outstanding Revolving Credit Amounts of all the Revolving Credit Lenders plus
(y) the aggregate principal amount of all Swingline Loans outstanding at such time. Unless previously terminated, the Revolving Credit Commitments shall terminate at the close of business on the Final Maturity Date.

          (c) SWINGLINE COMMITMENT. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

          SECTION 2.14.  LETTERS OF CREDIT.  (a)  EXISTING LETTERS OF CREDIT.
On the Closing Date, each LC Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Existing Letter of Credit and the related Letter of Credit Liabilities equal to such Lender's Revolving Credit Percentage thereof. The Borrower and the banks party hereto that are also party to AMI's Existing Credit Agreement agree that, concurrently with such sale, the participations in the Existing Letters of Credit sold to such banks under AMI's Existing Credit Agreement shall be automatically cancelled without further action by any of the parties thereto. On and after the Closing Date each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

          (b) ISSUANCE OF ADDITIONAL LETTERS OF CREDIT. Any LC Issuing Bank may, but shall not be obligated to, issue letters of credit for the account of the Borrower from time to time pursuant to this subsection (b) during the period from and including the Closing Date to but excluding the date that is 30 days before the Final Maturity Date; PROVIDED that, immediately after each such letter of credit is issued:

          (i) the aggregate amount of the Letter of Credit Liabilities then outstanding will not exceed $100,000,000 and

         (ii) in the case of each Revolving Credit Lender, the sum of (x) all its Outstanding Revolving Credit Amounts and (y) its Revolving Credit Percentage of all outstanding Swingline Loans will not exceed its Revolving Credit Commitment.

Upon the issuance by any LC Issuing Bank of an Additional Letter of Credit pursuant to this subsection (b), such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities equal to such Lender's Revolving Credit Percentage thereof.

          (c) EXPIRY DATES. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day prior to the Final Maturity Date. Subject to the preceding sentence:

          (i) each Additional Letter of Credit shall, when issued, have an expiry date on or before the first anniversary of the date on which it is issued; and

         (ii) the expiry date of any Letter of Credit may, at the request of the Borrower, be extended from time to time for a period not exceeding one year so long as the relevant LC Issuing Bank agrees to so extend such Letter of Credit (or, in the case of an "evergreen" Letter of Credit, its right to give a notice to prevent the extension thereof expires) no earlier than three months before the then existing expiry date thereof.

          (d) NOTICE OF PROPOSED ISSUANCE. The Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' prior notice specifying the date each Additional Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby.

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

          (e) CONDITIONS TO ISSUANCE. No LC Issuing Bank shall issue any Additional Letter of Credit unless (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank, (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested, (iii) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the amounts specified in clauses (i) and (ii) of subsection (b) above will not be exceeded immediately after such Letter of Credit is issued and (iv) such LC Issuing Bank shall not have been notified in writing by the Borrower, the Administrative Agent or the Required Revolving Credit Lenders that any condition specified in clause (c) or
(d) of Section 3.03 is not satisfied on the date such Letter of Credit is to be issued.

          (f) NOTICE OF PROPOSED EXTENSIONS OF EXPIRY DATES. Each LC Issuing Bank shall give the Administrative Agent at least three Domestic Business Days' notice prior to extending the expiry date of any Letter of Credit issued by it (or, in the case of an "evergreen" Letter of Credit, allowing it to be extended), specifying (i) the date on which such extension is to be made and
(ii) the date to which such expiry date is to be so extended. Such LC Issuing Bank shall not extend (or allow the extension of) the expiry date of such Letter of Credit if it shall have been notified by the Administrative Agent (at the request of the Required Revolving Credit Lenders) that any condition specified in clause (c) or (d) of Section 3.03 is not satisfied on the date such Letter of Credit is to be extended.

          (g) NOTICE OF ACTUAL ISSUANCES AND EXTENSIONS. Promptly upon issuing any Additional Letter of Credit or extending any Letter of Credit (or allowing any "evergreen" Letter of Credit to be extended), the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Revolving Credit Lender of the contents thereof and the amount of such Lender's participation in the relevant Letter of Credit.

          (h) FEES. The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Percentages, a letter of credit fee for each day at the LC Fee Rate on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each calendar quarter for so long as such Letter of Credit is outstanding and on the final expiry date thereof. The Borrower shall pay to each LC Issuing Bank additional fronting fees and reasonable expenses in the amounts and at the times agreed between the Borrower and such LC Issuing Bank. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall require in order to calculate the amount of any fee payable for the account of the Revolving Credit Lenders under this subsection
(h).

          (i) DRAWINGS. Upon receipt from the beneficiary of any Letter of Credit of a demand for payment under such Letter of Credit, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored.
If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. Such LC Issuing Bank shall thereupon notify the Borrower and the Administrative Agent of the amount of such drawing paid by it.

          (j) REIMBURSEMENT AND OTHER PAYMENTS BY THE BORROWER. (A) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (x) at or before 1:00 P.M. (New York City time) on the date the LC Issuing Bank notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (New York City time) on such date, or (y) at or before 10:00 A.M. (New York City time) on the first Domestic Business Day after the date such notice is given, if such notice is given after 10:00 A.M. (New York City time); PROVIDED that no payment otherwise required by this sentence to be made by the Borrower at or before 1:00 P.M. (New York City time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the LC Issuing Bank, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (New York City time) on such day and such payment is actually made at or before 3:00 P.M. (New York City time) on such day.

        (B) In addition, the Borrower agrees to pay to the LC Issuing Bank interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit issued by such LC Issuing Bank, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

        (C)  Each payment to be made by the Borrower pursuant to this subsection
(j) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address referred to in Section 9.01.

          (k) PAYMENTS BY REVOLVING CREDIT LENDERS WITH RESPECT TO LETTERS OF CREDIT. (i) If the Borrower fails to reimburse an LC Issuing Bank as and when required by subsection (j) above for all or any portion of any amount drawn under a Letter of Credit issued by it, such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Revolving Credit Lenders reimburse such LC Issuing Bank for their respective Revolving Credit Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Revolving Credit Lender of the unreimbursed amount and such Lender's share thereof. Upon receiving such notice from the Administrative Agent, each Revolving Credit Lender shall make available to such LC Issuing Bank an amount equal to such Revolving Credit Lender's share of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (New York City time) on the Domestic Business Day following such Lender's receipt of such notice from the Administrative Agent, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Lender at the Federal Funds Rate for such day, at such LC Issuing Bank's address referred to in
Section 9.01. Upon payment in full thereof, such Revolving Credit Lender shall be subrogated to the rights of the LC Issuing Bank against the Borrower to the extent of such Lender's pro rata share of the related Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (k) shall affect any rights any Revolving Credit Lender may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (o) of this Section.

         (ii) If any Revolving Credit Lender fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (k) on the date on which such payment is due, interest shall accrue on such Revolving Credit Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Revolving Credit Lender makes such payment, whether before or after judgment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the LC Issuing Bank and (y) for each day thereafter the sum of 2% plus the Base Rate for such day. Any payment made by any Revolving Credit Lender after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

        (iii) If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Revolving Credit Lender shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (k), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Revolving Credit Lender its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

          (l) EXCULPATORY PROVISIONS. The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuing Bank, any Lender, the beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. None of the LC Issuing Banks, the Revolving Credit Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Revolving Credit Lender to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower, any of its Subsidiaries or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Revolving Credit Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Revolving Credit Lender under any liability to the Borrower.

          (m) RELIANCE, ETC. Each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of
Section 3.03 to establish whether the conditions specified in clauses (c) and
(d) of Section 3.03 are met in connection with any issuance or extension of a Letter of Credit. Each LC Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuing Bank and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrower shall have notified such LC Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Any LC Issuing Bank shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit issued by it unless it shall first have received such advice or concurrence of the Required Revolving Credit Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving

Credit Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, each LC Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Revolving Credit Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Credit Lenders and all future holders of participations in such Letter of Credit; PROVIDED that this sentence shall not affect any rights the Borrower may have against the Revolving Credit Lenders that made such request.

          (n) INDEMNIFICATION BY THE BORROWER. The Borrower agrees to indemnify and hold harmless each Revolving Credit Lender, each LC Issuing Bank and the Administrative Agent (collectively, the "LC Indemnitees") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the fees and disbursements of counsel) which any such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the LC Issuing Bank may incur by reason of or in connection with the failure of any Revolving Credit Lender to fulfill or comply with its obligations to any LC Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against any such defaulting Revolving Credit Lender); PROVIDED that the Borrower shall not be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (n) is intended to limit the obligations of the Borrower under any other provision of this Section.

          (o) INDEMNIFICATION BY THE LENDERS. Each Revolving Credit Lender shall, ratably in accordance with its Revolving Credit Commitment, indemnify each LC Issuing

Bank, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct or any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section.

          (p) DUAL CAPACITIES. In its capacity as a Revolving Credit Lender, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Revolving Credit Lender.

          SECTION 2.15. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of (x) principal of, and interest on, the Loans and fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 and (y) of amounts constituting Reimbursement Obligations and any other amounts payable in connection with any Letter of Credit in accordance with the provisions of
Section 2.14. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees or of Reimbursement Obligations shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.
Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal or any Reimbursement Obligation is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lenders hereunder that the Borrower will not make such payment in full, the

Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.16. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.10(c), or if the Borrower fails to borrow or prepay or convert any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.04(a) or 2.11(c), such Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay or convert, PROVIDED that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the amount of such loss or expense and the method of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.17. COMPUTATION OF INTEREST AND FEES. (a) Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Commitment Fee Rate and LC Fee Rate applicable hereunder. The Administrative Agent shall give prompt notice to the Borrower and the relevant Lenders of each rate of interest,

Commitment Fee Rate and LC Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; PROVIDED that, if the Administrative Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level set forth in a certificate delivered by the Borrower pursuant to Section 5.01(i) and subsequently determines (or receives a certificate pursuant to Section 5.01(i) establishing) that a higher Pricing Level applies during such Rate Period, the Administrative Agent shall promptly notify the Borrower and the Lenders of such higher Pricing Level and, within two Domestic Business Days after receiving such notice, the Borrower shall pay to the Administrative Agent, for the accounts of the relevant Lenders, the additional interest, additional commitment fees and additional letter of credit fees that should have been paid prior to such time by reason of the applicability of such higher Pricing Level. If the Administrative Agent makes such determinations on the basis of a Pricing Level estimated by the Borrower and subsequently determines (or receives a certificate pursuant to Section 5.01(i) establishing) that a lower Pricing Level applied during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest, commitment fees or letter of credit fees theretofore made by the Borrower on the basis of the higher Pricing Level estimated by it.

          SECTION 2.18. SWINGLINE LOANS. (a) SWINGLINE COMMITMENT. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Loan Availability Period; PROVIDED that the aggregate principal amount of such loans at any one time outstanding shall not exceed either (i) the Swingline Commitment or (ii) the aggregate unused amount of the Revolving Credit Commitments. Each loan under this Section shall be in a principal amount of at least $1,000,000 and shall be a Base Rate Loan. Within the foregoing limits, the Borrower may borrow under this Section, repay Swingline Loans and reborrow at any time during the Swingline Loan Availability Period under this Section.

          (b) NOTICE OF SWINGLINE BORROWING. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing") not later than 2:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying
(i) the date of such Borrowing, which shall be a Domestic Business Day, and (ii) the amount of such Borrowing.

          (c) FUNDING OF SWINGLINE LOANS. Not later than 3:00 P.M. (New York City time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline

Bank determines that any applicable condition specified in Article III has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available in New York City, to the Borrower at the Swingline Bank's address referred to in Section 9.01.

          (d) OPTIONAL PREPAYMENT OF SWINGLINE LOANS. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $1,000,000, by giving notice of such prepayment to the Swingline Bank not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City, not later than 3:00 P.M. on the date of prepayment.

          (e) MANDATORY PREPAYMENT OF SWINGLINE LOANS. On the date of each Borrowing pursuant to Section 2.01 or 2.02, the Borrower shall prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

          (f) FINAL MATURITY OF SWINGLINE LOANS. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date together with interest accrued thereon to such date.

          (g) REFUNDING UNPAID SWINGLINE LOANS. If (i) the Swingline Loans are not paid in full on the Swingline Maturity Date or (ii) the Swingline Loans become immediately due and payable pursuant to Section 6.01, the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Revolving Credit Lenders (including the Swingline Bank, in its capacity as a Revolving Credit Lender), require each Revolving Credit Lender to pay to the Swingline Bank an amount equal to such Lender's Revolving Credit Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Revolving Credit Lender shall pay the amount so notified to it to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City. The amount so paid by each Revolving Credit Lender shall constitute a Revolving Credit Base Rate Loan to the Borrower; PROVIDED that, if the Revolving Credit Lenders are prevented from making such Base

Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Revolving Credit Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Revolving Credit Lender's obligation to make such payment to the Swingline Bank under this subsection (g) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Bank or the Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that no Revolving Credit Lender shall be obligated to make any payment to the Swingline Bank under this subsection (g) with respect to a Swingline Loan made by the Swingline Bank at a time when it knew that a Default had occurred and was continuing.


                                   ARTICLE III

                                   CONDITIONS

          SECTION 3.01. CLOSING. The closing hereunder shall occur when all the following conditions have been satisfied (or waived in accordance with Section 9.05):

        (i) the Administrative Agent shall have received a duly executed Note, dated on or before the Closing Date and complying with the provisions of
     Section 2.05, for each Tranche of Loans of each Lender;

        (ii) the Administrative Agent shall have received fully executed counterparts of the Security Agreement, substantially in the form of Exhibit B hereto, together with the stock certificates and promissory note listed in Schedule I thereto;

        (iii) the Administrative Agent shall have received evidence satisfactory to it that (A) all letters of credit issued under NME's Existing Credit Agreement have been canceled, (B) the Borrower will pay in full on the Closing Date the principal of all loans and reimbursement obligations then outstanding under NME's

     Existing Credit Agreement and all interest and fees accrued thereunder and
     (C) the direct-pay letter of credit issued by Credit Suisse to support commercial paper issued by MP Funding Corporation for the benefit of certain Subsidiaries of the Borrower shall have been canceled;

        (iv) the Administrative Agent shall have received evidence satisfactory to it that (A) the commitments of the lenders under AMI's Existing Credit Agreement have been terminated, (B) no letters of credit (except the Existing Letters of Credit) are outstanding under AMI's Existing Credit Agreement, (C) all participations in the Existing Letters of Credit purchased (or deemed to have been purchased) under AMI's Existing Credit Agreement have been canceled, (D) NME will make a loan to AMI on the Closing Date in an amount sufficient to pay in full the principal of all loans and reimbursement obligations then outstanding under AMI's Existing Credit Agreement and all interest and fees accrued thereunder and (E) AMI will apply the proceeds of such loan to pay such amounts in full on the Closing Date;

        (v) the Administrative Agent shall have received evidence satisfactory to it that (A) all security interests created by AMI's Existing Security Agreements have been released, (B) termination statements have been filed or delivered for filing under the Uniform Commercial Code as required to evidence the termination of such security interests and (C) all stock certificates and other instruments pledged under AMI's Existing Security Agreements have either been delivered to the Collateral Agent to be held as part of the Collateral under the Security Agreement or returned to AMI or AM Holdings;

        (vi) the Administrative Agent shall have received evidence satisfactory to it that the Borrower will apply proceeds of the Term Loans (A) to pay all amounts payable by it on the Closing Date pursuant to the NME Tender Offers, (B) to pay, or lend to AMI the amount required to pay, all amounts payable on the Closing Date pursuant to the AMI Tender Offers and (C) to lend to AMI the amount required to pay all amounts payable on the Closing Date pursuant to the AMI Redemptions;

        (vii) the Administrative Agent shall have received evidence satisfactory to it that the Borrower has received the net cash proceeds of the issuance and sale of at least $300,000,000 aggregate principal amount of

     Senior Notes and at least $900,000,000 aggregate principal amount of Subordinated Notes;

        (viii) the Administrative Agent shall have received evidence satisfactory to it that, in addition to the funds available under this Agreement and the net cash proceeds of the issuance and sale of Senior Notes and Subordinated Notes referred to in clause (vii) above, the Borrower has at least $135,000,000 (less any amount theretofore invested in South Miami Hospitals as permitted by Section 5.13(e)) of cash available to finance the Acquisition;

        (ix) the Administrative Agent shall have received evidence satisfactory to it that the Merger has been consummated substantially on the terms set forth in the Merger Agreement;

        (x) the Administrative Agent shall have received evidence satisfactory to it that the total consideration paid or to be paid by the Borrower and its Subsidiaries as a result of the Acquisition to the former holders of common stock of AM Holdings and options to purchase such common stock will not exceed $1,542,800,000 (or $1,563,100,000 if the Merger is consummated after March 31, 1995) in cash and 34,104,000 shares of common stock of the Borrower, except to the extent that any stockholders of AM Holdings who elect appraisal rights may receive more than $19 per share of common stock of AM Holdings (or more than $19.25 per share if the Merger is consummated after March 31, 1995);

        (xi) the Administrative Agent shall not have received notice from the Required Lenders stating that they have determined in good faith that (i) any order, decree, judgment, ruling or injunction exists which restrains or otherwise prevents the consummation of the Acquisition in the manner contemplated by the Merger Agreement, the consummation of any of the NME Tender Offers, the AMI Tender Offers or the AMI Redemptions in the manner described in the Prospectus or the making of the Loans or (ii) any action, suit or proceeding is pending or threatened in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect;

        (xii) the Administrative Agent shall not have received notice from the Required Lenders stating that they have determined in good faith that any event has occurred since November 30, 1994 which has had (or is reasonably likely to have) a Material Adverse Effect;

        (xiii) the Administrative Agent shall have received a certificate dated the Closing Date, substantially in the form of Exhibit C hereto, signed by a Senior Officer of the Borrower;

        (xiv) the Administrative Agent shall have received an opinion of Gibson, Dunn & Crutcher, special counsel for the Borrower, dated the Closing Date and addressed to the Administrative Agent, the LC Issuing Banks and the Lenders, substantially in the form of Exhibit D-1 hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xv) the Administrative Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Borrower, dated the Closing Date and accompanied by a reliance letter addressed to the Administrative Agent, the LC Issuing Banks and the Lenders, covering the matters set forth in Exhibit D-2 hereto and such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xvi) the Administrative Agent shall have received an opinion of Maples & Calder, special counsel for NME Cayman, dated the Closing Date and addressed to the Administrative Agent, the LC Issuing Banks and the Lenders, substantially in the form of Exhibit D-3 hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xvii) the Administrative Agent shall have received an opinion of internal counsel for the Borrower, dated the Closing Date and addressed to the Administrative Agent, the LC Issuing Banks and the Lenders, substantially in the form of Exhibit E hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xviii) the Administrative Agent shall have received an opinion of internal counsel for AM Holdings, dated the Closing Date and addressed to the Administrative Agent, the LC Issuing Banks and the Lenders, substantially in the form of Exhibit F hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xix) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Closing Date and addressed to the Administrative Agent, the Issuing Banks and the Lenders, substantially in the form of Exhibit G hereto and covering such other matters incident to the transactions contemplated by this Agreement as any Arranging Agent shall reasonably request;

        (xx) the Administrative Agent shall have received a certificate of the Secretary of the Borrower, dated the Closing Date, as to the articles of incorporation and bylaws of the Borrower, no amendments thereto, the adoption by the Borrower's board of directors of the resolutions referred to in clause (xix) below and the incumbency and signature of any officer of the Borrower who executed or will execute any Financing Document or any other document to be delivered pursuant to this Agreement, together with evidence of the incumbency of such Secretary;

        (xxi) the Administrative Agent shall have received a copy (in form and substance satisfactory to the Arranging Agents) of the resolutions of the Borrower's board of directors authorizing the borrowings provided for herein and the execution, delivery and performance of the Financing Documents, certified by the Secretary of the Borrower to be in full force and effect without modification on the Closing Date;

        (xxii) the Administrative Agent shall have received a true copy of any consent or approval of any Person (other than consents given by holders of the AMI Post-1991 Debt Securities pursuant to the AMI Tender Offers) which may be required in connection with the transactions contemplated by this Agreement, including, without limitation, any consent required under the Advance Account Agreement and the Overdraft Facility Agreement,

        (xxiii) the Borrower shall have paid or made arrangements satisfactory to the Administrative Agent for paying (i) the fees to be paid on or before the Closing Date pursuant to the letter agreement dated November 30, 1994 between the Borrower and the Co-Arrangers and (ii) all expenses payable by the Borrower on or before the Closing Date pursuant to Section

     9.03(a) of this Agreement and Section 10.03(a) of NME's Existing Credit Agreement;

        (xxiv) all approvals, consents and other actions by or in respect of, or filings with any governmental body, agency, official, authority or other Person required in connection with the Acquisition or the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material);

        (xxv) the Administrative Agent shall have received evidence satisfactory to it that (A) sufficient consents have been obtained from the holders of the AMI Post-1991 Debt Securities pursuant to the AMI Tender Offers to eliminate the restrictive covenants intended to be eliminated thereby, (B) the NME Tender Offers and the AMI Tender Offers have been consummated or will be consummated on or immediately after the Closing Date and (C) notices of redemption for the AMI Redemptions have been given or will be given on or immediately after the Closing Date;

        (xxvi) the Metrocrest Reimbursement Agreement shall be in full force and effect on terms and conditions satisfactory to the Co-Arrangers;

        (xxvii) the Borrower shall have paid in full all upfront fees payable to the Lenders in the amounts previously agreed upon between the Borrower and the Lenders; and

        (xxviii) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Financing Documents, the consummation of the Merger, the creation and perfection of the Liens contemplated by the Security Agreement and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Arranging Agents.

When the closing hereunder occurs, the Administrative Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. RELEASE OF NME'S EXISTING SECURITY INTERESTS AND NME HOSPITALS' EXISTING GUARANTEES. The parties hereto that are also parties to NME's Existing Credit Agreement, NME's Existing Security Agreement and the Metrocrest Reimbursement Agreement agree that, concurrently with the closing hereunder on the Closing Date, without any further action by any party thereto:

          (i) the commitments of the banks under NME's Existing Credit Agreement shall terminate;

          (ii) the security interests created by NME's Existing Security Agreement shall be released and the Agent (as such term is defined therein) shall deliver the stock certificate evidencing the shares of common stock of NME Hospitals pledged thereunder to the Collateral Agent to be held as part of the Collateral under the Security Agreement;

          (iii) the Hospitals Guaranty (as such term is defined in NME's Existing Credit Agreement) shall terminate; and

          (iv) the Hospitals Guaranty (as such term is defined in the Metrocrest Reimbursement Agreement) shall terminate.

          SECTION 3.03. BORROWINGS. The obligation of any Lender to make a Loan on the occasion of any Borrowing (other than a Syndicated Loan pursuant to Section 2.18(g)) and the obligation of the Swingline Bank to make any Swingline Loan are each subject to the satisfaction of the following conditions:

          (a) the fact that the Closing Date shall have occurred on or prior to April 28, 1995;

          (b) receipt (i) by the Administrative Agent of a Notice of Syndicated Borrowing as required by Section 2.03 or (ii) by the Swingline Bank of a Notice of Swingline Borrowing as required by Section 2.18(b), as the case may be;

          (c) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrower contained in this Agreement and the Security Agreement shall be true on and as of the date of such Extension of Credit.

Each Extension of Credit (including each issuance or extension of a Letter of Credit) shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (c) and (d) of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants that:

          SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of the Financing Documents (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with any governmental body, agency or official (except filings required by the Security Agreement), (iv) do not contravene any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower, (v) do not constitute a breach of or default under any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, except for breaches and defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (vi) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except the Liens created by the Security Agreement.

          SECTION 4.03. BINDING EFFECT. (i) This Agreement constitutes a valid and binding agreement of the Borrower, (ii) the Security Agreement, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of the Borrower and (iii) the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms.

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

          SECTION 4.04. PRIORITY OF SECURITY INTERESTS. The Security Agreement, when executed and delivered in accordance with this Agreement, will vest in the Collateral Agent, for the benefit of the holders of the Secured Obligations, a valid and binding first priority Lien on the Collateral.

          SECTION 4.05.  FINANCIAL INFORMATION.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of May 31, 1994 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Prospectus, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of November 30, 1994 and the related unaudited condensed consolidated statements of operations and cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

          (c) The consolidated balance sheet of AM Holdings and its Consolidated Subsidiaries as of August 31, 1994 and the related consolidated statements of income, cash flows and shareholders' equity for its fiscal year then ended, reported on by Price Waterhouse LLP and set forth in the Prospectus, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of AM Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (d) The unaudited consolidated balance sheet of AM Holdings and its Consolidated Subsidiaries as of November 30, 1994 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in AM Holdings's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles

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

applied on a basis consistent with the financial statements referred to in subsection (c) of this Section, the consolidated financial position of AM Holdings and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

          (e) The unaudited consolidated balance sheet of each Designated International Subsidiary and its Consolidated Subsidiaries as of November 30, 1994 and the related unaudited consolidated statements of income and cash flows for the six months then ended, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of such Designated International Subsidiary and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

          (f) The pro forma condensed combined balance sheet of the Combined Companies as of November 30, 1994 and the related condensed combined statements of operations set forth in the Prospectus under the heading "Pro Forma Financial Information" fairly present their combined financial position and combined results of operations at the dates and for the periods specified therein, on the basis of the assumptions and adjustments described in the Notes to such pro forma condensed combined financial statements and giving effect to the transactions and events identified in the first paragraph under said heading as of the dates specified therein.

          (g) Except for the effect of the transactions described in the Prospectus under the heading "The Merger and Financing", there has been no material adverse change since November 30, 1994 in the business, operations, properties, financial condition or prospects of the Combined Companies, considered as a whole.

          SECTION 4.06. LITIGATION. Except as described in Schedule 4.06 hereto, there are no actions, suits or proceedings pending against, or to the knowledge of the Borrower threatened against, any of the Combined Companies or any of their respective properties, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have

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a Material Adverse Effect or which in any manner draw into question the validity of any of the Financing Documents.

          SECTION 4.07.  COMPLIANCE WITH ERISA.  Except as described in Schedule
4.07 hereto, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as disclosed in Schedule 4.07, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.08.  COMPLIANCE WITH LAWS.  Except as described in Schedule
4.07 hereto, the Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations (including without limitation any health care laws, rules or regulations), other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith by appropriate proceedings or (ii) failures to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 4.09. ENVIRONMENTAL MATTERS. The Borrower has reviewed the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, and has in good faith attempted to identify and evaluate the associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and

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actual or potential liabilities to third parties, including employees, and any related costs and expenses); PROVIDED that, with respect to AM Holdings and its Subsidiaries, on and at all times prior to the first anniversary of the Closing Date such review has been and during such time will be limited to (i) a review (without independent investigation) of information supplied by AM Holdings as to the effect of Environmental Laws on it and its Subsidiaries and (ii) a review of any other information relating to the effect of Environmental Laws on AMI and its Subsidiaries of which the Borrower obtains actual knowledge after the Closing Date. On the basis of the foregoing review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

          SECTION 4.10. TAXES. The Combined Companies have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due on such returns or pursuant to any assessment received by any of them (unless such assessment is being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Combined Companies in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.11. SUBSIDIARIES. (a) Each of the Borrower's Included Subsidiaries and each corporation which will become a Included Subsidiary upon consummation of the Merger is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) Schedule I to the Security Agreement sets forth a correct and complete list, as of the close of business on the Closing Date, of (i) all capital stock of First Tier Subsidiaries (other than Immaterial Subsidiaries) beneficially owned by the Borrower, (ii) all Instruments owned by the Borrower evidencing Debt owed to it by any of its Subsidiaries and (iii) all capital stock of Westminster beneficially owned by NME Cayman.

          (c) On the Closing Date neither the Borrower nor any of its Subsidiaries owns any Equity Interest in any First Tier Subsidiary, Hillhaven or Westminster, other than (i) the capital stock listed in Schedule I to the Security

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Agreement, (ii) 6,000,200 shares of common stock of Hillhaven held by NME
Properties Corp. and 2,877,947 shares of such common stock held by NME Properties, Inc. (which is a Subsidiary of NME Properties Corp. that is wholly owned and directly held by it) and (iii) 35,000 shares of Series C Preferred Stock of Hillhaven and 63,402 shares of Series D Preferred Stock of Hillhaven, all of which are held by NME Properties Corp.

          SECTION 4.12. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.13. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent, any Arranging Agent or any Lender for purposes of or in connection with any Financing Document or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent, any Arranging Agent or any Lender will, taken as a whole, be true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which have or may (to the extent the Borrower can now reasonably foresee) have a Material Adverse Effect.

          SECTION 4.14. CERTAIN DOCUMENTS. (a) The copies of the Merger Agreement and the Company Disclosure Letter and Parent Disclosure Letter referred to therein, in the form delivered to each Lender prior to the date of this Agreement, are correct and complete copies thereof as in effect on the date of this Agreement. Since the date of this Agreement, neither the Merger Agreement nor either of said Disclosure Letters has been amended or modified in any material respect and no material provision thereof has been waived without the written consent of the Required Lenders.

          (b) The copy of the Prospectus delivered to each Lender prior to the date of this Agreement is a correct and complete copy of the Prospectus as filed with the SEC and amended prior to the date of this Agreement.

          SECTION 4.15. LEGALITY OF ACQUISITION; REPRESENTATIONS IN MERGER AGREEMENT CORRECT. (a) On the Closing Date the Merger will be consummated in compliance with all applicable laws and in accordance with the provisions of the Merger Agreement. The consummation of the Merger will not (i) contravene any provision of applicable law or regulation or of the charter or by-laws of any party to the Merger Agreement, (ii) constitute a breach of or default under any instrument or agreement binding upon any

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

such party or any of its Subsidiaries or of any judgment, injunction, order, decree or other instrument binding upon any such party, except for breaches and defaults which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (iii) will not result in the creation or imposition of any Lien on any asset of any such party or any of its Subsidiaries, except the Liens created by the Security Agreement.

          (b) Each of the representations and warranties of each party contained in the Merger Agreement is true and correct in all material respects as of the date when made.

          SECTION 4.16. NO STOCK PAYMENTS. Except for a dividend of $.10 per share paid by AM Holdings with respect to its common stock as provided in the Merger Agreement, neither the Borrower nor any Subsidiary has declared or made any dividend, distribution or other payment since November 30, 1994 that would have been prohibited by Section 5.12 if this Agreement had been in effect at all times on and after November 30, 1994.

          SECTION 4.17. HOSPITAL SALES. During the period from November 30, 1994 to and including the Closing Date, none of the Combined Companies have sold or will sell any Hospital Assets, other than Hospital Assets owned by NME Psychiatric and its Subsidiaries.

                                    ARTICLE V

                                    COVENANTS

          The Borrower agrees that, so long as any Lender has any Term Exposure or Revolving Credit Exposure or any Swingline Loan remains outstanding or any interest or fees accrued hereunder remain unpaid:

          SECTION 5.01.  INFORMATION.  The Borrower will deliver to each Lender:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

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

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and the related condensed consolidated statement of cash flows for the portion of the Fiscal Year then ended, setting forth in the case of such condensed consolidated statements of operations and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by a Senior Officer of the Borrower;

          (c) if financial statements of the Borrower and its Consolidated Subsidiaries are delivered pursuant to clause (b) above for any Fiscal Quarter ending at or before the consummation of the Merger, such financial statements shall be accompanied by a condensed consolidated balance sheet of AM Holdings and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related condensed consolidated statement of operations for such Fiscal Quarter and the related condensed consolidated statement of cash flows for the portion of AM Holdings' fiscal year then ended;

          (d) concurrently with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Senior Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.17, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement by the firm of independent public accountants which reported on such statements that, in making examination necessary for reporting on such financial statements, they did not obtain knowledge of

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

     any Default hereunder except as described in such statement;

          (f) until the first date on which the Borrower receives an Investment Grade Rating, as soon as available and in any event within 120 days after the end of each Fiscal Year, (i) a consolidated balance sheet of NME Hospitals and its Consolidated Subsidiaries as of the end of such Fiscal Year and (ii) a consolidated balance sheet of AMI and its Consolidated Subsidiaries as of the end of such Fiscal Year, in each case together with the related consolidated statements of operations and cash flows for such Fiscal Year, and setting forth in each case in comparative form the figures for the previous Fiscal Year, such financial statements to be either (x) reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing, if such a report is available otherwise than by reason of this Agreement, or (y) certified as to fairness of presentation and compliance with GAAP by a Senior Officer of the Borrower;

          (g) until the first date on which either (x) the Borrower receives an Investment Grade Rating or (y) no AMI Post-1991 Debt Securities remain outstanding, as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a condensed consolidated balance sheet of AMI and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, together with the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and the related condensed consolidated statement of cash flows for the portion of the Fiscal Year then ended and setting forth in the case of such condensed consolidated statements of operations and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by a Senior Officer of the Borrower;

          (h) within 45 days after the end of each Fiscal Quarter, a certificate signed by a Senior Officer of the Borrower setting forth (i) by date and amount all prepayments of the Term Loans required to have been made during such Fiscal Quarter pursuant to subsections (c), (d), (e) and
     (g) of Section 2.06, (ii) by date and amount, all Net Cash Proceeds of Hospital Sales and

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

     Excess Casualty Proceeds received during such Fiscal Quarter, (iii) by date and amount, all Net Cash Proceeds of Hospital Sales and Excess Casualty Proceeds applied to pay for Hospital Purchases during such Fiscal Quarter or applied pursuant to subsection (b) or (f) of Section 2.06 to prepay Term Loans during such Fiscal Quarter and (iv) a summary as of the end of such Fiscal Quarter showing, by date and amount, all Net Cash Proceeds of Hospital Sales and Excess Casualty Proceeds theretofore received which were not theretofore invested in Hospital Purchases or applied pursuant to subsection (b) or (f) of Section 2.06 to prepay Term Loans;

          (i) within 45 days after the end of each Fiscal Quarter, a certificate signed by a Senior Officer of the Borrower setting forth the Pricing Level applicable during the Rate Period that begins 45 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to establish that such Pricing Level will be applicable; PROVIDED that (x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only the Borrower's estimate of the applicable Pricing Level (it being understood that, if the Borrower in good faith cannot determine with reasonable certainty which of two Pricing Levels applies, the Borrower may, in view of the provisions of Section 2.17(b), appropriately estimate that the lower of such Pricing Levels applies), and
     (y) if such certificate sets forth only an estimated Pricing Level, the Borrower shall, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by a Senior Officer of the Borrower setting forth the calculations contemplated by this clause (i) and either confirming that such estimated Pricing Level applies or, if not, setting forth the Pricing Level that does apply during the relevant Rate Period and requesting the Administrative Agent to determine the amounts of any additional interest and/or additional fees payable by the Borrower pursuant to Section 2.17(b);

          (j) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (k) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all

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

     financial statements, reports and proxy statements so mailed;

          (l) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

          (m) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Senior Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (n) until the first date on which the Borrower receives an Investment Grade Rating, as soon as available and approved by the Borrower's board of directors, a copy of the Borrower's financial forecast for each Fiscal Year; and

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

          (o) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

          SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower and each Included Subsidiary will pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) the same may be contested in good faith by appropriate proceedings or (ii) failure to pay and discharge the same, or cause them to be paid and discharged, would not in the aggregate have a Material Adverse Effect; PROVIDED that (x) the foregoing exceptions (i) and (ii) will not apply to the Borrower's obligations and liabilities under the Financing Documents, (y) the foregoing exception (i) will not apply to tax liabilities and
(z) the Borrower and its Included Subsidiaries shall maintain, in accordance with GAAP, appropriate reserves for the accrual of all obligations and liabilities to which the foregoing exceptions (i) and (ii) do apply.

          SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower and each Included Subsidiary will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower and each Included Subsidiary will maintain, with financially sound and reputable insurance companies (which may be Affiliates of the Borrower or part of the Borrower's self-insurance program) insurance on all their properties in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or similar businesses and maintain professional liability and malpractice insurance against claims usually insured against by medical personnel and hospitals and other health facilities; and furnish to each Lender, upon written request by any of the Agents, full information as to the insurance carried.

          SECTION 5.04. CONDUCT OF BUSINESS, MAINTENANCE OF EXISTENCE AND LIMITATION ON MERGERS AND SALES OF ASSETS. (a) The Borrower and its Included Subsidiaries will continue to engage primarily in business of the same general type as now conducted by the Borrower and its Included Subsidiaries.

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

          (b) The Borrower and each Included Subsidiary will preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights, privileges and franchises necessary or desirable in the normal conduct of business, PROVIDED that the foregoing shall not prohibit any merger or consolidation expressly permitted by this Section.

          (c) Except as permitted by subsection (e) below, the Borrower will not merge or consolidate with any other Person unless the Borrower is the surviving corporation and, after giving effect to such merger or consolidation, no Default shall have occurred and be continuing. The Borrower will not merge or consolidate with any Subsidiary of NME Psychiatric or any Excluded Subsidiary.

          (d) No Included Subsidiary will merge or consolidate with any other Person unless, after giving effect to such merger or consolidation, no Default shall have occurred and be continuing and either (i) such merger or consolidation is permitted by subsection (e) below or (ii) the Borrower elects, by notice to the Administrative Agent, to treat such merger or consolidation as an Asset Sale (i.e., a disposition of the net assets of such Included Subsidiary) for purposes of this Agreement and such Asset Sale is permitted by
Section 5.16.

          (e) Notwithstanding the foregoing provisions of this Section, (i) any Included Subsidiary may reincorporate in another state or merge with or into the Borrower or another Included Subsidiary and (ii) the Borrower may reincorporate in another state or merge with or into an Included Subsidiary, PROVIDED that (x) the corporation surviving any merger with the Borrower (if other than the Borrower) is incorporated under the laws of a state of the United States and assumes in writing all the obligations of the Borrower hereunder and said surviving corporation delivers to each Lender an opinion of counsel for the Borrower, in form and substance satisfactory to the Required Lenders, to the effect that the assumption by such surviving corporation of such obligations is effective and is fully binding upon and enforceable against such surviving corporation and (y) AMI and its Subsidiaries may merge with each other, but, so long as any Debt of AMI permitted by Section 5.10(d) or (e) is outstanding, AMI and its Subsidiaries may not merge with any of the Combined Companies other than AMI and its Subsidiaries.

          (f) So long as any AMI Post-1991 Debt Securities remain outstanding, the Combined Companies (other than AMI and its Subsidiaries) will not sell or transfer assets

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

having an aggregate book value in excess of $1,000,000 to AMI or any of its Subsidiaries.

          (g) The Combined Companies will not sell, transfer or otherwise dispose of any of their respective assets to (x) any Designated International Subsidiary or any of its Subsidiaries or (y) NME Psychiatric or any of its Subsidiaries; PROVIDED that (i) the Designated International Subsidiaries and their respective Subsidiaries may sell, transfer or otherwise dispose of their respective assets to each other and (ii) NME Psychiatric and its Subsidiaries may sell, transfer or otherwise dispose of their respective assets to each other.

          SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower and each Included Subsidiary will comply with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including without limitation Environmental Laws, ERISA and the rules and regulations thereunder and Public Law 92-603), and hold and maintain in full force and effect all certifications, governmental approvals, licenses and permits necessary or desir-able to enable the Borrower and its Included Subsidiaries to conduct their respective businesses as now conducted, except where the failure to comply therewith or hold and maintain such certifications, governmental approvals, licenses or permits would not have a Material Adverse Effect.

          SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower and each Included Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts (at such Lender's expense, unless an Event of Default shall have occurred and be continuing, in which case at the Borrower's expense) from any of their respective books and records and to discuss their respective affairs, finances and accounts with officers of the Borrower and with the accountants of the Borrower, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. FIXED CHARGE RATIO. At the end of each Fiscal Quarter ending after the Closing Date, the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense, all calculated for the period of four consecutive Fiscal Quarters then ended,


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will not be less than the ratio set forth below opposite the period in which such period of four consecutive Fiscal Quarters ends:

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     Period                                  Ratio
     ------                                  -----

Closing Date through November 30, 1995       2.0 to 1
December 1, 1995 through November 30, 1996   2.25 to 1
December 1, 1996 through November 30, 1997   2.35 to 1
December 1, 1997 through November 30, 1998   2.5 to 1
After November 30, 1998                      3.0 to 1

          SECTION 5.08. DEBT RATIO. At the close of business on any day on or after the Closing Date, the ratio of (i) Total Debt at such time to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended at or prior to such time will not be greater than the ratio set forth below opposite the period in which such day is included:

                 Period                        Ratio
                 ------                        -----

Closing Date through November 30, 1995       3.9 to 1
December 1, 1995 through November 30, 1996   3.5 to 1
December 1, 1996 through November 30, 1997   3.0 to 1
December 1, 1997 through November 30, 1998   2.5 to 1
December 1, 1998 through November 30, 1999   2.25 to 1
After November 30, 1999                      2.0 to 1

          SECTION 5.09. ADJUSTED CONSOLIDATED NET WORTH. Adjusted Consolidated Net Worth will at no time be less than the sum of (i) $1,700,000,000 plus (ii) 75% of the consolidated net income of the Combined Companies for each Fiscal Quarter ended after November 30, 1994, if such consolidated net income for such Fiscal Quarter is positive, plus (iii) 100% of the amount by which the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries is increased after November 30, 1994 as a result of any issuance or sale of Equity Interests by the Borrower (other than the issuance of common stock of the Borrower as part of the consideration for the Acquisition).

          SECTION 5.10. LIMITATIONS ON DEBT. After the Closing Date, neither the Borrower nor any Included Subsidiary will incur, assume or otherwise be liable in respect of any Debt, except:

          (a)  Debt outstanding under this Agreement;

          (b)  the Senior Notes and the Subordinated Notes;

          (c) the Metrocrest Bonds and the obligations of the Borrower under the Metrocrest Reimbursement Agreement;

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          (d)  Debt outstanding at the close of business on the Closing Date which the Borrower or AMI has become obligated to purchase, redeem or otherwise retire within 60 days thereafter pursuant to the NME Tender Offers, the AMI Tender Offers and the AMI Redemptions;

          (e) Debt (other than the Debt covered by the foregoing clauses of this Section) outstanding at the close of business on the Closing Date in an aggregate principal or face amount not exceeding $680,000,000;

          (f) unsecured Debt of the Borrower incurred to refinance Debt of the Borrower or AMI described in clauses (a) and (e) above and secured or unsecured Debt of the Borrower incurred to refinance Debt described in clause (c) above; PROVIDED that any Debt incurred pursuant to this clause
     (f) shall have terms and conditions satisfactory to the Required Lenders;

          (g) NME Non-Recourse Debt which is incurred solely to finance Capital Expenditures permitted by Section 5.11; PROVIDED that the aggregate outstanding principal or face amount of (i) all NME Non-Recourse Debt permitted by this clause (g) and (ii) all Debt permitted by clause (k) below shall not exceed $25,000,000 at any time;

          (h)  International Non-Recourse Debt;

          (i) Debt of any Person which becomes an Included Subsidiary after the Closing Date; PROVIDED that (i) such Debt is outstanding when such Person becomes such an Included Subsidiary and was not created in contemplation of such event and (ii) the aggregate outstanding principal or face amount of all such Debt permitted by this clause (i) shall not exceed $100,000,000 at any time;

          (j) Guarantees by the Borrower or any Included Subsidiary of Debt relating to the assets disposed of in any Hospital Sale, Hospital Swap or Asset Sale; PROVIDED that (i) such Debt was outstanding when such assets were disposed of and was not created in contemplation of the disposition thereof and (ii) the sum of (x) the aggregate outstanding principal amount of all Debt which is Guaranteed by the Borrower or any of its Included Subsidiaries pursuant to this clause (j) and (y) the aggregate amount of all lease payments under operating leases which are Guaranteed by the Borrower or any Included Subsidiary pursuant to Section 5.15(a) shall not exceed $200,000,000 at any time;

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

          (k) Debt consisting of obligations of the Borrower or any Included Subsidiary as lessee which are capitalized in accordance with GAAP; PROVIDED that the aggregate outstanding principal or face amount of (A) all Debt permitted by this clause (k) and (B) all NME Non-Recourse Debt permitted by clause (g) above shall not exceed $25,000,000 at any time;

          (l) Debt of any Included Subsidiary not otherwise permitted by the foregoing clauses of this Section, subject to Section 5.23; PROVIDED that the aggregate outstanding principal or face amount of all Debt of Included Subsidiaries permitted by this clause (l) shall not exceed $10,000,000 at any time;

          (m) Debt under the Advance Account Agreement not exceeding Singapore dollars 18,500,000 and Debt under the Overdraft Facility Agreement not exceeding $20,000,000 in aggregate outstanding principal amount; and

          (n) unsecured Debt of the Borrower not otherwise permitted by the foregoing clauses of this Section; PROVIDED that the aggregate principal or face amount of all Debt of the Borrower permitted by this clause (n) shall not exceed $10,000,000 at any time.

          SECTION 5.11. CAPITAL EXPENDITURES. Consolidated Capital Expenditures will not exceed $425,000,000 for any Fiscal Year ending after the Closing Date.

          SECTION 5.12. RESTRICTED PAYMENTS. Neither the Borrower nor any Subsidiary will declare or make (i) any dividend or other distribution on any shares of capital stock of the Borrower (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement, acquisition, defeasance or prepayment of any Equity Interests in the Borrower.

          SECTION 5.13. INVESTMENTS. Neither the Borrower nor any Included Subsidiary will make or acquire any Investment in any Person after the Closing Date, except:

          (a)  Temporary Cash Investments;

          (b) Investments in Wholly-Owned Included Subsidiaries, including any Person which is a Wholly-Owned Included Subsidiary immediately after such Investment is made;

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          (c)  Investments not exceeding $10,000,000 in aggregate amount resulting from a performance guarantee and related letter of credit issued on or about December 3, 1994 to support an agreement to continue operating a specific hospital in Spain for 10 years;

          (d) Investments with respect to the operations of the Designated International Subsidiaries and their respective Subsidiaries in Spain; PROVIDED that the aggregate cost of all such Investments made after November 30, 1994 (excluding Investments permitted by clause (c) above, but including all other Guarantees valued at the amount guaranteed) shall not exceed $10,000,000;

          (e) Investments in South Miami Hospitals; PROVIDED that the aggregate cost of all such Investments (including Guarantees valued at the amount guaranteed) made after November 30, 1994 shall not exceed $100,000,000; and

          (f) any Investment not expressly permitted by the foregoing clauses of this Section; PROVIDED that (i) immediately after such Investment is made or acquired, the aggregate cost of all such Investments made or acquired by the Combined Companies after November 30, 1994 does not exceed $250,000,000, (ii) immediately after such Investment is made or acquired, the aggregate cost of all such Investments made or acquired by the Borrower and the Included Subsidiaries after November 30, 1994 in Persons other than the Combined Companies does not exceed $100,000,000 and (iii) no Investment in an Excluded Subsidiary shall be made or acquired pursuant to this clause
     (f).

          SECTION 5.14. NEGATIVE PLEDGE. After the Closing Date, neither the Borrower nor any Included Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a)  any Lien created pursuant to the Security Agreement;

          (b) any Lien existing prior to the Closing Date securing Debt (other than the Borrower's obligations under the Metrocrest Reimbursement Agreement) that is permitted to remain outstanding after the Closing Date under Section 5.10(e);

          (c) any Lien on bonds issued by the Metrocrest Hospital Authority (and related proceeds and other

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

     distributions) granted to secure the Borrower's obligations under the Metrocrest Reimbursement Agreement and the Securities Pledge and Security Agreement referred to therein;

          (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clause (b) above; PROVIDED that (i) the principal amount of such Debt is not increased and
     (ii) such Debt is not secured by any additional assets;

          (e) if the letters of credit issued pursuant to the Metrocrest Reimbursement Agreement are replaced by other letters of credit issued for the same purpose, any Lien securing the Borrower's obligations under the reimbursement agreement relating to such replacement letters of credit; PROVIDED that (i) the aggregate amount of such letters of credit is not increased and (ii) the Borrower's obligations under the related reimbursement agreement are not secured or required to be secured by any assets except the assets by which the Borrower's obligations under the Metrocrest Reimbursement Agreement are secured or required to be secured;

          (f)  any Lien securing any NME Non-Recourse Debt permitted pursuant to
     Section 5.10(g); PROVIDED that in each case such Lien attaches only to assets that were acquired with the proceeds of such NME Non-Recourse Debt;

          (g) any Lien on assets of a Person which becomes an Included Subsidiary after the Closing Date; PROVIDED that such Lien secures only Debt of such Person permitted to remain outstanding pursuant to Section 5.10(i);

          (h) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

          (i) any Lien imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower and its Consolidated Subsidiaries in accordance with GAAP;

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

          (j) Liens on cash and cash equivalents securing obligations of the Borrower and its Subsidiaries with respect to workmen's compensation, malpractice and other similar insurance policies; PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $16,000,000 at any time;

          (k) Liens arising in the ordinary course of business (other than Liens permitted by clause (h), (i) or (j) above) which (i) do not secure Financial Obligations, (ii) do not secure any single obligation in an outstanding amount exceeding $5,000,000 and (iii) do not secure obligations in an aggregate outstanding amount exceeding $25,000,000;

          (l) Liens on cash and cash equivalents securing Hedging Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may not exceed $50,000,000 at any time;

          (m) any Lien on an asset leased by the Borrower or an Included Subsidiary under a capital lease permitted pursuant to Section 5.10 securing its obligations as lessee under such capital lease; and

          (n) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than the Senior Notes or the Subordinated Notes); PROVIDED that, immediately after any such Debt is incurred, the aggregate outstanding principal or face amount of all Debt secured pursuant to this clause (n) shall not exceed $2,000,000.

          SECTION 5.15. LEASES. (a) OPERATING LEASES. After the Closing Date, neither the Borrower nor any Included Subsidiary will incur, assume or otherwise become liable (pursuant to a Guarantee or otherwise) for rental payments under any operating lease if, immediately after giving effect thereto, the aggregate amount of minimum rental payments for which the Borrower and its Included Subsidiaries are liable under all operating leases entered into or Guaranteed by the Borrower and its Included Subsidiaries after November 30, 1994 would exceed, on a consolidated basis, $10,000,000 for any Fiscal Year.

          (b) SALE-LEASEBACK TRANSACTIONS. After the Closing Date, neither the Borrower nor any Included Subsidiary will engage in any Sale-Leaseback Transaction other than a Medical Office Sale-Leaseback Transaction.

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

          SECTION 5.16. ASSET SALES. After the Closing Date, neither the Borrower nor any Included Subsidiary will make any Asset Sale or Hospital Sale unless:

          (i) at least 80% of the aggregate amount of the consideration received for such Asset Sale or Hospital Sale consists of cash (it being understood that, for purposes of this Section, (x) any assumption of liabilities of the Borrower or such Included Subsidiary by the transferee of the relevant assets shall not constitute "consideration received" and
     (y) any notes or other securities received from such transferee shall constitute "cash" if and to the extent that they are sold or otherwise converted to cash substantially concurrently with the closing of such Asset Sale or Hospital Sale);

         (ii) the portion of the consideration received for such Asset Sale or Hospital Sale that does not consist of cash consists of promissory notes or other debt securities;

        (iii) immediately after giving effect to such Asset Sale or Hospital Sale, the aggregate unpaid principal amount of all promissory notes and other debt securities received by the Combined Companies as payment for all Asset Sales and Hospital Sales after November 30, 1994 does not exceed $250,000,000; PROVIDED that this clause (iii) shall not apply to (x) any promissory notes or other debt securities converted to cash substantially concurrently with the closing of the relevant Asset Sale or Hospital Sale or (y) any other promissory notes or debt securities sold to a Person (other than one of the Combined Companies) after the relevant Asset Sale or Hospital Sale if, but only to the extent that, one of the Combined Companies received cash as consideration for such sale of notes or debt securities;

         (iv) immediately after giving effect to such Asset Sale or Hospital Sale, the aggregate book value (when sold) of all assets sold, transferred or otherwise disposed of by the Combined Companies in all Asset Sales and Hospital Sales after November 30, 1994 does not exceed 15% of Consolidated Plant, Property and Equipment; and

          (v) immediately after giving effect to such Asset Sale or Hospital Sale, the sum of the amounts referred to in clause (iv) of this Section and clause (i)(A) of


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     Section 5.17 does not exceed 20% of Consolidated Plant, Property and
     Equipment.

          SECTION 5.17. HOSPITAL SWAPS. After the Closing Date, neither the Borrower nor any Included Subsidiary shall consummate any Hospital Swap unless, immediately after giving effect thereto:

          (i) the sum of (A) the aggregate net book value of all assets disposed of by the Combined Companies in Hospital Swaps after November 30, 1994 (determined as to each such Hospital Swap as of the closing thereof, net of any liabilities of the Combined Companies assumed by the party to which the relevant assets were transferred) and (B) the Net Cash Proceeds of Hospital Sales made after the Closing Date that have been applied to pay for Hospital Purchases or are still being held for application to pay for Hospital Purchases does not exceed 15% of Consolidated Plant, Property and Equipment and

          (ii) the sum of the amounts referred to in clause (i)(A) of this Section and clause (iv) of Section 5.16 does not exceed 20% of Consolidated Plant, Property and Equipment.

          SECTION 5.18. RESTRICTIONS ON OTHER AGREEMENTS. Neither the Borrower nor any of its Included Subsidiaries will:

          (a) enter into any agreement or arrangement which (i) would limit in any way the ability of the Borrower or any Included Subsidiary to grant a Lien on any of its assets, whether now owned or hereafter acquired, to secure the obligations of the Borrower under the Financing Documents, including without limitation any such agreement or arrangement which would require any other obligation of the Borrower or any Included Subsidiary (except the Borrower's obligations under the Metrocrest Reimbursement Agreement or any reimbursement agreement that replaces it) to be equally and ratably secured by such Lien;

          (b) enter into any agreement or arrangement which would limit in any way the ability of any Included Subsidiary to declare or pay any dividend; or

          (c) enter into any amendment or waiver of any provision of any indenture, agreement or other instrument evidencing or pursuant to which any Debt of the Borrower or any of its Subsidiaries is outstanding

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     which would, if entered into, adversely affect either (i) the Borrower and its Included Subsidiaries, taken as a whole, or (ii) the Lenders.

          SECTION 5.19. NO CHANGE OF ACCOUNTING PRACTICES. The Borrower will not, and will not permit any of its Subsidiaries to, adopt any material change in its accounting principles or reporting practices, except (i) any such change permitted or required by GAAP as in effect from time to time or (ii) any such change required to conform the accounting principles and reporting practices used by AM Holdings and its Subsidiaries to those used by the Borrower and its Subsidiaries.

          SECTION 5.20. NO SALES OF RECEIVABLES. Neither the Borrower nor any Included Subsidiary will sell or otherwise transfer any of its accounts receivable to any Person other than (i) the Borrower or (ii) a Wholly-Owned Included Subsidiary (other than AMI and its Subsidiaries); PROVIDED that such accounts receivable may be transferred to collection agencies for collection in the ordinary course of business.

          SECTION 5.21. USE OF PROCEEDS. (a) The proceeds of the Term Loans will be used by the Borrower:

          (i) on the Closing Date to pay in full the principal of all loans and reimbursement obligations then outstanding under NME's Existing Credit Agreement and all interest and fees accrued thereunder or to pay directly obligations supported by any letter of credit outstanding NME's Existing Credit Agreement;

         (ii) on the Closing Date to make a loan to AMI in an amount sufficient to pay in full the principal of all loans and reimbursement obligations then outstanding under AMI's Existing Credit Agreement and all interest and fees accrued thereunder;

        (iii) from time to time on and after the Closing Date to pay all amounts payable pursuant to the NME Tender Offers;

         (iv) from time to time on and after the Closing Date to pay in full, or make loans to AMI in amounts sufficient to pay in full, all amounts payable pursuant to the AMI Tender Offers and the AMI Redemptions;

          (v) from time to time on and after the Closing Date to prepay or defease Debt permitted to be prepaid or defeased pursuant to Section 5.22(a); and

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

          (vi) to finance the Acquisition and pay transaction costs incurred in connection therewith.

          (b) The proceeds of the Revolving Credit Loans will be used by the Borrower for purposes specified in subsection (a) of this Section and for general corporate purposes.

          (c) The Letters of Credit will be used to replace certain letters of credit outstanding immediately prior to the Closing Date and to meet the needs of the Borrower and its Included Subsidiaries for further letters of credit in the ordinary course of business.

          (d) None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner which would (i) violate any applicable law or regulation or (ii) require any Form FRU-1 or any successor form to be executed.

          SECTION 5.22.  RESTRICTION ON PREPAYING OR EXTENDING OTHER DEBT.   (a)
Neither the Borrower nor any Included Subsidiary will prepay, defease or purchase any Debt of the Borrower or any Included Subsidiary; PROVIDED that the foregoing prohibition shall not apply to:

          (i) the NME Tender Offers, the AMI Tender Offers and the AMI Redemptions;

         (ii)  Debt of the Borrower outstanding under this Agreement;

        (iii) any prepayment or defeasance of the Borrower's 12 1/8% Notes due April 1, 1995;

          (iv) any prepayment of AMI's 8 1/4% Convertible Debentures due 2008;
     or

         (v) any prepayment, defeasance or purchase of any other Debt less than 12 months before the final maturity thereof.

          (b) AMI will not extend the final maturity of any Debt of AMI permitted to remain outstanding under Section 5.10(e) beyond the currently scheduled maturity date thereof.

          SECTION 5.23. LIMITATION ON ACTIVITIES. (a) Finco shall cease doing business on or before the Closing

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Date and shall have no Debt outstanding after the close of business on the
Closing Date.

          (b) So long as NME Properties Corp. or NME Properties, Inc. holds any Designated Investment that has not been pledged with the Collateral Agent under the Security Agreement (or any proceeds of any such Investment), neither NME Properties Corp. nor NME Properties, Inc. will (i) engage in any business other than holding Investments, (ii) incur, assume or otherwise be liable for any Debt or (iii) transfer any such Designated Investment to the Borrower or any other Affiliate of the Borrower; PROVIDED that (i) NME Properties Corp. may continue to own and operate two convalescent centers and one nursing home owned by it at November 30, 1994 and (ii) NME Properties Inc. may continue to own and operate one nursing home owned by it at November 30, 1994.

          SECTION 5.24. SENIOR STATUS. The obligations of the Borrower under the Financing Documents will at all times constitute "senior debt" as defined in any instrument or agreement evidencing or governing any subordinated debt of the Borrower (including without limitation the Subordinated Notes) outstanding on or after the Closing Date.

          SECTION 5.25.  LOANS TO AMI.  Each loan made to AMI pursuant to clause
(ii) or (iv) of Section 5.21(a) will be evidenced by a promissory note of AMI which will be promptly delivered to the Collateral Agent as part of the Collateral under the Security Agreement. The Borrower will not forgive any portion of any such loan or amend any material term thereof.


                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred:

          (a) any principal of any Loan or any Reimbursement Obligation shall not be paid when due;

          (b) any interest on any Loan or Reimbursement Obligation, any fee or any other amount payable under any Financing Document shall not be paid within three Domestic Business Days after it becomes due;

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

          (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.04 or Sections 5.07 through 5.25, inclusive, hereof or in Section 4(B) or 5 of the Security Agreement;

          (d) the Borrower shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a), (b) or (c) above) within 30 days after such failure occurs or, if later, 10 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of the Required Lenders;

          (e) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

          (f) the Borrower and/or one or more Included Subsidiaries shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

          (g) any event or condition shall occur which results in the acceleration of the maturity of Material Financial Obligations, or enables (any applicable grace period having expired) the holder or holders of Material Financial Obligations or any Person acting on their behalf to accelerate the maturity thereof;

          (h) any event or condition shall occur which, with the giving of notice or lapse of time or both, would enable the holder or holders of Material Financial Obligations or any Person acting on their behalf to accelerate the maturity thereof, and (i) the Required Lenders shall have determined, in their sole discretion, that such event or condition (unless cured or waived) should be an Event of Default hereunder, (ii) the Administrative Agent shall have given written notice of such determination to the Borrower and (iii) the Borrower shall have failed to cause such event or condition to be cured or waived within two Domestic Business Days after receiving such notice;

          (i) any default shall occur under the relevant document which (x) results in the cancellation of Material Commitments or (y) enables (any applicable grace period having expired) the Person or Persons that

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

     made such Material Commitments or any Person acting on their behalf to cancel such Material Commitments;

          (j) any default shall occur under the relevant document which, with the giving of notice or lapse of time or both, would enable the Person or Persons that made any Material Commitments or any Person acting on their behalf to cancel such Material Commitments and (i) the Required Lenders shall have determined, in their sole discretion, that such event or condition (unless cured or waived) should be an Event of Default hereunder,
     (ii) the Administrative Agent shall have given written notice of such determination to the Borrower and (iii) the Borrower shall have failed to cause such event or condition to be cured or waived within two Domestic Business Days after receiving such notice;

          (k) the Borrower or any Included Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (l) an involuntary case or other proceeding shall be commenced against the Borrower or any Included Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Included Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

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

          (m) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA or premium-related penalties) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (n) a judgment or order for the payment of money in excess of $25,000,000 (net of insurance to the extent that the insurer shall have admitted coverage thereof) shall be rendered against the Borrower or any Included Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (o) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall no longer constitute a majority of the Borrower's board of directors; or

          (p) any Lien on any portion of the Collateral created by the Security Agreement shall at any time and for any reason (except a release of such Collateral pursuant to Section 16 of the Security Agreement) not constitute a valid and perfected Lien on such portion of the Collateral subject to no prior or equal Lien, or the Borrower shall so assert in writing;

then, and in every such event, while such event is continuing, the Administrative Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Revolving Credit Commitments and the unused Term Commitments (if then in effect), by notice to the Borrower terminate the

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Commitments and they shall thereupon terminate, (ii) if requested by Lenders holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that, if any Event of Default specified in clause (k) or (l) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under clause (d), (h) or (j) of Section 6.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

          SECTION 6.03. CASH COVER. If any Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Administrative Agent at the request of the Required Revolving Credit Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding, PROVIDED that, if any Event of Default specified in clause (k) or (l) of Section 6.01 occurs with respect to the Borrower, the Borrower shall be obligated to pay such amount to the Administrative Agent forthwith without any notice to the Borrower or any other act by the Administrative Agent or the Lenders.


                                   ARTICLE VII

                                   THE AGENTS

          SECTION 7.01. APPOINTMENT AND AUTHORIZATION. (a) Each Lender irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms hereof, together with all such powers as are reasonably incidental thereto.

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          (b)  Each of the Lenders, the Agents (other than the Collateral
Agent), the Metrocrest Banks and the Metrocrest Issuing Bank irrevocably appoints and authorizes the Collateral Agent to execute and deliver the Security Agreement and to take such action as agent on its behalf and to exercise such powers under the Security Agreement as are delegated to it by the terms thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. AGENTS AND AFFILIATES. Each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each of Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of the Borrower's Affiliates as if it were not an Agent under any of the Financing Documents.

          SECTION 7.03. ACTION BY ANY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. CONSULTATION WITH EXPERTS. Any Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. LIABILITY OF THE AGENTS. Neither any Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Agreement or the Notes (i) in the absence of its own gross negligence or willful misconduct or (ii) with the consent or at the request of the Required Lenders, PROVIDED that this clause (ii) shall not affect any rights the Borrower may have against the Revolving Credit Lenders that made such request. Neither any Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any

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duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Extension of Credit; (ii) the performance or observance of any of the covenants or agreements of the Borrower in any Financing Document; (iii) the satisfaction of any condition specified in Article III, except, in the case of the Administrative Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. INDEMNIFICATION. Each Lender shall, ratably in accordance with its Total Credit Exposure, indemnify each Agent (except the Collateral Agent), the Swingline Bank, their respective Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the relevant indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by the relevant indemnitee thereunder.

          SECTION 7.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

          SECTION 7.08. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the

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retiring Administrative Agent may, on behalf of the Lenders, appoint a successor
Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

          SECTION 7.09. AGENTS' FEES. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

          SECTION 7.10. ARRANGING AGENTS. The Arranging Agents, in their capacities as such, shall have no duties or obligations of any kind under the Financing Documents and shall not have a fiduciary relationship with any Lender.

          SECTION 7.11.  SECURITY AGREEMENT.   Each party hereto, in its
capacity as a Secured Party under the Security Agreement, agrees to be bound by the provisions of the Security Agreement applicable to it, including without limitation the provisions of Sections 11 and 14 thereof.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

          (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank

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     Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period,

the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans shall be suspended and
(ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest
Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan

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to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, its obligation to make Euro-Dollar Loans, or its obligation to participate in any Letter of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such Lender for such increased cost or reduction.

          (b) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any LC Issuing Bank (or its LC Office) with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency shall impose,

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

modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against any Letter of Credit issued by such LC Issuing Bank (or its LC Office) or shall impose on any LC Issuing Bank (or its LC Office) any other condition affecting its Letters of Credit or its obligation to issue Letters of Credit and the result of any of the foregoing is to increase the cost to such LC Issuing Bank (or its LC Office) of issuing any Letter of Credit or to reduce the amount of any sum received or receivable by such LC Issuing Bank (or its LC Office) under this Agreement with respect thereto, by an amount deemed by such LC Issuing Bank to be material, then, within 15 days after demand by such LC Issuing Bank (with a copy to the Administrative Agent), the Borrower shall pay to such LC Issuing Bank such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such LC Issuing Bank for such increased cost or reduction.

          (c) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will (subject to subsection (e) of this Section) compensate such Lender (or its Parent) for such reduction.

          (d) Each Lender and LC Issuing Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or LC Issuing Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount

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of, such compensation and will not, in the judgment of such Lender or LC Issuing
Bank, be otherwise disadvantageous to it. A certificate of any Lender or LC Issuing Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the method of calculation thereof and shall be conclusive in the absence of manifest error. In determining such amount, such Lender or LC Issuing Bank may use any reasonable averaging and attribution methods.

          (e) No Lender or LC Issuing Bank shall be entitled to claim compensation pursuant to this Section for (i) Taxes or Other Taxes (as such terms are defined in Section 8.04) or (ii) any increased cost or reduction incurred or accrued more than 90 days before such Lender or LC Issuing Bank first notifies the Borrower of the change in law or other circumstance on which such claim is based.

          SECTION 8.04. TAXES. (a) For purposes of this Section, the following terms have the following meanings:

          "Relevant Payee" means any Lender, any LC Issuing Bank or any Agent.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to any Financing Document, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Relevant Payee, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and
(ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Financing Document, or from the execution or delivery of, or otherwise with respect to, any Financing Document.


          (b) Any and all payments by any Borrower to or for the account of any Relevant Payee under any Financing Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any

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such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Relevant Payee receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Relevant Payee for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Relevant Payee and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Relevant Payee makes demand therefor.

          (d) Each Relevant Payee organized under the laws of a jurisdiction outside the United States, on or prior to its execution and delivery of this Agreement in the case of each Relevant Payee listed on the signature pages hereof and on or prior to the date on which it becomes a Relevant Payee in the case of each other Relevant Payee, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Relevant Payee remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Relevant Payee is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Relevant Payee from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Relevant Payee or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Relevant Payee has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Relevant Payee shall not be entitled to indemnification

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under Section 8.04(b) or (c) with respect to Taxes imposed by the United States;
PROVIDED that if a Relevant Payee, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Relevant Payee shall reasonably request to assist such Relevant Payee to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Relevant Payee pursuant to this Section 8.04, then such Relevant Payee will change the jurisdiction of its Applicable Lending Office or LC Office if, in the judgment of such Relevant Payee, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Relevant Payee.


          SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be made as (or converted into) Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

          (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

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

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

          (w) in the case of the Borrower, the Administrative Agent or any LC Issuing Bank identified as such on the signature pages hereof, at its address, facsimile number or telex number set forth on the signature pages hereof,

          (x) in the case of any other LC Issuing Bank, at its address, facsimile number or telex number set forth in the Borrower's notice to the Administrative Agent designating the relevant Lender as an LC Issuing Bank or, if not set forth in such notice, set forth in such Lender's Administrative Questionnaire,

          (y) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or

          (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; PROVIDED that notices to the Administrative Agent under Article II or Article VIII and notices to any LC Issuing Bank under Article II shall not be effective until received.

          SECTION 9.02. NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial

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exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  EXPENSES; INDEMNIFICATION.  (a)  The Borrower shall pay
(i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder, (ii) all out-of-pocket expenses of each Arranging Agent (but not any fees and disbursements of its counsel) in connection with the preparation and administration of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and any collection, bankruptcy, insolvency or other enforcement proceedings resulting therefrom.

          (b) The Borrower shall indemnify each Agent, the Swingline Bank and each Lender, their respective Affiliates and the respective directors, directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or any actual or proposed use by the Borrower or any of its Affiliates of any proceeds of the Loans or any Letter of Credit; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 9.04. SHARING OF SET-OFFS. (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans of any Tranche held by it which is greater than the proportion received by any other

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Lender in respect of the aggregate amount of principal and interest due with respect to the Loans of such Tranche held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans of such Tranche held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans of such Tranche held by the Lenders shall be shared by such Lenders pro rata.

          (b) Each Revolving Credit Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the Letter of Credit Liabilities held by it or for its account which is greater than the proportion received in respect of the Letter of Credit Liabilities held by or for the account of any other Revolving Credit Lender, the Revolving Credit Lender receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Liabilities held by or for the account of the other Revolving Credit Lenders, and such other adjustments shall be made, as may be required so that all such payments of the Letter of Credit Liabilities held by or for the account of the Revolving Credit Lenders shall be shared by them pro rata.

          (c) Nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.

          (d) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent or LC Issuing Bank are affected thereby, by such Agent or LC Issuing Bank); PROVIDED that no such amendment or waiver shall:

          (i) unless signed by all the Term Lenders, increase or decrease any Term Commitment (except for a ratable decrease in all the Term Commitments), postpone the date fixed for the termination of any Term Commitment, reduce the principal of or rate of interest on any Term Loan or postpone the final maturity date of any Term Loan or any date fixed for any payment of interest on any Term Loan;

         (ii) unless signed by the Super-Majority Term Lenders, postpone any date (other than the final maturity date) specified in Section 2.06(a) for any payment of the principal of any Term Loan;

        (iii) unless signed by all the Revolving Credit Lenders, increase or decrease any Revolving Credit Commitment (except for a ratable decrease in all the Revolving Credit Commitments), postpone the date fixed for the termination of any Revolving Credit Commitment, reduce the principal of or rate of interest on any Revolving Credit Loan or postpone the final maturity date of any Revolving Credit Loan or any date fixed for any payment of interest on any Revolving Credit Loan, reduce the principal of or rate of interest on any Reimbursement Obligation, or postpone the date fixed for any scheduled payment of any Reimbursement Obligation;

         (iv) unless signed by the Swingline Bank, increase the Swingline Commitment, postpone the date fixed for the termination of the Swingline Commitment or otherwise affect any of its rights or obligations hereunder;

          (v) unless signed by all the Lenders entitled to receive such fees, reduce or postpone the date fixed for any scheduled payment of any fees hereunder;

         (vi) unless signed by all the Lenders participating in the Letter of Credit Liabilities, change the date fixed for the expiration of any Letter of Credit;

        (vii) unless signed by all the Lenders, waive any condition set forth in clause (ii), (ix) or (x) of Section 3.01; or

        (viii) unless signed by all the Lenders, change any provision of this Section or any other provision of this Agreement specifying which Lenders may take any action that the Lenders or any of them are entitled to take hereunder.

          SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under the Financing Documents without the prior written consent of all the Lenders, the LC Issuing Banks and the Swingline Bank.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any of its Commitments or any or all of its Loans or any or all of the Reimbursement Obligations held by it or for its account. If any Lender grants such a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof; PROVIDED that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (v) of Section 9.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a pro rata part of all, of its rights and obligations under the Financing Documents with respect to either:

          (i) its outstanding Term Loans and unused Term Commitment (if then in effect) or

         (ii) its Revolving Credit Commitment and Outstanding Revolving Credit Amounts,
and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto signed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the Administrative Agent and, if such assignment is pursuant to (ii) above, the LC Issuing Banks; PROVIDED that:

          (A) if such Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required;

          (B) no Lender shall assign all or any part of its Revolving Credit Commitment and Outstanding Revolving Credit Amounts to any institution that is not a bank; and

          (C) if such transferor Lender either (i) assigns a pro rata part (but not all) of its Term Loans and unused Term Commitment (if then in effect) to an Assignee that was not a Term Lender immediately prior to such assignment or (ii) assigns a pro rata part (but not all) of its Revolving Credit Commitment and Outstanding Revolving Credit Amounts to an Assignee that was not a Revolving Credit Lender immediately prior to such assignment, then the sum of (x) the aggregate outstanding principal amount of Term Loans (if any) and unused Term Commitment (if any) assigned to such Assignee and (y) the portion of the transferor Lender's Revolving Credit Commitment (if any) assigned to such Assignee shall be at least $10,000,000.

Upon execution and delivery of such Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender to the extent set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, either the transferor Lender or the Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04(d).

          (d) Any Lender may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations thereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under or by reason by
Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02,
8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or, in the case of an Assignee, at a time when the circumstances giving rise to such greater payment did not exist. Subject to the foregoing limitation, any Lender claiming compensation or indemnification pursuant to Section 8.03 or 8.04 may include in its claim similar compensation or indemnification for any Participant having a participating interest in such Lender's rights.

          SECTION 9.07. NO RELIANCE ON MARGIN STOCK AS COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. CONFIDENTIALITY. Each Agent, Lender and LC Issuing Bank (each, a "Lending Party") agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority,
(e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to any Affiliate of such Lending Party, solely in connection with this Agreement or any other transaction or proposed transaction between such Lending Party and/or its Affiliates and the Borrower and/or its Affiliates, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

          SECTION 9.09. WAIVER OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH LC ISSUING BANK, THE SWINGLINE BANK AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          SECTION 9.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. EACH OF THE FINANCING DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 9.11. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of (i) counterparts hereof signed by the Borrower, the Lenders, the LC Issuing Bank identified as such on the signature pages hereof, the Swingline Bank and the Agents (other than the Collateral Agent) or (ii) in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party that a counterpart hereof has been executed by such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             NATIONAL MEDICAL ENTERPRISES, INC.



                                             By /s/ Terence P. McMullen
                                                -------------------------------
                                                Title: Senior Vice President
                                             National Medical Enterprises, Inc.
                                             2700 Colorado Avenue
                                             Santa Monica, California  90404
                                             Attention:  Maris Andersons
                                             Telephone:  (310) 998-8381
                                             Facsimile:  (310) 998-6700


                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK, as an Arranging
                                               Agent and a Lender



                                             By /s/ Robert M. Osieski
                                                -------------------------------
                                                Title: Vice President

                                             THE BANK OF NEW YORK, as an
                                          Arranging Agent and a Lender



                                             By /s/ Craig Rethmeyer
                                                -------------------------------
                                                Title: Vice President


                                             BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION, as an
                                               Arranging Agent and a Lender



                                             By /s/ Wyatt R. Ritchie
                                                -------------------------------
                                                Title: Vice President


                                             BANKERS TRUST COMPANY, as an
                                          Arranging Agent and a Lender



                                             By /s/ Robert R. Telesca
                                                -------------------------------
                                                Title: Assistant Vice President


                                             THE BANK OF CALIFORNIA, N.A.



                                             By /s/ Albert W. Kelley
                                                -------------------------------
                                                Title: Vice President


                                             THE MITSUBISHI BANK, LTD.



                                             By /s/ Hiroaki Fuchida
                                                -------------------------------
                                                Title: Vice President, Manager


                                             BANK OF MONTREAL



                                             By /s/ Irene M. Geller
                                                -------------------------------
                                                Title: Director

                                             THE BANK OF NOVA SCOTIA



                                             By /s/ Chris P. Johnson
                                                -------------------------------
                                                Title: Representative


                                             THE BANK OF TOKYO TRUST COMPANY



                                             By /s/ M. Sheridan Sunier
                                                -------------------------------
                                                Title: Vice President


                                             BANQUE PARIBAS



                                             By /s/ Sean T. Conlon
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Alan E. McLintock
                                                -------------------------------
                                                Title: Regional General Manager


                                             THE CHASE MANHATTAN BANK N.A.



                                             By /s/ Michael K. Bayley
                                                -------------------------------
                                                Title: Vice President


                                             CHEMICAL BANK



                                             By /s/ Neil R. Boylan
                                                -------------------------------
                                                Title: Vice President


                                             CITICORP USA, INC.



                                             By /s/ Barbara A. Cohen
                                                -------------------------------
                                                Title: Vice President

                                             CREDIT SUISSE



                                             By /s/ David J. Worthington
                                                -------------------------------
                                                Title: Member of Senior
                                                       Management


                                             By /s/ Peter Koelln
                                                -------------------------------
                                                Title: Associate


                                             DEUTSCHE BANK AG, LOS ANGELES
                                             AND/OR CAYMAN ISLANDS



                                             By /s/ Michael U. Hotze
                                                -------------------------------
                                                Title: Managing Director


                                             By /s/ I. Scott Jessup
                                                -------------------------------
                                                Title: Vice President


                                             DRESDNER BANK AG, LOS ANGELES
                                             AGENCY AND GRAND CAYMAN BRANCH



                                             By /s/ Kenneth I. Bowman
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Sidney S. Jordan
                                                -------------------------------
                                                Title: Vice President


                                             FIRST INTERSTATE BANK OF CALIFORNIA



                                             By /s/ William J. Baird
                                                -------------------------------
                                                Title: Vice President

                                             FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA



                                             By /s/ John W. Ransom
                                                -------------------------------
                                                Title: Vice President


                                             THE FUJI BANK, LIMITED



                                             By /s/ Nobuhiro Umemura
                                                -------------------------------
                                                Title: Joint Genaral Manager


                                             THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED



                                             By /s/ Toshi Iyoda
                                                -------------------------------
                                                Title: Senior Vice President


                                             THE LONG-TERM CREDIT BANK OF JAPAN,
                                             LTD., LOS ANGELES AGENCY



                                             By /s/ Genichi Imai
                                                -------------------------------
                                                Title: Joint General Manager


                                             MELLON BANK, N.A.



                                             By /s/ Richard Lopatt
                                                -------------------------------
                                                Title: Vice President


                                             NATIONSBANK OF TEXAS, N.A.



                                             By /s/ Brad W. DeSpain
                                                -------------------------------
                                                Title: Vice President

                                             PNC BANK, NATIONAL ASSOCIATION



                                             By /s/ Anthony L. Trunzo
                                                -------------------------------
                                                Title: Vice President


                                             THE SANWA BANK LIMITED, DALLAS
                                             AGENCY



                                             By /s/ R. Blake Wright
                                                -------------------------------
                                                Title: Assistant Vice President


                                             SHAWMUT BANK CONNECTICUT, N.A.



                                             By /s/ Manfred O. Eigenbrod
                                                -------------------------------
                                                Title: Managing Director


                                             SOCIETE GENERALE



                                             By /s/ J. Staley Stewart
                                                -------------------------------
                                                Title: Vice President


                                             THE SUMITOMO BANK, LTD.



                                             By /s/ Hiroshi Amano
                                                -------------------------------
                                                Title: General Manager

                                             SWISS BANK CORPORATION, SAN
                                             FRANCISCO BRANCH



                                             By /s/ David L. Parrot
                                                -------------------------------
                                                Title: Associate, Director,
                                                       Merchant Banking


                                             By /s/ Hans-Ueli Surber
                                                -------------------------------
                                                Title: Executive Director,
                                                       Merchant Banking


                                             TORONTO DOMINION (TEXAS), INC.



                                             By /s/ Lisa Allison
                                                -------------------------------
                                                Title: Vice President


                                             WACHOVIA BANK OF GEORGIA, N.A.



                                             By /s/ David L. Gaines
                                                -------------------------------
                                                Title: Senior Vice President


                                             WELLS FARGO BANK, N.A.



                                             By /s/ David A. Neumann
                                                -------------------------------
                                                Title: Vice President


                                             ABN AMRO BANK N.V.



                                             By /s/ Paul K. Stimpfl
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ David J. Stassel
                                                -------------------------------
                                                Title: Vice President

                                             THE DAI-ICHI KANGYO BANK, LTD., LOS
                                             ANGELES AGENCY


                                             By /s/ Tomohiro Nozaki
                                                -------------------------------
                                                Title: Senior Vice President and
                                                       Joint General Manager


                                             RABOBANK NEDERLAND



                                             By /s/ W. Pieter C. Kodde
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Michel de Konkoly Thege
                                                -------------------------------
                                                Title: Deputy General Manager


                                             THE SAKURA BANK LTD., LOS
                                             ANGELES AGENCY



                                             By /s/ Ofusa Sato
                                                -------------------------------
                                                Title: Senior Vice President &
                                                       Assistant General Manager


                                             AMSOUTH BANK OF ALABAMA



                                             By /s/ William P. Barnes
                                                -------------------------------
                                                Title: Vice President


                                             THE NIPPON CREDIT BANK, LTD.,
                                             LOS ANGELES AGENCY



                                             By /s/ Bernardo E. Correa-Henschke
                                                -------------------------------
                                                Title: Vice President & Manager

                                             THE SUMITOMO TRUST AND BANKING CO.,
                                             LTD., NEW YORK BRANCH



                                             By /s/ Suraj P. Bhatia
                                                -------------------------------
                                                Title: Senior Vice President
                                                       Manager, Corporate
                                                  Finance II Dept.


                                             ARAB BANK PLC, GRAND CAYMAN BRANCH



                                             By /s/ Peter R. Boyadjian
                                                -------------------------------
                                                Title: Senior Vice President


                                             BANQUE NATIONALE DE PARIS



                                             By /s/ Deborah Y. Gohh
                                                -------------------------------
                                                Title: Vice President


                                             COMPAGNIE FINANCIERE DE CIC ET DE
                                             L'UNION EUROPEENNE



                                             By /s/ Adam Brough
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Eric Mallaroni
                                                -------------------------------
                                                Title: Head of Acquisition
                                                       Finance

                                             CREDITANSTALT BANKVEREIN



                                             By /s/ Dennis O'Dowd
                                                -------------------------------
                                                Title: Co-Chief Executive
                                                       Officer


                                             By /s/ Martin Mittag
                                                -------------------------------
                                                Title: Deputy Chief Executive
                                                       Officer


                                             THE TOKAI BANK, LTD., LOS ANGELES
                                             AGENCY



                                             By /s/ Masahiko Saito
                                                -------------------------------
                                                Title: Asst. General Manager


                                             BANCA COMMERCIALE ITALIANA - LOS
                                             ANGELES FOREIGN BRANCH



                                             By /s/ Iacopo Navone
                                                -------------------------------
                                                Title: Vice President & Manager


                                             By /s/ J. Wityak
                                                -------------------------------
                                                Title: Vice President


                                                  BANK OF IRELAND GRAND CAYMAN



                                             By /s/ Roger M. Burns
                                                -------------------------------
                                                Title: Vice President

                                             BANQUE FRANCAIS DU COMMERCE
                                             EXTERIEUR



                                             By /s/ Paul Lane
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Daniel Touffu
                                                -------------------------------
                                                Title: First VP and Regional
                                                         Manager


                                             HIBERNIA NATIONAL BANK



                                             By /s/ Troy J. Villafarra
                                                -------------------------------
                                                Title: Assistant Vice President


                                             KREDIETBANK N.V.



                                             By /s/ Diane Grimmig
                                                -------------------------------
                                                Title: Vice President


                                             By /s/ Robert Snauffer
                                                -------------------------------
                                                Title: Vice President


                                             THE MITSUBISHI TRUST AND BANKING
                                             CORPORATION



                                             By /s/ Masaaki Yamagishi
                                                -------------------------------
                                                Title: Chief Manager


                                             NATIONAL CITY BANK



                                             By /s/ Charles Denny
                                                -------------------------------
                                                Title: Senior Vice President

                                             THE ROYAL BANK OF SCOTLAND PLC



                                             By /s/ David Dougan
                                                -------------------------------
                                                Title: Vice President


                                             MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, as LC Issuing Bank



                                             By /s/ Robert M. Osieski
                                                -------------------------------
                                                Title: Vice President
                                             60 Wall Street
                                             New York, New York  10260-0060
                                             Attention: Robert Osieski
                                             Telex number: 177615
                                             Facsimile number: 212-548-5014

                                             CHEMICAL BANK, as LC Issuing Bank



                                             By /s/ Neil R. Boylan
                                                -------------------------------
                                                Title: Vice President
                                             270 Park Avenue
                                             10th Floor
                                             New York, NY  10017
                                             Attention: Ruth Samuelian


                                             NATIONSBANK OF TEXAS, N.A., as LC
                                               Issuing Bank



                                             By /s/ Brad W. DeSpain
                                                -------------------------------
                                                Title: Vice President
                                             901 Main Street, 14th Floor
                                             Dallas, Texas
                                             Attention: Kay Hibbs
                                             Facsimile number: 214-508-0944

                                             with a copy to:
                                             444 South Flower Street, Suite 1500
                                             Los Angeles, California  90071
                                             Attention: Brad DeSpain
                                             Facsimile number: 213-624-5815


                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK, as Swingline Bank



                                             By /s/ Robert M. Osieski
                                                -------------------------------
                                                Title: Vice President
                                             60 Wall Street
                                             New York, New York  10260-0060
                                             Attention: Robert Osieski
                                             Telex number: 177615
                                             Facsimile number: 212-648-5014

                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK, as Administrative
                                               Agent



                                             By /s/ Robert M. Osieski
                                                -------------------------------
                                                Title: Vice President
                                             60 Wall Street
                                             New York, New York  10260-0060
                                             Attention: Robert Osieski
                                             Telex number: 177615
                                             Facsimile number: 212-648-5014

                              COMMITMENT SCHEDULE


                                                                Revolving
                                              Term               Credit
       Lender                              Commitment          Commitment           Total
       ------                              ----------          ----------           -----
Morgan Guaranty Trust Company
  of New York                            $53,100,000.00     $14,900,000.00     $68,000,000.00

Bank of America National Trust
  and Savings Association                $53,100,000.00     $14,900,000.00     $68,000,000.00

The Bank of New York                     $53,100,000.00     $14,900,000.00     $68,000,000.00

Bankers Trust Company                    $53,100,000.00     $14,900,000.00     $68,000,000.00

The Bank of California, N.A./
The Mitsubishi Bank                      $42,800,000.00     $12,200,000.00     $55,000,000.00

Bank of Montreal                         $42,800,000.00     $12,200,000.00     $55,000,000.00

The Bank of Nova Scotia                  $42,800,000.00     $12,200,000.00     $55,000,000.00

The Bank of Tokyo Trust Company          $42,800,000.00     $12,200,000.00     $55,000,000.00

Banque Paribas                           $42,800,000.00     $12,200,000.00     $55,000,000.00

The Chase Manhattan Bank N.A             $42,800,000.00     $12,200,000.00     $55,000,000.00

Chemical Bank                            $42,800,000.00     $12,200,000.00     $55,000,000.00

Citicorp USA, Inc.                       $42,800,000.00     $12,200,000.00     $55,000,000.00

Credit Suisse                            $42,800,000.00     $12,200,000.00     $55,000,000.00

Deutsche Bank AG                         $42,800,000.00     $12,200,000.00     $55,000,000.00

Dresdner Bank Los Angeles
and Grand Cayman Branch                  $42,800,000.00     $12,200,000.00     $55,000,000.00

First Interstate Bank
  of California                          $42,800,000.00     $12,200,000.00     $55,000,000.00


                                                                Revolving
                                              Term               Credit
       Lender                              Commitment          Commitment           Total
       ------                              ----------          ----------           -----
First Union National Bank
  of North Carolina                      $42,800,000.00     $12,200,000.00     $55,000,000.00

The Fuji Bank, Limited                   $42,800,000.00     $12,200,000.00     $55,000,000.00

The Industrial Bank of
  Japan, Limited Los
  Angeles Agency                         $42,800,000.00     $12,200,000.00     $55,000,000.00

The Long-Term Credit Bank of
  Japan, Ltd., Los Angeles
  Agency                                 $42,800,000.00     $12,200,000.00     $55,000,000.00

Mellon Bank, N.A.                        $42,800,000.00     $12,200,000.00     $55,000,000.00

NationsBank of Texas, N.A.               $42,800,000.00     $12,200,000.00     $55,000,000.00

PNC Bank, National
  Association                            $42,800,000.00     $12,200,000.00     $55,000,000.00

The Sanwa Bank Limited,
  Dallas Agency                          $42,800,000.00     $12,200,000.00     $55,000,000.00

Shawmut Bank Connecticut, N.A.           $42,800,000.00     $12,200,000.00     $55,000,000.00

Societe Generale                         $42,800,000.00     $12,200,000.00     $55,000,000.00

The Sumitomo Bank, Ltd.                  $42,800,000.00     $12,200,000.00     $55,000,000.00

Swiss Bank Corporation,
  San Francisco Branch                   $42,800,000.00     $12,200,000.00     $55,000,000.00

Toronto Dominion (Texas),
  Inc.                                   $42,800,000.00     $12,200,000.00     $55,000,000.00

Wachovia Bank of Georgia, N.A.           $42,800,000.00     $12,200,000.00     $55,000,000.00

Wells Fargo Bank, N.A.                   $42,800,000.00     $12,200,000.00     $55,000,000.00

ABN Amro Bank N.V.                       $37,000,000.00     $10,000,000.00     $47,000,000.00

                                        2


                                                                Revolving
                                              Term               Credit
       Lender                              Commitment          Commitment           Total
       ------                              ----------          ----------           -----

The Dai-Ichi Kangyo Bank, Ltd.,
  Los Angeles Agency                     $37,000,000.00     $10,000,000.00     $47,000,000.00

Rabobank Nederland                       $37,000,000.00     $10,000,000.00     $47,000,000.00

The Sakura Bank, Ltd.,
  Los Angeles Agency                     $37,000,000.00     $10,000,000.00     $47,000,000.00

AmSouth Bank of Alabama                  $32,000,000.00      $8,000,000.00     $40,000,000.00

The Nippon Credit Bank, Ltd.,
  Los Angeles Agency                     $32,000,000.00      $8,000,000.00     $40,000,000.00

The Sumitomo Trust and
  Banking Co., Ltd.                      $24,000,000.00      $6,000,000.00     $30,000,000.00

Arab Bank PLC                            $20,000,000.00      $5,000,000.00     $25,000,000.00

Banque Nationale de Paris                $20,000,000.00      $5,000,000.00     $25,000,000.00

Compagnie Financiere de CIC
  et de L'Union Europeenne               $20,000,000.00      $5,000,000.00     $25,000,000.00

Creditanstalt Bankverein                 $20,000,000.00      $5,000,000.00     $25,000,000.00

The Tokai Bank, Ltd.,
  Los Angeles Agency                     $20,000,000.00      $5,000,000.00     $25,000,000.00

Banca Commerciale Italiana -
  Los Angeles Foreign Branch             $12,000,000.00      $3,000,000.00     $15,000,000.00

Bank of Ireland Grand Cayman             $12,000,000.00      $3,000,000.00     $15,000,000.00

Banque Francais du Commerce
  Exterieur                              $12,000,000.00      $3,000,000.00     $15,000,000.00

Hibernia National Bank                   $12,000,000.00      $3,000,000.00     $15,000,000.00

Kredietbank NV                           $12,000,000.00      $3,000,000.00     $15,000,000.00

The Mitsubishi Trust and
  Banking Corporation                    $12,000,000.00      $3,000,000.00     $15,000,000.00


                                        3



National City Bank                       $12,000,000.00      $3,000,000.00     $15,000,000.00

The Royal Bank of Scotland PLC           $12,000,000.00      $3,000,000.00     $15,000,000.00
                                      -------------------------------------------------------


   TOTAL                              $1,800,000,000.00    $500,000,000.00  $2,300,000,000.00

                                PRICING SCHEDULE



       The "Base Rate Margin", "Euro-Dollar Margin", "Commitment Fee Rate" and "LC Fee Rate" for any day are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:

- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
   Pricing          Level         Level     Level     Level     Level
    Level             I            II        III       IV         V
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
 Base Rate          0%            0%        0%        0.25%     0.50%
 Margin
- ----------------------------------------------------------------------
 Euro-Dollar        0.50%         0.75%     1.00%     1.25%     1.50%
 Margin
- ----------------------------------------------------------------------
 Commitment         0.1875%       0.25%     0.3125%   0.375%    0.50%
 Fee Rate
- ----------------------------------------------------------------------
 LC Fee Rate        0.50%         0.75%     1.00%     1.25%     1.50%
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

          For purposes of this Pricing Schedule, the following terms have the following meanings:

          "Consolidated Debt Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Total Debt at the end of such Fiscal Quarter to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

          "Consolidated Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four consecutive Fiscal Quarters then ended.

          "Level I Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, (i) the Consolidated Interest Coverage Ratio was equal to or greater than 4.5 to 1 and (ii) the Consolidated Debt Ratio was equal to or less than 2.0 to 1.

          "Level II Pricing" applies during any Rate Period if no higher Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 4.5 to 1 or (ii) the Consolidated Debt Ratio was greater than 2.0 to 1.

          "Level III Pricing" applies during any Rate Period if no higher Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either
(i) the Consolidated Interest Coverage Ratio was less than 4.0 to 1 or (ii) the Consolidated Debt Ratio was greater than 2.5 to 1.

          "Level IV Pricing" applies during any Rate Period if no higher Pricing Level applies and, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 3.5 to 1 or (ii) the Consolidated Debt Ratio was greater than 3.0 to 1.

          "Level V Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, either (i) the Consolidated Interest Coverage Ratio was less than 3.0 to 1 or (ii) the Consolidated Debt Ratio was greater than 3.5 to 1.

          "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

          "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing applies on any day. Pricing Levels are referred to in ascending order (e.g., Level III Pricing is a higher Pricing Level than Level II Pricing.)

          "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter.

                                                                   SCHEDULE 4.06


                               Pending Litigation

          The Borrower hereby incorporates by reference the disclosure concerning the legal proceedings referred to in its annual report on Form 10-K for its fiscal year ended May 31, 1994, its quarterly report on Form 10-Q for its fiscal quarter ended August 31, 1994 and its quarterly report on Form 10-Q for its fiscal quarter ended November 30, 1994.

          With respect to AM Holdings and its Subsidiaries, the Borrower hereby incorporates by reference the disclosure concerning the legal proceedings referred to in AM Holding's annual report on Form 10-K for its fiscal year ended August 31, 1994 and its quarterly report on Form 10-Q for its fiscal quarter ended November 30, 1994.

                                                                   SCHEDULE 4.07


                                Erisa Exceptions

          The Borrower has determined the following on the basis of the Company Disclosure Letter (as defined in the Merger Agreement), dated October 10, 1994, furnished by AM Holdings pursuant to the Merger Agreement:

     EXISTING CONDITIONS WHICH COULD RESULT IN TITLE IV ERISA EXPOSURE

     The American Medical International, Inc. Pension Plan (the "Pension Plan") was audited by the Department of labor in 1993 and 1994. As a result of the audit, AM Holdings is being required to make an approximately $6 million contribution to the Pension Plan in order to remedy underfunding for 1991 and 1992 plan years caused by inaccurate data used by the Pension Plan actuary. This additional contribution has necessitated the recalculation of PBGC premiums for the 1991 through 1993 plan years and resulted in approximately $847,516 of additional PBGC premiums due. The PBGC probably will impose a penalty of 5 percent per month for the premium due plus interest. AM Holdings estimates that the total PBGC penalties and interest will approximate $1.5 million (an accrual for which has been made in AM Holdings' financial statements).

     CIRCUMSTANCES IN WHICH PRESENT VALUE OF ACCRUED BENEFITS EXCEEDS CURRENT VALUE OF PLAN ASSETS

     As of September 1, 1993, the present value of accrued benefits under the Pension Plan, based upon the actuarial assumptions used for financial reporting purposes in the most recent actuarial report prepared by such plan's actuary exceeded the then current value of plan assets by $30,601,762. Since this actuarial valuation was prepared, AM Holdings has made, as of October 10, 1994, $23,684,000 in contributions to the Pension Plan.

     EXCEPTIONS TO QUALIFICATION UNDER SECTION 4.01(a); EXCEPTIONS TO EXEMPTION UNDER SECTION 501(a); CONDITIONS AFFECTING QUALIFICATION OR EXEMPTION

     On April 8, 1994, AM Holdings filed a Voluntary Compliance Resolution Request ("VCR Request") with the National Office of the Internal Revenue Service with respect to both the Pension Plan and the AMI Tax Deferred Savings Plan (the "Savings Plan") in order to correct certain operational defects in the administration of the plans. Pursuant to the VCR Request, AM Holdings may be required to make certain corrections outlined in the VCR Request to remedy these operational defects in order to preserve the qualified status of the plans. In addition, AM Holdings is in the process of submitting the Pension Plan, Savings Plan and the Saint Francis Pension Plan to the Internal Revenue Service for a ruling regarding their continued qualification under Section 401(a) of the Code as amended by the Tax Reform Act of 1986 and subsequent legislation. The plans must be filed with the Internal Revenue Service by March 31, 1995.

     PROHIBITED TRANSACTION EXPOSURE

     AM Holdings has contracted with certain affiliated entities and physicians to provide medical services under AM Holdings' medical plans. Technically, these arrangements may constitute prohibited transactions under ERISA and the Code for which a statutory or administrative exemption is not available. AM Holdings is in the process of determining whether to file an application for a prohibited transaction exemption with the Department of Labor regarding these service provider arrangements. AM Holdings has had informal conferences with the Department of Labor, during which the Department advised AM Holdings that the Department is aware of several similar service provider arrangements with other hospital corporations, that none of these entities have filed prohibited transaction exemption applications with the Department and the Department has not enforced, and does not intend to enforce, the prohibited transaction rules with respect to such arrangements.

                                                                 EXHIBIT A-1



                                    TERM NOTE




                                                           New York, New York
                                                                       , 199




          For value received, NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of (the "Term Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Term Loan made by the Term Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Term Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Term Loans made by the Term Lender, the respective date, amount and Type thereof and all payments of the principal with respect thereto shall be recorded by the Term Lender and, if the Term Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Term Loan then outstanding may be endorsed by the Term Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Term Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Financing Document.

          This note is one of the Term Notes referred to in the Credit Agreement dated as of February 28, 1995 among the

Borrower, the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                              NATIONAL MEDICAL
                                ENTERPRISES, INC.



                              By________________________
                                 Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


- ------------------------------------------------------------------

                                   Amount of
                    Amount of      Principal         Notation
   Date               Loan           Repaid          Made By
- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

                                                            EXHIBIT A-2



                              REVOLVING CREDIT NOTE




                                                      New York, New York
                                                                  , 199




          For value received, NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of (the "Revolving Credit Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Revolving Credit Loan made by the Revolving Credit Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each such Revolving Credit Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Revolving Credit Loans made by the Revolving Credit Lender, the respective date, amount and Type thereof and all payments of the principal with respect thereto shall be recorded by the Revolving Credit Lender and, if the Revolving Credit Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Revolving Credit Loan then outstanding may be endorsed by the Revolving Credit Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Revolving Credit Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Financing Document.

          This note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of February 28, 1995 among the Borrower, the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National

Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                                  NATIONAL MEDICAL
                                                    ENTERPRISES, INC.



                                                  By
                                                    ------------------------
                                                     Title:

                         LOANS AND PAYMENTS OF PRINCIPAL




- ------------------------------------------------------------------
                              Amount of
               Amount of      Principal           Notation
   Date          Loan          Repaid             Made By
- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

                                                            EXHIBIT A-3



                                 SWINGLINE NOTE




                                                      New York, New York
                                                                  , 199




          For value received, NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Swingline Bank"), for the account of its Domestic Lending Office, the unpaid principal amount of each Swingline Loan made by the Swingline Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Swingline Loans made by the Swingline Bank and all repayments of the principal thereof shall be recorded by the Swingline Bank and, if the Swingline Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding may be endorsed by the Swingline Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Swingline Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Financing Document.

          This note is the Swingline Note referred to in the Credit Agreement dated as of February 28, 1995 among the Borrower, the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust

Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                                  NATIONAL MEDICAL
                                                    ENTERPRISES, INC.



                                                  By
                                                    ------------------------
                                                     Title:

                         LOANS AND PAYMENTS OF PRINCIPAL



- ------------------------------------------------------------------

                              Amount of
               Amount of      Principal           Notation
   Date          Loan          Repaid             Made By
- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

- ------------------------------------------------------------------

                                                                       EXHIBIT B







                               SECURITY AGREEMENT


                                   dated as of


                              _______________, 1995


                                      among


                       National Medical Enterprises, Inc.

                                      and

                      N.M.E. International (Cayman) Limited

                                   as Grantors


                                       and


                    Morgan Guaranty Trust Company of New York

                               as Collateral Agent

                               SECURITY AGREEMENT


          AGREEMENT dated as of _________ __, 1995 among NATIONAL MEDICAL ENTERPRISES, INC. and N.M.E. INTERNATIONAL (CAYMAN) LIMITED, as Grantors, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent (the "Collateral Agent").

          WHEREAS, terms used in these recitals have the meanings assigned to them in Section 1 hereof;

          WHEREAS, the Borrower, the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent are parties to a Credit Agreement dated as of February 28, 1995 (as the same may be amended from time to time, the "Credit Agreement");

          WHEREAS, in order to induce the Lenders to enter into the Credit Agreement, the Grantors are willing to grant a continuing security interest in and to the Collateral to secure the obligations of the Borrower under the Credit Agreement and the Notes issued pursuant thereto;

          WHEREAS, the Metrocrest Issuing Bank has issued two letters of credit for the account of the Borrower to support bonds issued by the Metrocrest Hospital Authority to finance facilities leased to and operated by NME Hospitals, and each Metrocrest Bank is participating in such letters of credit and the related reimbursement obligations under the Metrocrest Reimbursement Agreement;

          WHEREAS, the Borrower, certain Subsidiaries and Bank of America National Trust and Savings Association are parties to the Advance Account Agreement and the Overdraft Facility Agreement;

          WHEREAS, the Borrower's obligations under the Metrocrest Reimbursement Agreement, the Advance Account Agreement and the Overdraft Facility Agreement are to be secured in substantially the same manner as the Borrower's obligations under the Credit Agreement and the Notes;

          WHEREAS, the Borrower may from time to time enter into agreements or arrangements to protect itself and/or one or more of its Subsidiaries against fluctuations in interest rates or currency exchange rates and may elect to secure its obligations under such agreements or arrangements under this Agreement; and

          WHEREAS, with the consent of the Super-Majority Secured Parties, the Borrower may elect to secure one or more additional obligations of the Borrower under this Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

          Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Borrower's Collateral" means the collateral described in Section
3(A).

          "Cash Distributions" means dividends, interest and other payments and distributions made in cash upon or with respect to the Collateral.

          "Collateral" means the Borrower's Collateral and NMEC's Collateral.

          "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including (without limiting the generality of the foregoing):

          (i) any obligation to reimburse a bank for drawings not yet made under a letter of credit issued by such bank,

         (ii) any obligation to provide collateral to or for the benefit of a bank to secure reimbursement obligations arising from drawings not yet made under a letter of credit issued by such bank,

        (iii) any obligation to provide collateral to or for the benefit of the relevant counterparty with respect to a Hedging Obligation to secure payments not yet due and payable under such Hedging Obligation, and

         (iv) any other Secured Obligation which is contingent in nature at the time of determination.

          "Credit Agreement" has the meaning set forth in the second WHEREAS clause at the beginning of this Agreement.

          "Enforcement Notice" means a notice delivered to the Collateral Agent by the Required Lenders or the Required Secured Parties (i) stating that an Event of Default has occurred and is continuing and (ii) directing the Collateral Agent to exercise one or more rights or remedies under this Agreement.

          "First Tier Domestic Subsidiary" means a First Tier Subsidiary incorporated or organized under the laws of the United States or any State thereof, other than an Immaterial Subsidiary.

          "First Tier International Subsidiary" means a First Tier Subsidiary which is not incorporated or organized under the laws of the United States or any State thereof, other than an Immaterial Subsidiary.

          "Grantors" means the Borrower and NME Cayman.

          "Instruments" means "instruments" and "chattel paper" (as each such term is defined in the UCC).

          "Metrocrest Letter of Credit" means a letter of credit issued under the Metrocrest Reimbursement Agreement.

          "Metrocrest Letter of Credit Liabilities" means, at any time, the sum, without duplication, of (i) the aggregate amount that is then (or may thereafter become) available for drawing under the Metrocrest Letters of Credit and (ii) the aggregate unpaid amount of all Metrocrest Reimbursement Obligations then outstanding.

          "Metrocrest Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the Metrocrest Issuing Bank for a drawing under the Metrocrest Letters of Credit, including any portion of any such obligation to which a Metrocrest Bank has become subrogated pursuant to the Metrocrest Reimbursement Agreement.

          "NME Cayman" means NME International (Cayman) Limited, a Cayman Islands company and its successors.

          "NME Cayman's Collateral" means the collateral described in Section 3(B).

          "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

          "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to the Borrower or other counsel, in either case approved by the Administrative Agent or the Required Secured Parties in a writing delivered to the Collateral Agent) addressed and delivered to the Collateral Agent.

          "Pledged Instruments" means at any time all Instruments included or required to be included in the Collateral at such time.

          "Pledged Stock" means at any time all shares of capital stock included or required to be included in the Collateral at such time.

          "Post-Petition Interest" means any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or would accrue but for the operation of applicable bankruptcy or insolvency laws, whether or not allowed or allowable as a claim in such proceeding.

          "Required Secured Parties" means, at any time, Term Lenders, Revolving Credit Lenders and/or Metrocrest Banks having more than 50% of the aggregate amount of the Secured Exposures at such time.

          "Secured Exposure" means at any time:

          (a) with respect to each Term Lender, its Term Exposure at such time,

          (b) with respect to each Revolving Credit Lender, its Revolving Credit Exposure at such time, and

          (c) with respect to each Metrocrest Bank, its participating share of the aggregate amount of the Metrocrest Letter of Credit Liabilities at such time.

          "Secured Obligations" means:

          (i) all principal of all Loans and Reimbursement Obligations outstanding from time to time under the

     Credit Agreement, all interest (including Post-Petition Interest) on such Loans and Reimbursement Obligations and all other amounts now or hereafter payable by the Borrower pursuant to the Credit Agreement;

         (ii) all Metrocrest Reimbursement Obligations (up to $91,350,000 in aggregate principal amount) outstanding from time to time under the Metrocrest Reimbursement Agreement, all interest (including Post-Petition Interest) on such Metrocrest Reimbursement Obligations and all other amounts now or hereafter payable by the Borrower pursuant to the Metrocrest Reimbursement Agreement;

        (iii) (A) (x) the principal amount (up to Singapore dollars 18,500,000) of all obligations of the Borrower (including, without limitation, its obligations as guarantor of the obligations of its Subsidiaries) outstanding from time to time under the Advance Account Agreement and (y) the principal amount (up to $20,000,000) of all obligations of the Borrower (including, without limitation, its obligations as guarantor of the obligations of its Subsidiaries) outstanding from time to time under the Overdraft Facility Agreement, (B) all interest (including Post-Petition Interest) on such obligations and (C) all other amounts now or hereafter payable by the Borrower pursuant to the Advance Account Agreement and the Overdraft Facility Agreement; and

         (iv) all other obligations of the Borrower which, after the date hereof, are designated by the Borrower as "Secured Obligations" pursuant to
     Section 19.

          "Secured Parties" means the holders from time to time of the Secured Obligations.

          "Secured Parties Requesting Notice" means, at any time, each Secured Party which has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 14(H) and (ii) setting forth its address or facsimile number to which copies of such notices should be sent.

          "Security Interests" means the security interests in the Collateral granted by the Grantors hereunder.

          "Super-Majority Secured Parties" means, at any time, Term Lenders, Revolving Credit Lenders and/or

Metrocrest Banks having more than 75% of the aggregate amount of the Secured Exposures at such time.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; PROVIDED that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof have the meanings therein stated.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants (and NME Cayman represents and warrants with respect to itself and the Collateral specified herein as being owned by it) that:

          (A) Schedule I hereto sets forth a correct and complete list, as of the close of business on the Closing Date, of (i) all capital stock of First Tier Subsidiaries (other than Immaterial Subsidiaries) beneficially owned by the Borrower, (ii) all Instruments owned by the Borrower evidencing Debt owed to it by any of its Subsidiaries and (iii) all capital stock of Westminster beneficially owned by NME Cayman.

       (B) Each Grantor owns all of the Collateral listed in Schedule I hereto as being owned by it, free and clear of any Lien other than the Security Interests. Each Grantor will own all Collateral hereafter acquired by it, free and clear of any Lien other than the Security Interests. No Grantor is or will become a party to or otherwise bound by any agreement, other than the Credit Agreement and this Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto.

          (C) All shares of capital stock included in the Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any Person.

          (D) No Grantor has performed any acts which might prevent the Collateral Agent from enforcing any of the provisions of this Agreement or which would limit the Collateral Agent in any such enforcement. Except for financing statements or other similar or equivalent documents with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the relevant Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of the Collateral as contemplated hereby.

          (E) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations.

          (F) Upon the delivery of the Pledged Instruments and the stock certificates representing the Pledged Stock to the Collateral Agent in accordance with Section 4, the Collateral Agent will have valid and perfected security interests in such Collateral subject to no prior Lien.

          (G) When appropriately completed UCC financing statements shall have been filed as specified in Schedule II hereto, the Security Interests will constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein. Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests.

          (H) The chief executive office of each Grantor is located at the address of such Grantor set forth on the signature pages of this Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

SECTION 3.  THE SECURITY INTERESTS

          In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of the obligations of the Borrower hereunder:

          (A) The Borrower grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the following assets of the Borrower:

               (1) all capital stock of its First Tier Domestic Subsidiaries now or hereafter beneficially owned by the Borrower, all other Equity Interests (if any) in First Tier Domestic Subsidiaries hereafter acquired by the Borrower, all rights and privileges of the Borrower with respect to such capital stock and other Equity Interests, and all dividends, distributions and other payments with respect thereto;

               (2) all capital stock of its First Tier International Subsidiaries now or hereafter beneficially owned by the Borrower, all other Equity Interests (if any) in First Tier International Subsidiaries hereafter acquired by the Borrower, all rights and privileges of the Borrower with respect to such capital stock and other Equity Interests, and all dividends, distributions and other payments with respect thereto; PROVIDED that, if the Borrower beneficially owns more than 66% of any class of such capital stock or more than 66% of any class or type of such other Equity Interests, the portion thereof in excess of 66% (together with the rights, privileges, dividends, distributions and other payments relating thereto) shall be excluded from such security interest and shall not constitute part of the Collateral;

               (3) all Debt now or hereafter owed to the Borrower by any of its Subsidiaries, whether or not evidenced by Instruments; and


               (4) all proceeds of the collateral described in the foregoing clauses (1), (2) and (3).

          (B) NME Cayman grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all capital stock of Westminster now or hereafter beneficially owned by NME Cayman, all rights and privileges of NME Cayman with respect thereto, all dividends, distributions and other payments with respect thereto and all proceeds of the foregoing collateral.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  DELIVERY OF CERTAIN COLLATERAL

          (A) On the Closing Date, (i) each Grantor is delivering to the Collateral Agent as Collateral hereunder, subject to the PROVISO in Section 3(A)(2), stock certificates representing all the capital stock beneficially owned by such Grantor and listed in Schedule I hereto and (ii) the Borrower is delivering to the Collateral Agent as Collateral hereunder all Instruments listed in Schedule I hereto evidencing Debt owed to the Borrower by its Subsidiaries on the Closing Date.

          (B) After the Closing Date, if at any time any First Tier Subsidiary theretofore classified as an Immaterial Subsidiary no longer constitutes an Immaterial Subsidiary, the Borrower will forthwith deliver to the Collateral Agent as additional Collateral hereunder, subject to the PROVISO in Section 3(A)(2), stock certificates representing all the capital stock of such First Tier Subsidiary beneficially owned by the Borrower.

          (C) After the Closing Date, if any Grantor receives any stock certificate representing capital stock in which a security interest is granted pursuant to Section 3, or any Instrument in which a security interest is granted pursuant to Section 3, and such stock certificate or Instrument has not previously been delivered to the Collateral Agent hereunder, such Grantor will immediately deliver such stock certificate or Instrument to the Collateral Agent as additional Collateral hereunder, subject to the PROVISO in Section 3(A)(2).

          (D) All certificates representing Pledged Stock delivered by any Grantor to the Collateral Agent hereunder shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All Instruments delivered by the Borrower to the Collateral Agent hereunder shall be indorsed to the order of the Collateral Agent, or shall be accompanied by duly executed instruments of assignment, all in form and substance satisfactory to the Collateral Agent.

SECTION 5.  FURTHER ASSURANCES

          The Borrower covenants (and NME Cayman covenants with respect to itself) that:

          (A) No Grantor will change its name, identity or corporate structure in any manner unless the Borrower shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 5(D).

          (B) No Grantor will change the location of its chief executive office or chief place of business from that set forth on the signature pages hereof, unless the Borrower shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with
Section 5(D). No Grantor shall in any event change the location of any Collateral owned by it if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (C) Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Grantor's signature appearing thereon. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statements.

          (D) At least 30 days before any Grantor takes any action contemplated by subsection (A) or (B) of this Section, the Borrower shall, at its cost and expense, cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests against all creditors of and purchasers from such Grantor (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (E) From time to time the Borrower shall, at its cost and expense, cause to be delivered to the Secured Parties an Opinion of Counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders or the Required Secured Parties may reasonably request.

SECTION 6.  RECORD OWNERSHIP OF PLEDGED STOCK

          If directed to do so by the Required Lenders or the Required Secured Parties at any time or from time to time, the Collateral Agent shall cause the Pledged Stock (or any portion thereof specified in such directions) to be transferred of record into the name of the Collateral Agent or its nominee. Promptly upon receiving any such directions, the Collateral Agent will notify the relevant Grantor thereof and thereafter the relevant Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the relevant Grantor, and the Collateral Agent will promptly give to the relevant Grantor copies of any notices and communications received by the Collateral Agent with respect to Pledged Stock registered in the name of the Collateral Agent or its nominee. So long as no Enforcement Notice is in effect, the Collateral Agent shall pay over to the relevant Grantor all Cash Distributions received by the Collateral Agent upon or with respect to any Pledged Stock held of record in the name of the Collateral Agent or its nominee.

SECTION 7.  RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL

          Subject to Section 16, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Grantor shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right; PROVIDED that, unless an Enforcement Notice is in effect, this sentence shall not apply to Cash Distributions. All such dividends, interest and other payments and distributions which are received by the Grantors (except Cash Distributions received when no Enforcement Notice is in effect) shall be received in trust for the benefit of the Secured Parties and shall be segregated from other assets of the Grantors and shall, promptly upon the relevant Grantor's receipt thereof, be delivered or paid over to the Collateral Agent in the same form as received (with any necessary endorsements or executed assignments in blank), together with a statement identifying the source of such Collateral and stating that it is being delivered to the Collateral Agent to be held as Collateral under this Agreement. If an Enforcement Notice is withdrawn pursuant to Section 17 (and no other Enforcement Notice is then in effect), the Collateral Agent's right to retain Cash Distributions under this Section 7 shall cease and the Collateral Agent shall pay over to the relevant Grantor any Cash Distributions retained by it during the continuance of such Enforcement Notice.

SECTION 8.  RIGHT TO VOTE PLEDGED STOCK.

         Unless an Enforcement Notice directing the Collateral Agent to vote the Pledged Stock is in effect, each Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock owned by it, and the Collateral Agent shall, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Pledged Stock which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

          If an Enforcement Notice is in effect, the Collateral Agent shall have the right to the extent permitted by law, and each Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

SECTION 9.  GENERAL AUTHORITY

          Each Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the expense of such Grantor, to the extent permitted by law to exercise, at any time and from time to time while an Enforcement Notice directing it to do so is in effect, all or any of the following powers with respect to all or any of the Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

         (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

        (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

         (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

PROVIDED that the Collateral Agent shall give each Grantor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral owned by such Grantor, except any such Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and each Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 10.  REMEDIES UPON ENFORCEMENT NOTICE

          (A) Upon being instructed to do so by the Required Lenders or the Required Secured Parties in an Enforcement Notice or in written instructions given at any time while an Enforcement Notice is in effect, the Collateral Agent may exercise on behalf of the Secured

Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and
(ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Required Lenders (if the Required Lenders gave the relevant Enforcement Notice) or the Required Secured Parties (if the Required Secured Parties gave the relevant Enforcement Notice) shall have advised the Collateral Agent are satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the securities included in the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on any security included in the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each Grantor agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the relevant Grantor which may be waived, and the relevant Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.
Notice of any such sale shall be given to the relevant Grantor as required by

Section 9 and shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Upon being instructed to do so by the Required Lenders or the Required Secured Parties in an Enforcement Notice or in written instructions given at any time while an Enforcement Notice is in effect, the Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (B) If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral and if in the Opinion of Counsel it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the securities included in the Collateral, or the portion thereof to be sold, registered under the provisions of the Securities Act of 1933, the Borrower agrees, at its own expense, (i) to execute and deliver, and, to the extent the Borrower may legally do so, to use its best efforts to cause each corporation whose securities are to be sold and the directors and officers of such corporation to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such securities under the provisions of the Securities Act of 1933 and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the SEC thereunder, (ii) to use its best efforts to cause the corporation whose securities are to be sold to agree to make available (and to make available) to its security holders as soon as practicable, an earning statement (which need not be audited) covering a period of at least 12 months, beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its best efforts, and to use its best efforts to cause the corporation whose securities are to be sold to use its best efforts, to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities, as requested by the Collateral Agent and (iv) at the request of the Collateral Agent, to indemnify and hold harmless, and, to the extent that the Borrower may legally do so, to use its best efforts to cause the corporation whose securities are to be sold to indemnify and hold harmless, the Collateral Agent, the Secured Parties and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent, the Secured Parties or any underwriters (or any person controlling any of the foregoing), PROVIDED that neither the Borrower nor such corporation shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such corporation by the Collateral Agent, any Secured Party or any underwriter expressly for use in such registration statement or prospectus.

SECTION 11.  FEES AND EXPENSES; INDEMNIFICATION

          The Borrower agrees that it will forthwith upon demand pay to the Collateral Agent:

          (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon,

         (ii) the amount of any and all out-of-pocket expenses, including transfer taxes and reasonable fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of the rights or powers conferred upon it hereunder or (z) any Enforcement Notice,

        (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement, and

         (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or co-agents appointed hereunder) incurred or suffered by the Collateral Agent in connection with this Agreement, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 12 and 14 hereof).

Any such amount not paid to the Collateral Agent on demand shall bear interest for each day until paid at a rate per annum equal to the sum of 2% plus the rate of interest applicable to Base Rate Loans for such day under the Credit Agreement.

SECTION 12.  LIMITATION ON DUTY OF COLLATERAL AGENT
             IN RESPECT OF COLLATERAL

          Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Required Lenders or the Required Secured Parties (including, without limitation, any voting instruction pursuant to Section 8), except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

SECTION 13.  APPLICATION OF PROCEEDS

          (A) Upon being instructed to do so by the Required Lenders or the Required Secured Parties in an Enforcement Notice or in written instructions given at any time while an Enforcement Notice is in effect, the Collateral Agent shall apply the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held as part of the Collateral in the following order of priorities:

          FIRST, to pay (i) the expenses of such sale or other realization, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and (ii) any other amounts then due and payable to the Collateral Agent pursuant to Section 11 hereof, to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement or to the Metrocrest Issuing Bank pursuant to Section 12.03 of the Metrocrest Reimbursement Agreement;

          SECOND, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to subsection (B) of this Section), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

          THIRD, to pay all interest (including Post-Petition Interest) on the Secured Obligations and all letter of credit fees and commitment fees payable under the Credit Agreement and the Metrocrest Reimbursement Agreement ratably, until payment in full of all such interest and fees shall have been made;

          FOURTH, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to subsection (B) of this Section), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

          FINALLY, to pay to the relevant Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.

The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          (B) If at any time any monies collected or received by the Collateral Agent would, but for the provisions of this subsection (B), be payable pursuant to subsection (A) of this Section in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply such monies to pay such Contingent Secured Obligation but instead shall hold such monies or invest such monies in Temporary Cash Investments at the direction of the Borrower. The Collateral Agent shall hold all such monies and all such Temporary Cash Investments and the net proceeds thereof in trust until such time as all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party shall apply the amount so held in trust to pay such Non-Contingent Secured Obligation; PROVIDED that, if the other Secured Obligations theretofore paid pursuant to the same clause of subsection (A) (i.e., clause SECOND or FOURTH) were not paid in full, the Collateral Agent shall apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of subsection (A). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this subsection (B) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount shall be applied by the Collateral Agent in the order of priorities set forth in subsection (A) of this Section.

          (C) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to
Section 14(F). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them.

SECTION 14.  CONCERNING THE COLLATERAL AGENT

          (A) The Collateral Agent is authorized to take all such action as is provided or permitted to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or in an Enforcement Notice or in written requests, directions or instructions given as expressly provided in Section 6, 8, 9, 10(A) or 13(A), including, without limitation, the timing and methods of realization upon the Collateral, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or the Required Secured Parties or, in the absence of such instructions, in accordance with its discretion (subject to Section 14(C)); PROVIDED that the Collateral Agent shall not be obligated to comply with any such instructions that are inconsistent with the provisions of this Agreement.

          (B) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Credit Agreement, the Metrocrest Reimbursement Agreement or any other agreement relating to the Secured Obligations.

          (C) The obligations of the Collateral Agent hereunder are only those expressly set forth herein. In any case in which the Collateral Agent is authorized to exercise any power or discretion, the Collateral Agent may refrain from such exercise unless directed in writing by the Required Lenders or the Required Secured Parties to act in the manner specified in such direction. Without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Enforcement Notice, except as expressly provided in Sections 9, 10 and 13.

          (D) The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it in connection with any matter arising under this Agreement and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          (E) Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or Required Secured Parties, (ii) in accordance with a notice or written instructions received from the Required Lenders or Required Secured Parties pursuant to a provision hereof that permits such a notice or written instructions to be given by the Required Lenders or Required Secured Parties or
(iii) in the absence of its own gross negligence or willful misconduct. However, nothing in this subsection (E) shall affect any rights either Grantor may have against such Required Lenders or Required Secured Parties for giving any such consent, request, notice or instruction. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Grantors; or (iii) the validity, effectiveness or genuineness of this Agreement, or any other instrument or writing furnished in connection herewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          (F) For all purposes of this Agreement, including without limitation determining from time to time (a) the amounts of the Secured Obligations, (b) whether a Secured Obligation is a Contingent Secured Obligation or not or (c) whether any notice, direction or instruction has been given by the Required Lenders, the Required Secured Parties or any other Secured Party or Secured Parties entitled to give the same under any provision hereof, the Collateral Agent shall be entitled to rely upon information from the following sources (and may refrain from acting on the basis of such information until two Business Days after it receives all such information required to enable it to take such action):

          (i) the Administrative Agent for information as to the Lenders and their respective Secured Obligations (including whether any action has been taken or instruction given by the Required Lenders);

         (ii) the Metrocrest Issuing Bank for information as to the Metrocrest Banks and their respective Metrocrest Reimbursement Obligations;

        (iii) the holder, trustee, agent or similar representative designated in the relevant certificate delivered to the Collateral Agent pursuant to
     Section 19(B) for information as to the holders of the obligations designated as additional Secured Obligations in such certificate and their respective Secured Obligations;

         (iv) any Secured Party for information as to itself and its Secured Obligation, to the extent that the Collateral Agent has not received such information from the sources referred to in clauses (i) through (iii) above; and

          (v) the Borrower for information as to any Secured Party and its Secured Obligation, to the extent that the Collateral Agent has not received such information from the sources referred to in clauses (i) through (iv) above.

The Collateral Agent shall have no liability to the Borrower or any Secured Party for actions taken in reliance on such information, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

          (G) The Collateral Agent may resign at any time (effective upon acceptance by a successor Collateral Agent of its appointment hereunder) by giving written notice thereof to the Administrative Agent, the Metrocrest Issuing Bank, each of the Secured Parties Requesting Notice and the Borrower. Upon any such resignation, the Required Secured Parties shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives notice of resignation, the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section and Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

          (H) Within two Business Days after it receives or sends any notice referred to in this subsection (H), the Collateral Agent shall send to the Administrative Agent, the Metrocrest Issuing Bank and each of the Secured Parties Requesting Notice, copies of (i) any Enforcement Notice received by the Collateral Agent, (ii) any notice withdrawing an Enforcement Notice received by the Collateral Agent pursuant to Section 18, (iii) any certificate designating additional obligations as Secured Obligations received by the Collateral Agent pursuant to Section 19(A) and (iv) any other notice given by the Collateral Agent to the Borrower, or received by it from the Borrower, pursuant to Section 9, 10(A), 13 or 16. The Collateral Agent shall also send to the Borrower copies of any Enforcement Notice or any notice withdrawing an Enforcement Notice received by the Collateral Agent.

          (I) If the Collateral Agent receives inconsistent instructions from the Required Lenders and the Required Secured Parties at any time pursuant to any provisions hereof, the Collateral Agent shall comply (to the extent otherwise obligated to do so under the provisions of this Agreement) with the instructions given by the Required Secured Parties. The Collateral Agent may refuse to act on any notice, direction or instruction from the Required Lenders, the Required Secured Parties or any Secured Party or any agent, trustee or similar representative thereof which, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of this Agreement, (ii) is unduly prejudicial to Secured Parties not joining in such notice, direction or instruction or (iii) may expose the Collateral

Agent to liability (unless the Collateral Agent shall have been adequately indemnified for such liability by the Secured Parties giving such notice, direction or instruction).

SECTION 15.  APPOINTMENT OF CO-COLLATERAL AGENTS

          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).

SECTION 16.  Termination of Security Interests;
             RELEASE OF COLLATERAL

          (A) When (i) all the Commitments shall have expired or been terminated, (ii) all letters of credit issued under the Credit Agreement and the Metrocrest Reimbursement Agreement shall have expired or been cancelled or been secured with cash collateral in an amount and on terms satisfactory to the relevant LC Issuing Bank or the Metrocrest Issuing Bank, as the case may be, and
(iii) all outstanding Secured Obligations shall have been paid in full, the Security Interests shall terminate and all rights to each item of Collateral shall revert to the Grantor which owns such item of Collateral.

          (B) The Collateral Agent shall release any item of NME Cayman's Collateral or any shares of Pledged Stock of a Designated International Subsidiary upon receipt of a certificate of a Senior Officer of the Borrower certifying that (x) such Collateral is being sold or otherwise disposed of by the relevant Grantor and (y) an amount equal to the Net Cash Proceeds from such sale or other disposition will be applied to prepay outstanding Loans as and when required by Sections 2.06(c) and 2.07(b) of the Credit Agreement.

          (C) The Collateral Agent shall release any item of NME Cayman's Collateral or any shares of Pledged Stock of a Designated International Subsidiary upon:

          (i) receipt by the Collateral Agent of a certificate of a Senior Officer of the Borrower certifying that (x) such Collateral is being exchanged for specified securities, cash and/or other assets in a transaction permitted by the Credit Agreement and (y) an amount equal to the Net Cash Proceeds (if any) from such transaction will be applied to prepay outstanding Loans as and when required by Sections 2.06(c) and 2.07(b) of the Credit Agreement;

         (ii) receipt by the Collateral Agent of all Instruments and stock certificates (if any) received by the relevant Grantor in such exchange and required to be delivered to the Collateral Agent pursuant to Section 4 hereof; and

        (iii) an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that all actions required to perfect the Security Interests in the proceeds of such Collateral (other than cash proceeds) against all creditors of and purchasers from the relevant Grantor (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been taken or no such actions are required.

          (D) At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent (i) may release any of the Collateral (but not all or substantially all of the Collateral) with the prior written consent of the Super-Majority Secured Parties or (ii) release all or substantially all of the Collateral with the prior written consent of all the Term Lenders, Revolving Credit Lenders and Metrocrest Banks.

          (E) Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 17.  NOTICES

          All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

          (v) in the case of either Grantor or the Collateral Agent, at its address or facsimile number set forth on the signature pages hereof,

          (w) in the case of any Lender, to the Administrative Agent to be forwarded to such Lender at its address or facsimile number specified in
     Section 9.01 of the Credit Agreement,

          (x) in the case of any Metrocrest Bank, at its address or facsimile number specified in the Metrocrest Reimbursement Agreement,

          (y) in the case of any Secured Party Requesting Notice, at such address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent, or

          (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent and the Grantors.

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section.

SECTION 18.  WITHDRAWAL OF ENFORCEMENT NOTICE

          An Enforcement Notice, once given, shall remain in effect unless and until (i) the Required Lenders (if such Enforcement Notice was given by the Required Lenders) or the Required Secured Parties (if such Enforcement Notice was given by the Required Secured Parties) notify the Collateral Agent that they wish to withdraw such Enforcement Notice, (ii) no monies have been applied to pay any Secured Obligations pursuant to Section 13 (except pursuant to clause FIRST thereof) as a result of such Enforcement Notice and (iii) the Collateral Agent determines that the withdrawal of such Enforcement Notice will not result in any liability or unreimbursed loss to the Collateral Agent by reason of actions taken by it in reliance thereon. If the Required Lenders or Required Secured Parties that gave an

Enforcement Notice determine, in their sole discretion, that the Event of Default on which it was based is no longer continuing or has been waived in accordance with the provisions of the Credit Agreement, they will notify the Collateral Agent pursuant to this Section that they wish to withdraw such Enforcement Notice.

SECTION 19.  ADDITIONAL SECURED OBLIGATIONS

          (A) The Borrower may from time to time designate any of its Hedging Obligations owed to any Lender (or any affiliate of a Lender) as an additional Secured Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a Senior Officer of the Borrower which (i) identifies the Hedging Obligation so designated, (ii) states that it is designated as a Secured Obligation for purposes hereof and (iii) specifies the name and address of the relevant counterparty for such Hedging Obligation.

          (B) If at any time the Metrocrest Letters of Credit are cancelled and replaced by other letters of credit as permitted by Section 5.14(e) of the Credit Agreement, the Borrower may designate its obligations under the related reimbursement agreement as additional Secured Obligations for purposes hereof by delivering to the Collateral Agent a certificate signed by a Senior Officer of the Borrower which (i) identifies such reimbursement agreement, (ii) states that the Borrower's obligations thereunder are designated as Secured Obligations for purposes hereof and (iii) specifies the name and address of the issuing bank to which such reimbursement obligations are payable.

          (C) With the prior written consent of the Super-Majority Secured Parties, the Borrower may from time to time designate any of its obligations (other than Hedging Obligations) as an additional Secured Obligation for purposes hereof by delivering to the Collateral Agent a certificate signed by a Senior Officer of the Borrower which (i) identifies the obligation so designated, (ii) states that it is designated as a Secured Obligation for purposes hereof and (iii) specifies the name and address of the holder of such obligation or of a trustee, agent or similar representative designated to supply information with respect to such additional Secured Obligation to the Collateral Agent as contemplated by Section 14(F) hereof.

SECTION 20.  WAIVERS, NON-EXCLUSIVE REMEDIES

          No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 21.  SUCCESSORS AND ASSIGNS

          This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their respective successors and assigns.

SECTION 22.  CHANGES IN WRITING

          Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated (any of the foregoing being herein called a "change") orally, but only in a writing signed by the Grantors and the Collateral Agent with the consent of the Required Secured Parties; PROVIDED that
(i) no Secured Obligation shall be deleted from the definition of "Secured Obligations" without the prior written consent of the holder thereof, (ii) no change in Section 13 or any other provision hereof relating to the ratable payment of the Secured Obligations shall be made if such change would cause any holder of a Secured Obligation to receive less than a ratable share of the payments to be made to the holders of Secured Obligations under the relevant clause of Section 13(A) without the prior written consent of such holder, (iii) no change in Section 16 or any other provision hereof shall permit a release of assets from the Security Interests otherwise than as provided in Section 16 without the prior written consent of the Super-Majority Secured Parties or permit any release of all or substantially all of the Collateral without the prior written consent of all the Term Lenders, Revolving Credit Lenders and Metrocrest Banks and (iv) no change shall be made in this Section without the prior written consent of all the Secured Parties adversely affected by such change.

SECTION 23.  Limitation on Rights and Remedies Relating to
             CALIFORNIA INSURANCE SUBSIDIARY

          Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall not exercise any right or remedy otherwise provided in Section 6, 7, 8, 9 or 10, or otherwise provided to the Collateral Agent herein or by law, with respect to the capital stock of Assured Investors Life Insurance Company, a California corporation, and the Security Interests in such capital stock shall not be enforced and such capital stock shall not be sold, and the Collateral Agent will not seek to exercise any right to vote such capital stock or otherwise exercise control of Assured Investors Life Insurance Company, without obtaining the prior written approval of the exercise of such right or remedy or the taking of any such action from the California Department of Insurance in accordance with applicable law.

SECTION 24.  NEW YORK LAW

          This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 25.  SEVERABILITY

          If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        NATIONAL MEDICAL
                                          ENTERPRISES, INC.


                                        By
                                           -----------------------
                                           Title:
                                        [address for notices]


                                        N.M.E. INTERNATIONAL
                                          (CAYMAN) LIMITED


                                        By
                                           -----------------------
                                           Title:
                                        [address for notices]



                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Collateral
                                          Agent


                                        By ______________________
                                           Title:

                                        [address for notices]

                                   SCHEDULE I

                    CAPITAL STOCK OF FIRST TIER SUBSIDIARIES


                                                      Number          Equity
                                       Class of         of          Percentage
Subsidiary                               Stock        Shares         Ownership
- ----------                             ---------      ------         ---------
American Medical Holdings,
  Inc. (the corporation
  surviving the Merger)                 Common*        1,000(1)        100%

Cornerstone - West, Inc.                Common         1,000           100%

H.F.I.C. Management
   Company, Inc.                        Common         1,000           100%

International-NME, Inc.                 Common           100           100%

National Medical Enterprises Corp.      Common           100           100%

NME (Australia) Pty. Limited            Common                         100%

NME Headquarters, Inc.                  Common         1,000           100%

NME Hospitals, Inc.                     Common         1,000           100%

NME PIP Funding I, Inc.                 Common         1,000           100%

NME Properties Corp.                    Common         1,000           100%

NME Psychiatric
   Properties, Inc.                     Common         1,000           100%

NME Rehabilitation
   Properties, Inc.                     Common         1,000           100%

NME Specialty
   Hospitals, Inc.                      Common         1,000           100%

Northshore Hospital
  Management Corporation (LA)           Common         1,000           100%

RHSC Hospitals, Inc.                    Common         1,000           100%

_________________________
          * These shares are the shares of common stock of AMH Acquisition Co. outstanding immediately prior to the Merger, which will be converted in the Merger into shares of the surviving corporation. They are, and after the Merger will continue to be, referred to on the face of the relevant stock certificates as shares of AMH Acquisition Co.

                                                      Number          Equity
                                       Class of         of          Percentage
Subsidiary                               Stock        Shares         Ownership
- ----------                             ---------      ------         ---------
Syndicated Office Systems               Common           100           100%

Wilshire Rental Corp.                   Common           100           100%

Women's Medical Center
   of America, Inc.                     Common         5,000           100%


                   INSTRUMENTS EVIDENCING DEBT OF SUBSIDIARIES

Maker                                        Instrument
- -----                                        ----------
American Medical                        Promissory Note in the
International, Inc.                     principal amount of
                                        $____________ dated
                                        [Closing Date]


                              NME CAYMAN COLLATERAL

Westminster Health Care                 Holdings PLC                    42%

                                                                       EXHIBIT C

                                     SENIOR
                                    OFFICER'S
                               CLOSING CERTIFICATE


          I, [name], [title] of National Medical Enterprises, Inc., a Nevada corporation (the "Borrower"), in connection with (i) the closing held today (the "Closing") under the $2,300,000,000 Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent and (ii) the borrowing of Term Loans (the "First Borrowing") today by the Borrower thereunder, DO HEREBY CERTIFY that:

          1. The representations and warranties made by the Borrower in the Financing Documents are true on and as of the date hereof.

          2. Immediately before and after the First Borrowing, no Default has occurred and is continuing.

          3. (A) There are no letters of credit outstanding under NME's Existing Credit Agreement and (B) the Borrower has irrevocably instructed the Administrative Agent to make available to Morgan Guaranty Trust Company of New York, as Agent under NME's Existing Credit Agreement, substantially concurrently with the Closing, a portion of the proceeds of the First Borrowing sufficient to pay in full the principal of all loans and reimbursement obligations outstanding under NME's Existing Credit Agreement on the date hereof and all interest and fees accrued thereunder.

          4. (A) The Borrower has given Chemical Bank as Agent under AMI's Existing Credit Agreement (the "Existing Agent") irrevocable notice of termination of the commitments of the lenders thereunder, (B) no letters of credit (except the Existing Letters of Credit) are outstanding under AMI's Existing Credit Agreement, (C) the issuing banks of all Existing Letters of Credit have agreed that such participations will been cancelled concurrently with the Closing, (D) the Borrower has irrevocably instructed the Administrative Agent to make available to the Existing Agent for the account of AMI, substantially concurrently with the Closing, a portion of the proceeds of the First Borrowing in an amount sufficient to pay in full the principal of all loans and reimbursement obligations outstanding on the date hereof under AMI's Existing Credit Agreement and all interest and fees accrued thereunder and (E) AMI has irrevocably instructed the Existing Agent to apply such proceeds, substantially concurrently with the Closing, to pay such amounts in full.

          5. The Borrower has irrevocably instructed the Administrative Agent to make available to ___________, the exchange agent for the NME Tender Offers, a portion of the proceeds of the First Borrowing equal to the aggregate amount payable by the Borrower on the date hereof pursuant to the NME Tender Offers.

          6. The Borrower has irrevocably instructed the Administrative Agent to make available to ___________, the exchange agent for the AMI Tender Offers and the relevant trustees a portion of the proceeds of the First Borrowing equal to the amount payable on the date hereof pursuant to the AMI Tender Offers and the AMI Redemptions, respectively,

          7. The Borrower has received net cash proceeds of $____________ from the issuance and sale of $300,000,000 aggregate principal amount of Senior Notes and $700,000,000 aggregate principal amount of Subordinated Notes.

          8. In addition to the funds available under the Credit Agreement and the net cash proceeds of the issuance and sale of Senior Notes and Subordinated Notes, the Borrower has at least $____________ of cash available to finance the Acquisition. [The Borrower has invested $________ in South Miami Hospitals.]

          9. The total consideration paid by the Borrower and its Subsidiaries as a result of the Acquisition to the former holders of common stock of AM Holdings and options to purchase such common stock does not exceed $_______________ in cash and _______________ shares of common stock of the Borrower (except to the extent that any stockholders of AM Holdings who elect appraisal rights may receive more than $[19] [19.25] per share of common stock of AM Holdings).

          10. As of the date hereof, after giving effect to the consummation of the Acquisition and the Merger, and all other transactions contemplated by the Financing Documents, (i) the aggregate fair market value of the assets of the Borrower will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature and (iii) the Borrower will not have unreasonably small capital for the business in which the Borrower and its Subsidiaries are engaged.

Terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.


                                        __________________
                                        Name:
                                        Title:

[Closing Date]

                                                                     EXHIBIT D-1

                     [LETTERHEAD OF GIBSON, DUNN & CRUTCHER]


                              March 1, 1995


To: The Lenders Party to the Credit Agreement referred to herein, and Bank of America NT&SA Bankers Trust Company Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent

          Re: Credit Agreement dated as of February 28, 1995 among National Medical Enterprises, Inc., the Lenders, the Arranging Agents and the Administrative Agent
               ---------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to National Medical Enterprises, Inc., a Nevada corporation ("NME"), and N.M.I. International (Cayman) Limited, a Cayman Islands company ("NME (Cayman)" and, together with NME, the "Corporations"), in connection with the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among NME, the Lenders party thereto, Bank of America NT & SA, Bankers Trust Company, Morgan Guaranty
Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent.
Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          This opinion is delivered pursuant to Section 3.01(xiv) of the Credit Agreement.

          In rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of the following documents and instruments:

          (a) the Credit Agreement, including the Exhibits and Schedules thereto;

          (b)  the Notes;

          (c)  the Security Agreement;

          (d) the Financing Statement on Form UCC-1 naming NME, as debtor, and the Collateral Agent, as agent for the Secured Parties, as secured party, covering the Collateral, which we have been advised was filed in the office of the Secretary of State of California on February __, 1995;

          (e) a certificate of even date herewith of the corporate secretary of each Corporation as to resolutions, incumbency of certain officers of such Corporation and the form of articles or certificate of incorporation and by-laws of such Corporation in effect on the date hereof;

          (f) certificates of even date herewith executed by officers of each Corporation setting forth or certifying certain factual matters; and

          (g) a certificate of recent date of the Secretary of State of Nevada as to the legal existence of NME in good standing under the laws of Nevada.

          The documents referred to in Items (a) through (c) are sometimes referred to herein collectively as the "Financing Documents".

          We have, with your permission, assumed, without independent investigation or inquiry with respect to any such matter, that:

          (a) NME is a validly existing corporation in good standing under the laws of the State of Nevada. NME (Cayman) is a validly existing company in good standing under the laws of the Cayman Islands. Each Corporation has requisite corporate power and authority to own and operate its properties, to conduct its business in the manner in which it presently is conducted, and to execute, deliver and perform its obligations under each of the Financing Documents to which it is party.

          (b) Each of the Financing Documents to which either Corporation is party has been duly authorized by all necessary corporate action on the part of such Corporation. Each of the Financing Documents to which either Corporation is party has been duly executed and delivered on behalf of such Corporation.

          (c) Each Lender, the Administrative Agent and the Collateral Agent each has all requisite power and authority to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party; the execution and delivery of such Financing Documents and performance of such obligations have been duly authorized by all necessary action on the part of such Lender, the Administrative Agent and the Collateral Agent; and each of such Financing Documents is the legal, valid and binding obligation of such Lender, the Administrative Agent or the Collateral Agent, enforceable against it in accordance with its terms.

          (d) The execution and delivery of the Financing Documents by each Lender, the Administrative Agent and the Collateral Agent and performance by each of them of their respective obligations thereunder comply with all laws and regulations that are applicable to such Lender, the Administrative Agent or the Collateral Agent or the transactions contemplated by the Financing Documents because of the nature of their respective businesses (PROVIDED that the assumption stated in this subparagraph (d) does not relate to any matter as to which we expressly state our opinion herein).

          (e) The signatures on all documents examined by us are genuine, and all individuals executing such documents were thereunto duly authorized.

          (f) The documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

          With respect to questions of fact material to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers of each Corporation, in each case without having independently verified the accuracy or completeness thereof.

          With respect to any opinion herein in regard to the existence or absence of facts that is stated to be to our actual knowledge, such statement means that, during the course of our representation of the Corporations, no information has come to the attention of the lawyers in our Firm participating in such representation that has given them actual knowledge of facts contrary to the existence or absence of the facts indicated. No inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Corporations.

          Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, we are of the opinion that:

          1. Each of the Financing Documents to which either Corporation is party constitutes the legal, valid and binding obligation of such Corporation, enforceable against such Corporation in accordance with its terms.

          2. No consent, approval or authorization of, and no registration, declaration or filing with any administrative, governmental or other public authority is required under the laws of the United States of America or the State of New York which, in our experience, are generally applicable to transactions of the type contemplated by the Financing Documents, or under the Nevada General Corporation Law, to be obtained or made in connection with the execution, delivery and performance by either Corporation, or for the validity or enforceability against such Corporation, of any of the Financing Documents to which it is party.

          3. Neither the execution and delivery by either Corporation of the Financing Documents to which it is party, the performance by such Corporation of its obligations thereunder nor the consummation of the transactions contemplated thereby constitutes or will constitute a violation of any laws of the United States of America or the State of New York which, in our experience, are generally applicable to transactions of the type contemplated by the Financing Documents, or under the Nevada General Corporation Law or the California Corporations Code, or, to our actual knowledge, of any order of any court or governmental authority that is applicable to such Corporation.

          4. Neither of the Corporations is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither of the Corporations is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          5. Neither the making of the Loans on the Closing Date pursuant to, nor the application of the proceeds of the Loans in accordance with, the Credit Agreement will violate Regulation G, U or X promulgated by the Board of Governors of the Federal Reserve System.

          6. Upon delivery to the Collateral Agent of stock certificates representing the Pledged Stock (as defined in the Security Agreement) listed in
Schedule I to the Security Agreement, the security interest in such Pledged Stock granted by NME or NME (Cayman), as the case may be, in the Security Agreement to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), to secure the Secured Obligations (as defined in the Security Agreement), will constitute a valid security interest therein under New York law, and will be perfected under, and prior in right to all other security interests therein created under and the priority of which is governed by, Articles 8 and 9 of the Uniform Commercial Code as in effect in New York (the "New York UCC").

          7. Upon delivery to the Collateral Agent of the Instrument (as defined in the Security Agreement) listed in Schedule I to the Security Agreement (the "Pledged Instrument"), the security interest in such Instrument granted by NME in the Security Agreement to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, will constitute a valid security interest therein under New York law, and will be perfected under, and prior in right to all other security interests therein created under and the priority of which is governed by, Article 9 of the New York UCC.

          8. The Security Agreement is effective to create in favor of the Collateral Agent, on behalf of the Secured Parties, valid security interests in the interest of NME in the Borrower Collateral (as defined in the Security Agreement) and in the interest of NME Corp. in the NMEC Collateral (as defined in the Security Agreement), in each case to the extent that a security interest can be created therein under the New York UCC. A security interest can be created in the Collateral under the New York UCC to the extent that the Collateral is comprised of "general intangibles" within the meaning of the New York UCC. The occurrence of the Closing Date and the filing and proper indexing of the Financing Statement in the office of the Secretary of State of California resulted in the perfection of such security interest in Collateral comprised of "general intangibles".

          Each of the opinions set forth above is subject to the following exceptions, qualifications, limitations and assumptions:

          (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders.

          (b) Our opinions are subject to the application of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing.

          (c) Our opinions are subject to the qualifications that indemnification provisions in any of the Financing Documents may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy.

          (d) Our opinions set forth in Paragraph 1 hereof are subject to the following qualifications: (A) the Collateral Agent may not be entitled to vote the Pledged Stock or to receive dividends or other distributions directly from the issuer thereof prior to becoming the record holder of the Pledged Stock; (B) none of the Pledged Stock may be sold or further transferred by the Collateral Agent without registration under the Securities Act of 1933, except pursuant to an exemption from registration contained in such Act, and qualification or exemption from qualification under any applicable state securities or blue sky laws; and (C) we express no opinion on any provision relating to indemnification or contribution relating to any claims made under the federal securities laws or state securities or Blue Sky laws.

          (e) We call to your attention that, subject to Section 8-321(2) of the New York UCC, the Collateral Agent's security interest in any additional shares issued in respect of the Pledged Stock listed on Schedule I to the Security Agreement or payments or other distributions in respect of such Pledged Stock or the Pledged Instrument will be perfected (and, in the case of such additional shares, will be enforceable) only upon delivery thereof to the Collateral Agent.

          (f) We have assumed, for purposes of our opinions expressed in Paragraphs 6 and 7 hereof, (i) with respect to the Pledged Stock, (A) that the Pledge Stock was delivered to the Collateral Agent endorsed by, or together with stock powers executed by, the pledgor to the Collateral Agent or in blank and
(B) that the Collateral Agent, on behalf of the Secured Parties, has taken its security interest in the Pledged Stock for value and in good faith, without the Collateral Agent or any Secured Party having, at the time of delivery thereof to the Collateral Agent, notice or actual knowledge of any adverse claim thereto by, or any interest therein of, any Person other than the pledgor, and therefore is a bona fide purchaser of the Pledged Stock, and (ii) with respect to the Pledged Instrument, (x) that the Pledged Instrument was delivered to the Collateral Agent endorsed by, or together with an allonge endorsement executed by, NME to the Collateral Agent and (y) the Collateral Agent is a holder in due course of the Pledged Instrument within the meaning of Section 3-302 of the New York UCC.

          (g) We have assumed that the Collateral Agent obtained possession of the Pledged Stock and the Pledged Instrument in the State of New York.

          (h) We have assumed that no agreement exists that postpones attachment of, or modifies, releases or terminates, the Collateral Agent's security interests in any Collateral or that would expand, modify or otherwise affect the respective rights and obligations of the parties to the Financing Documents.

          (i) Our opinions are subject to the effect of Section 9-311 of the New York UCC which provides that a pledgor's rights in collateral may be voluntarily or involuntarily transferred notwithstanding a provision in a security agreement prohibiting any transfer or making the transfer constitute a default.

          Furthermore, the opinions herein expressed are subject to the qualification that we express no opinion as to:

          (a) We express no opinion as to the effectiveness of any waiver of rights of, or duties owing to, any Corporation as a matter of law (including, without limitation, Section 9-501(3) of the New York UCC) or that relates to unknown future rights or is broadly or vaguely stated or does not describe the right or duty purportedly waived or to which such consent relates with reasonable specificity.

          (b) The legality, validity, binding effect or enforceability of any provision of any Financing Document that purports (i) to permit the Collateral Agent or any other Person to sell or otherwise dispose of any Collateral subject thereto, except in compliance with applicable law, or (ii) to impose on the Collateral Agent standards for the care of Collateral in the Collateral Agent's possession other than as provided in Section 9-207 of the New York UCC. We call to your attention that Section 9-504(3) of the New York UCC includes requirements for notice in connection with a private sale or other disposition of Collateral as well as a public sale, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold in a recognized market.

          (c) Perfection or priority of any security interest in any Collateral other than as expressly set forth in Paragraphs 6, 7 and 8.

          We call to your attention that (i) Article 9 of the Uniform Commercial Code generally requires the filing of continuation statements within the period of six (6) months prior to the expiration of five (5) years from the date of the original filing of a financing statement, and each five-year anniversary thereof, in order to maintain the effectiveness of such financing statement; and
(ii) perfection of security interests generally will be terminated under the Uniform Commercial Code (A) as to any collateral acquired by a debtor more than four (4) months after the debtor changes its name, identity or corporate structure so as to make the filed financing statements seriously misleading, unless financing statements indicating the new name, identity, or corporate structure of the debtor are properly filed before the expiration of such four
(4) month period, and (B) as to any collateral consisting of, among other things, "general intangibles", as defined in the Uniform Commercial Code, four
(4) months after a debtor changes the jurisdiction of its chief executive office (which, for purposes of our opinion expressed in Paragraph 8, we have assumed to be located in California) (or, if earlier, when perfection would have ceased as set forth in clause (i) above) unless such security interests are perfected in such new jurisdiction before that termination or, under certain circumstances, after the debtor changes the place where its records are maintained to a different jurisdiction.

          (d) NME's or NME (Cayman)'s rights in or title to any of the Pledged Stock, the Pledged Instrument or any other Collateral. We express no opinion herein as to the enforceability of the Pledged Instrument against the maker thereof or any other Person.

          (e) The creation, validity, enforceability or perfection of any security interest in any item of Collateral consisting of proceeds of Collateral, or proceeds acquired with cash proceeds, except to the extent set forth in Section 9-306 of the New York UCC.

          This opinion is limited to the effect of (i) the laws of the United States of America and the State of New York, (ii) for purposes only of our opinion expressed in Paragraph 3 herein, the California Corporations Code, and
(iii) to the limited extent set forth below, the General Corporation Law of the State of Nevada. Although we are not admitted to practice in the State of Nevada, we are generally familiar with the General Corporation Law of the State of Nevada and have made such inquiries as we consider necessary to render our opinions expressed in Paragraphs 2 and 3 hereof. This opinion relates to the present state of the laws referred to herein and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

          This opinion is rendered to the Administrative Agent, the Arranging Agents and the Lenders and the Collateral Agent as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any other person or by them in any other context.

                              Very truly yours,



                              GIBSON, DUNN & CRUTCHER

                                                                     EXHIBIT D-2


              [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]


                              March 1, 1995





To: The Lenders Party to the Credit Agreement referred to herein, and Bank of America NT&SA Bankers Trust Company Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent

          Re: Credit Agreement dated as of February 28, 1995 among National Medical Enterprises, Inc., the Lenders, the Arranging Agents and THE ADMINISTRATIVE AGENT
               ----------------------------------------------------------------


Ladies and Gentlemen:

          We have acted as special counsel to National Medical Enterprises, Inc., a Nevada corporation (the "Borrower"), and AMH Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Borrower ("AMH Acquisition"), in connection with the Merger Agreement dated as of October 10, 1994 among the Borrower, American Medical Holdings, Inc. and AMH Acquisition.

          Reference is made to the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the Lenders party thereto, Bank of America NT & SA, Bankers Trust Company, Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          With respect to any opinion herein in regard to the existence or absence of facts that is stated to be to our actual knowledge, such statement means that, during the course of our representation of the Corporations, no information has come to the attention of the lawyers in our Firm participating in such representation that has given them actual knowledge of facts contrary to the existence or absence of the facts indicated. No inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Corporations.

          Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Merger Agreement and the consummation of the Acquisition are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower.

          2. The execution, delivery and performance by AMH Acquisition of the Merger Agreement and the consummation by AMH Acquisition of the Merger are within AMH Acquisition's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the certificate of merger referred to in Paragraph 4 below) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of AMH Acquisition or, to the best of our knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon AMH Acquisition.

          3. The Merger Agreement constitutes a valid and binding agreement of each of the Borrower and AMH Acquisition, in each case enforceable against it in accordance with its terms.

          4. No consents or approvals of, or filings and registrations with, or any other actions in respect of, any governmental agencies, authorities or instrumentalities are required on the part of the Borrower or AMH Acquisition in order to effect the Merger under applicable law, including the Delaware General Corporation Law (the "DGCL"), other than the filing by AMH Acquisition of a certificate of merger in conformance with the requirements of and pursuant to Section 251 of the DGCL. AMH Acquisition has duly executed, acknowledged and filed with the Secretary of State of Delaware in accordance with the requirements of Section 103 of the DGCL a certificate of merger that conforms to the requirements of Section 251 of the DGCL and the Merger has become effective in accordance with the DGCL.

          Each of the opinions set forth above is subject to the following exceptions, qualifications, limitations and assumptions:

          (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders.

          (b) Our opinions are subject to the applications of general principles of equity, whether considered in a case or proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

          (c) Our opinions are subject to the qualification that indemnification provisions in the Merger Agreement Documents may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy.

          This opinion is limited to the effect of the present state of the laws of (i) the United States of America and the State of New York, and (ii) to the limited extent set forth below, the General Corporation Laws of the States of Nevada and Delaware. Although we are not admitted to practice in the States of Nevada or Delaware, we are generally familiar with the General Corporation Laws of the States of Nevada and Delaware and have made such inquiries as we consider necessary to render our opinions expressed in Paragraph 1 hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

          This opinion is rendered to the Administrative Agent, the Arranging Agents and the Lenders and the Collateral Agent as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any other person or by them in any other context, and may not be furnished to any other person or entity without our prior written consent, PROVIDED that each Lender may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Lender, (iii) pursuant to order or legal process of any court or governmental agency, and (iv) in connection with any legal action to which the Lender is a party arising out of the transactions contemplated by the Credit Agreement.

                              Very truly yours,


                              SKADDEN, ARPS, SLATE, MEAGHER
                                & FLOM

                                                                     EXHIBIT D-3


                         [LETTERHEAD OF MAPLES & CALDER]


                                   March 1, 1995





To: The Lenders Party to the Credit Agreement referred to herein, and Bank of America NT&SA Bankers Trust Company Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent

          Re: Credit Agreement dated as of February 28, 1995 among National Medical Enterprises, Inc., the Lenders, the Arranging Agents and the Administrative Agent


Ladies and Gentlemen:

          We have acted as special counsel to N.M.E. International (Cayman) Limited, a Cayman Islands company ("NME (Cayman)"). Reference is made to the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the Lenders party thereto, Bank of America NT & SA, Bankers Trust Company, Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Based upon the foregoing, we are of the opinion that:

          (1) NME International (Cayman) Limited is a validly existing company in good standing under the law of the Cayman Islands, with requisite corporate power and legal right (i) to own and operate its properties and conduct its business as now conducted and (ii) to execute and deliver, and perform its obligations under, the Security Agreement dates as of February 28, 1995 (the "Security Agreement") among NME, NME (Cayman) and Morgan Guaranty Trust Company of New York, as Collateral Agent [pursuant to which NME (Cayman) will pledge the Westminster stock to NME's Banks], including, without limitation, to pledge the Westminster stock owned by it to secure the Secured Obligations (as defined in the Security Agreement);

          (2) The execution and delivery of the Security Agreement by NME (Cayman), and performance of its obligations thereunder (including, without limitation, the pledge of the Westminster stock owned by it to secure the Secured Obligations), has been duly authorized by all necessary corporate action on the part of NME (Cayman) and, upon execution of the Security Agreement by [1 or 2] officers of NME (Cayman) then incumbent, the Security Agreement will have been duly executed by NME (Cayman);

          (3) No consents, approvals or authorizations by, or filings or recordings with, any governmental authority in the Cayman Islands is necessary to be obtained or made in connection with the execution and delivery by NME (Cayman) of the Security Agreement, or performance of its obligations thereunder, including, without limitation, the pledge by NME (Cayman) of Westminster stock owned by it to secure the Secured Obligations;

          (4) The execution and delivery by NME (Cayman) of the Security Agreement, and performance of its obligations thereunder (including, without limitation, the pledge by NME (Cayman) of Westminster stock owned by it to secure the Secured Obligations), does not violate any law, rule or regulation of the Cayman Islands or any Cayman Islands governmental or judicial order or decree of which you are aware to which NME (Cayman) is subject.

                                                                       EXHIBIT E


               [LETTERHEAD OF NATIONAL MEDICAL ENTERPRISES, INC.]

                              March __, 1995





To: The Lenders Party to the Credit Agreement referred to herein, and Bank of America NT&SA Bankers Trust Company Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent

Ladies and Gentlemen:

          I am the General Counsel of National Medical Enterprises, Inc., a Nevada corporation (the "Borrower"), and have acted as such in connection with the Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among the Borrower, the Lenders party thereto, Bank of America National Trust & Savings Association, Bankers Trust Company, Morgan Guaranty Trust Company of New York and The Bank of New York, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

          This opinion is delivered to you pursuant to Section 3.01(xv) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

          In connection with this opinion, I have examined executed copies of each of the Credit Agreement (including all of the Schedules and Exhibits thereto), the Notes and the Security Agreement (together, the Loan Documents) and such corporate documents and records of the Borrower and its Subsidiaries and certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. In stating my opinion, I have assumed the genuineness of all signatures, and the authority of persons signing the Loan Documents on behalf of parties thereto other than the Borrower and N.M.E. International (Cayman) Limited, a Cayman Islands company and a wholly-owned Subsidiary of International-NME, Inc., which is a wholly-owned Subsidiary of the Borrower ("NME (Cayman)"), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. This opinion is limited to the laws of California, New York and the United States of America, and to the general corporate laws of the State of Nevada with respect to the Borrower.

          Based upon the foregoing, I am of the opinion that:

          1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (b) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged. Except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) the Borrower is duly qualified as a foreign corporation, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (y) each of the Borrower and its Subsidiaries is in compliance with all laws, regulations, decrees and orders applicable to the Borrower or any of its Subsidiaries (including, without limitation, laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls and in respect to antitrust, monopoly, restraint of trade or unfair competition). The Borrower and its Subsidiaries have obtained all certifications, licenses, accreditations and approvals that are necessary to conduct their respective businesses. None of the Borrower or any of its Subsidiaries has received or, to the best of my knowledge, expects to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership or operation of any hospital or other facility owned or operated by it, as to which the cost of compliance or the consequences of noncompliance, individually or in the aggregate, would have a Material Adverse Effect or which would impair the ability of the Borrower or NME (Cayman) to discharge any of its obligations under any of the Loan Documents to which it is party.

          2. CORPORATE POWER; AUTHORIZATION. The Borrower has the corporate power, authority and legal right to make delivery and perform the Loan Documents to which it is party and to borrow and to incur reimbursement obligations with respect to letters of credit issued thereunder, and has taken all necessary corporate action to authorize the borrowings and pledge of collateral security, as the case may be, on the terms and conditions of the Loan Documents to which it is party and to authorize the execution, delivery and performance of the Loan Documents to which it is party. No consent of any other Person, and no authorization of, notice to, or other act by or in respect of the Borrower or NME (Cayman) by any governmental authority, agency or instrumentality is required in connection with the borrowings or reimbursement obligations, or pledge, as the case may be, thereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. Each of the Borrower and NME (Cayman) has duly executed and delivered each Loan Document to which it is party.

          3. NO LEGAL BAR. The execution, delivery and performance by each of the Borrower and NME (Cayman) of the Loan Documents to which it is party, the borrowings, or pledge, as the case may be, thereunder and the use of the proceeds of such borrowings and the use of letters of credit issued thereunder will not violate (except to the extent that such violation, if any, would not have a Material Adverse Effect) any provision of any existing law or regulation applicable to the Borrower or any of its Subsidiaries or of any award, order or decree applicable to the Borrower or any of its Subsidiaries known to me (after due inquiry) of any court, arbitrator or governmental authority, or of the articles of incorporation or By-Laws of the Borrower or, to the best of my knowledge (after due inquiry), of any security issued by the Borrower or of any material mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower or NME (Cayman) is a party or by which the Borrower or NME (Cayman) or any of their respective properties oar assets may be bound, and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement on any of their respective properties or revenues pursuant to the provisions of any such mortgage, indenture, contract, lease or other agreement or other undertaking.

          4. NO MATERIAL LITIGATION. To the best of my knowledge, after due inquiry, there are no pending or threatened actions, suits, proceedings or investigations against the Borrower's or any other of its Subsidiaries in any court or by or before any arbitrator or governmental authority in which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect or that call into question the validity of the Loan Documents. For purposes of the preceding sentence, I have assumed that, in medical malpractice actions now pending or threatened against the Borrower and its Subsidiaries, damages would be assessed consistent with the Borrower's past experience. The past experience of the Borrower has been that damages assessed in such suits have been adequately covered by insurance. In rendering the opinions set forth in this paragraph 4, I have not conducted a search of any federal or state court docket. My inquiry has been limited to consultation with counsel representing the Borrower and its Subsidiaries in litigation matters.

          5. CAPITAL STOCK. The Pledged Stock (as defined in the Security Agreement) included in the Borrower Collateral (as defined in the Security Agreement) constitutes all of the issued and outstanding shares of capital stock of the issuer thereof, and has been duly authorized and validly issued and is fully-paid and nonassessable and, to the best of my knowledge, is not subject to options or rights to purchase of any Person. The Borrower owns the Pledged Stock included in the Borrower Collateral and NME (Cayman) owns the Pledged Stock included in the NME Cayman Collateral (as defined in the Security Agreement), in each case free and clear, to the best of my knowledge, of any adverse claim thereto.

          This opinion may be relied upon only by the Administrative Agent, the Arranging Agents, the Lenders and the Collateral Agent and their successors and assigns in connection with the transactions contemplated by the Credit Agreement, and no other Person shall be entitled to rely on this opinion without my express written consent.

          This opinion is rendered to the Administrative Agent, the Arranging Agents, the Lenders and the Collateral Agent as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any other person or by them in any other context.

                              Scott M. Brown
                              General Counsel

                                                                       EXHIBIT F


                                   OPINION OF
                             COUNSEL FOR AM HOLDINGS





To the Lenders, the LC Issuing Banks,
  the Administrative Agent and
  the Collateral Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I have acted as counsel for American Medical Holdings, Inc., a Delaware corporation ("AM Holdings") and its subsidiaries, including American Medical International, Inc., a Delaware corporation ("AMI"), and am rendering this opinion in connection with the $2,300,000,000 Credit Agreement (the "Credit Agreement") dated as of February 28, 1995 among National Medical Enterprises, Inc., the lenders party thereto (including certain lenders in their capacities as LC Issuing Banks), Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company as Arranging Agents, and Morgan Guaranty Trust Company of New York as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my clients pursuant to Section 3.01(xvi) of the Credit Agreement.

          I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. Immediately prior to giving effect to the consummation of the Merger, each of AM Holdings and AMI was a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. After giving effect to the consummation of the Merger, each of AM Holdings and AMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          3. The execution, delivery and performance by AM Holdings of the Merger Agreement and the consummation of the Merger are within AM Holdings's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the certificate of merger with respect to the Merger) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of AM Holdings or of any agreement, judgment, injunction, order, decree or other instrument binding upon AM Holdings or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of AM Holdings or any of its Subsidiaries.

          4. The Merger Agreement constitutes a valid and binding agreement of AM Holdings enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          5. No consents or approvals of, or filings and registrations with, or any other actions in respect of, any governmental agencies, authorities or instrumentalities are required on the part of AM Holdings in order to effect the Merger under applicable law, including the Delaware General Corporation Law (the "DGCL"), other than the filing by AM Acquisition Co. of a certificate of merger in conformance with the requirements of and pursuant to Section 251 of the DGCL.

          6. Except as described in Schedule 4.06 to the Credit Agreement, immediately prior to the consummation of the Merger, there is no action, suit or proceeding pending against, or to my knowledge threatened against, AM Holdings or any of its Subsidiaries or any of their respective properties, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.

                                                                       EXHIBIT G


                                   OPINION OF
                              DAVIS POLK & WARDWELL
                  SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT





To the Lenders, the LC Issuing Banks
  and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          We have participated in the preparation of the $2,300,000,000 Credit Agreement dated as of February 28, 1995 (the "Credit Agreement") among National Medical Enterprises, Inc., a Nevada corporation, the lenders party thereto (including certain lenders in their capacities as LC Issuing Banks), Morgan Guaranty Trust Company of New York, Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(xvii) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          2. The Security Agreement is in substantially acceptable legal form under the laws of the State of New York.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinions involve matters governed by the laws of any other jurisdiction, we have relied, with your permission and without independent investigation, upon the opinions of Gibson, Dunn & Crutcher, Maples & Calder and Scott Brown, Esq., respectively, each dated the date hereof, a copy of each of which has been delivered to you, and we have assumed, without independent investigation, the correctness of the matters set forth in each such opinion, our opinion being subject to the qualifications and limitations set forth in each such opinion with respect thereto. In addition, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                              Very truly yours,

                                                                       EXHIBIT H



                       ASSIGNMENT AND ASSUMPTION AGREEMENT




          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), NATIONAL MEDICAL ENTERPRISES, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Agent").


                               W I T N E S S E T H


          WHEREAS, this Assignment and Assumption Agreement relates to the Credit Agreement dated as of February 28, 1995 among National Medical Enterprises, Inc., the Lenders party thereto, Morgan Guaranty Trust Company of New York Bank of America National Trust and Savings Association, The Bank of New York and Bankers Trust Company, as Arranging Agents, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as amended from time to time, the "Credit Agreement");

          [WHEREAS, Term Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof];

          [WHEREAS, as provided under the Credit Agreement, the Assignor has an unused Term Commitment to make additional Term Loans to the Borrower in an aggregate principal amount not to exceed $__________;]

          [WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Credit Commitment in the amount of $_______________, under which the Assignor has Outstanding Revolving Credit Amounts in the aggregate amount of $___________ at the date hereof];

          [WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a pro-rata portion of each of its Term Loans [and its unused Term Commitment] in an amount equal to $__________ (the "Term Assigned Amount"), and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;]

          [WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Revolving Credit Commitment in an amount equal to $__________ (the "Revolving Credit Assigned Amount"), together with a corresponding portion of each of its Outstanding Revolving Credit Amounts, and the Assignee proposes to accept such assignment of such rights and assume the corresponding obligations from the Assignor;]

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

          SECTION 2. ASSIGNMENT. [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Term Loans [and unused Term Commitment] to the extent of the Term Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Term Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each of the Term Loans of the Assignor outstanding at the date hereof.] [The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to its Revolving Credit Commitment to the extent of the Revolving Credit Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Revolving Credit Assigned Amount, including the purchase from the Assignor of a pro-rata portion of the principal amount of each Outstanding Revolving Credit Amount of the Assignor outstanding at the date hereof.] Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower, the LC Issuing Banks and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof [(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Term Lender under the Credit Agreement with outstanding Term Loans [and an unused Term Commitment] in an aggregate amount equal to the Term Assigned Amount, [(ii) the unused Term Commitment of the Assignor shall, as of the date hereof, be correspondingly reduced and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee], [(iii) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Revolving Credit Lender under the Credit Agreement with a Revolving Credit

Commitment in an amount equal to the Revolving Credit Assigned Amount, (iv) the Revolving Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee].
The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.*** It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          [SECTION 4. CONSENT OF THE BORROWER [,THE LC ISSUING BANKS] AND THE ADMINISTRATIVE AGENT. This Agreement is conditioned upon the consent of the Borrower [,the LC Issuing Banks] and the Administrative Agent pursuant to
Section 9.06(c) of the Credit Agreement. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver one or more Notes payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

          SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, the existence or value of the Collateral or the validity and enforceability of the obligations of the Borrower in respect of any Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the


_________________________

          ***Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of
any upfront fee to be paid by the Assignor to the Assignee.   It may be
preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Borrower.

          SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                              [ASSIGNOR]


                              By
                                -------------------------
                                Title:



                              [ASSIGNEE]


                              By
                                --------------------------
                                Title:


The undersigned consent to the foregoing assignment:


                              NATIONAL MEDICAL
                                ENTERPRISES, INC.


                              By
                                --------------------------
                                Title:



                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as
                                Administrative Agent


                              By
                                --------------------------
                                Title:


                              [LC ISSUING BANKS]

                              By
                                --------------------------
                                Title:

                                                                       EXHIBIT I



                           EXISTING LETTERS OF CREDIT


                                Date         Letter
 LC            Date of           of            of                                       Face
 Issuer        Issuance      Expiration   Credit Number  Beneficiary                    Amount                  Description
 ------        --------      ----------   -------------  -----------                    ------                  -----------
 CHEMICAL      08/23/93      04/01/95     T-216691        AHE of Irvine             $7,500,000.00          Irvine REIT Lease

 CHEMICAL      08/20/93      03/01/95     T-216706        AMSouth Bank               3,000,000.00          Brkwd MOB Construction
                                                                                                           Collateral

 CHEMICAL      08/26/93      03/01/95     T-216859        City PBG                    123,200.00           PBG City Construction
                                                                                                           Collateral

 CHEMICAL      09/03/93      07/26/95     T-216692        Self-Insurance Plans       8,000,000.00          Work Comp - California
                                                          State of California       (2,260,000.00)         Reduction 4/21/94
                                                                                    -------------
                                                                                     5,740,000.00

 CHEMICAL      09/14/93      01/29/95     T-216762        Workmen's Compensation       750,000.00          Work Comp - Alabama
                                                          Division - Alabama

 CHEMICAL      08/18/93      02/12/95     T-216650        National Union Fire       14,000,000.00          1988-1993 Zero Balance
                                                          Ins. Co. of Pittsburg,      (500,000.00)         1/18 Reduction
                                                                                    -------------
                                                          PA                        13,500,000.00          Indemnity Work Comp and
                                                                                                           94 yr projection

 CHEMICAL      05/19/94      05/19/95     T-229881        Memphis Light, Gas &         653,330.00          St. Francis Utility
                                                          Water                                            Deposit

 NATIONSBANK   10/07/94      09/30/95     142637          St of FL W/C                 500,000.00